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                                                                    EXHIBIT 10.9

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                           LOAN AND SECURITY AGREEMENT

                                  by and among

                                 METALICO, INC.

                                       and

              EACH OF ITS SUBSIDIARIES THAT ARE SIGNATORIES HERETO

                                  as Borrowers,

                                       and

                          FOOTHILL CAPITAL CORPORATION

                                    as Lender

                            Dated as of May 31, 2001

================================================================================

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                                TABLE OF CONTENTS

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1.       DEFINITIONS AND CONSTRUCTION............................................................................     1
     1.1          Definitions....................................................................................     1
     1.2          Accounting Terms...............................................................................    24
     1.3          Code...........................................................................................    24
     1.4          Construction...................................................................................    24
     1.5          Schedules and Exhibits.........................................................................    24

2.       LOAN AND TERMS OF PAYMENT...............................................................................    24
     2.1          Revolver Advances..............................................................................    24
     2.2          Term Loans.....................................................................................    26
     2.3          Borrowing Procedures and Settlements...........................................................    26
     2.4          Payments.......................................................................................    27
     2.5          Overadvances...................................................................................    29
     2.6          Interest Rates and Letter of Credit Fee:  Rates, Payments, and Calculations....................    29
     2.7          Cash Management................................................................................    30
     2.8          Crediting Payments; Float Charge...............................................................    31
     2.9          Designated Account.............................................................................    31
     2.10         Maintenance of Loan Account; Statements of Obligations.........................................    32
     2.11         Fees...........................................................................................    32
     2.12         Letters of Credit..............................................................................    33
     2.13         LIBOR Option...................................................................................    35
     2.14         Capital Requirements...........................................................................    37
     2.15         Joint and Several Liability of Borrowers.......................................................    38

3.       CONDITIONS; TERM OF AGREEMENT...........................................................................    41
     3.1          Conditions Precedent to the Initial Extension of Credit........................................    41
     3.2          Conditions Subsequent to the Initial Extension of Credit.......................................    44
     3.3          Conditions Precedent to all Extensions of Credit...............................................    45
     3.4          Term...........................................................................................    45
     3.5          Effect of Termination..........................................................................    46
     3.6          Early Termination by Borrowers.................................................................    46

4.       CREATION OF SECURITY INTEREST...........................................................................    47
     4.1          Grant of Security Interest.....................................................................    47
     4.2          Negotiable Collateral..........................................................................    47
     4.3          Collection of Accounts, General Intangibles, and Negotiable Collateral.........................    47
     4.4          Delivery of Additional Documentation Required..................................................    47
     4.5          Power of Attorney..............................................................................    48
     4.6          Right to Inspect...............................................................................    48
     4.7          Control Agreements.............................................................................    48

5.       REPRESENTATIONS AND WARRANTIES..........................................................................    48
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
     5.1          No Encumbrances................................................................................    49
     5.2          Eligible Accounts..............................................................................    49
     5.3          Eligible Inventory.............................................................................    49
     5.4          Equipment......................................................................................    50
     5.5          Location of Inventory and Equipment............................................................    50
     5.6          Inventory Records..............................................................................    50
     5.7          Location of Chief Executive Office; FEIN.......................................................    50
     5.8          Due Organization and Qualification; Subsidiaries...............................................    50
     5.9          Due Authorization; No Conflict.................................................................    51
     5.10         Litigation.....................................................................................    52
     5.11         No Material Adverse Change.....................................................................    52
     5.12         Fraudulent Transfer............................................................................    52
     5.13         Employee Benefits..............................................................................    53
     5.14         Environmental Condition........................................................................    53
     5.15         Brokerage Fees.................................................................................    53
     5.16         Intellectual Property..........................................................................    53
     5.17         Leases.........................................................................................    53
     5.18         DDAs...........................................................................................    54
     5.19         Complete Disclosure............................................................................    54
     5.20         Indebtedness...................................................................................    54
     5.21         LaSalle Debt Forgiveness.......................................................................    54
     5.22         Regulation U...................................................................................    54
     5.23         Permits, Etc...................................................................................    54
     5.24         Material Contracts.............................................................................    55
     5.25         Employee and Labor Matters.....................................................................    55
     5.26         Customers and Suppliers........................................................................    55
     5.27         Properties.....................................................................................    55
     5.28         Merger Documents...............................................................................    55

6.       AFFIRMATIVE COVENANTS...................................................................................    56
     6.1          Accounting System..............................................................................    56
     6.2          Collateral Reporting...........................................................................    56
     6.3          Financial Statements, Reports, Certificates....................................................    57
     6.4          [Intentionally Omitted]........................................................................    59
     6.5          Return.........................................................................................    60
     6.6          Maintenance of Properties......................................................................    60
     6.7          Taxes..........................................................................................    60
     6.8          Insurance......................................................................................    60
     6.9          Location of Inventory and Equipment............................................................    61
     6.10         Compliance with Laws...........................................................................    61
     6.11         Leases.........................................................................................    61
     6.12         Brokerage Commissions..........................................................................    61
     6.13         Existence......................................................................................    61
     6.14         Environmental..................................................................................    62
     6.15         Disclosure Updates.............................................................................    62
     6.16         Sale of Normandy Facility......................................................................    62

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
7.       NEGATIVE COVENANTS......................................................................................    62
     7.1          Indebtedness...................................................................................    62
     7.2          Liens..........................................................................................    63
     7.3          Restrictions on Fundamental Changes............................................................    64
     7.4          Disposal of Assets.............................................................................    64
     7.5          Change Name....................................................................................    64
     7.6          Guarantee......................................................................................    64
     7.7          Nature of Business.............................................................................    65
     7.8          Prepayments and Amendments.....................................................................    65
     7.9          Change of Control..............................................................................    65
     7.10         Consignments...................................................................................    65
     7.11         Distributions..................................................................................    65
     7.12         Accounting Methods.............................................................................    66
     7.13         Investments....................................................................................    66
     7.14         Transactions with Affiliates...................................................................    66
     7.15         Suspension.....................................................................................    66
     7.16         Compensation...................................................................................    66
     7.17         Use of Proceeds................................................................................    66
     7.18         Change in Location of Chief Executive Office; Inventory and Equipment with Bailees.............    66
     7.19         Securities Accounts............................................................................    67
     7.20         Financial Covenants............................................................................    67
     7.21         Inactive Subsidiary............................................................................    68

8.       EVENTS OF DEFAULT.......................................................................................    68

9.       THE LENDER'S RIGHTS AND REMEDIES........................................................................    70
     9.1          Rights and Remedies............................................................................    70
     9.2          Remedies Cumulative............................................................................    72

10.      TAXES AND EXPENSES......................................................................................    72

11.      WAIVERS; INDEMNIFICATION................................................................................    73
     11.1         Demand; Protest................................................................................    73
     11.2         Lender's Liability for Collateral..............................................................    73
     11.3         Indemnification................................................................................    73

12.      NOTICES.................................................................................................    74

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..............................................................    75

14.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS..............................................................    76
     14.1         Assignments and Participations.................................................................    76
     14.2         Successors.....................................................................................    77

15.      AMENDMENTS; WAIVERS.....................................................................................    77
     15.1         Amendments and Waivers.........................................................................    77
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
     15.2         No Waivers; Cumulative Remedies................................................................    77

16.      GUARANTY................................................................................................    78
     16.1         Guaranty; Limitation of Liability..............................................................    78
     16.2         Guaranty Absolute..............................................................................    78
     16.3         Waiver.........................................................................................    79
     16.4         Continuing Guaranty; Assignments...............................................................    79
     16.5         Subrogation....................................................................................    79

17.      GENERAL PROVISIONS......................................................................................    80
     17.1         Effectiveness..................................................................................    80
     17.2         Section Headings...............................................................................    80
     17.3         Interpretation.................................................................................    80
     17.4         Severability of Provisions.....................................................................    80
     17.5         Withholding Taxes..............................................................................    80
     17.6         Amendments in Writing..........................................................................    81
     17.7         Counterparts; Telefacsimile Execution..........................................................    81
     17.8         Revival and Reinstatement of Obligations.......................................................    81
     17.9         Integration....................................................................................    81
     17.10        Parent as Agent for Borrowers..................................................................    81

                              Form of Borrowing Base Certificate
Exhibit C-1                   Form of Compliance Certificate
Exhibit L-1                   Form of LIBOR Notice
Exhibit O-1                   Form of Local Counsel Opinion (UCC)
Exhibit O-2                   Form of Counsel Opinion (NY, IL & CA)
Exhibit O-3                   Form of Counsel Opinion (FL, TN, GA, CT & NV)

Schedule E-1                  Eligible Inventory Locations
Schedule P-1                  Permitted Liens
Schedule P-2                  Permitted Real Property Liens
Schedule R-1                  Real Property Collateral
Schedule 2.7(a)               Cash Management Banks
Schedule 5.5                  Location of Inventory and Equipment
Schedule 5.7                  Chief Executive Office; FEIN
Schedule 5.8(b)               Capitalization of Borrowers
Schedule 5.8(c)               Capitalization of Borrowers' Subsidiaries
Schedule 5.8(e)               Inactive Subsidiaries' Assets
Schedule 5.10                 Litigation
Schedule 5.13                 Employee Benefits
Schedule 5.14                 Environmental Condition
Schedule 5.16                 Intellectual Property
Schedule 5.18                 Demand Deposit Accounts
Schedule 5.20                 Permitted Indebtedness
Schedule 5.24                 Material Contracts
Schedule 5.27                 Owned & Leased Real Property

                           LOAN AND SECURITY AGREEMENT

            THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of May 31, 2001 between and among FOOTHILL CAPITAL CORPORATION, a California corporation ("Lender"), METALICO, INC., a Delaware corporation ("Parent"), and each of Parent's Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "Borrower", and collectively, jointly and severally, as the "Borrowers").

            The parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

      1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

            "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

            "Accounts" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

            "Additional Documents" has the meaning set forth in Section 4.4.

            "Administrative Borrower" has the meaning set forth in Section
17.10.

            "Advances" has the meaning set forth in Section 2.1.

            "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, in any event: (a) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person; (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person; and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

            "Agreement" has the meaning set forth in the preamble hereto.

            "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Closing Date, 5% times the Premium Amount, (b) during the period of time from and including the date that is the first anniversary of the Closing Date up to the date that is the second anniversary of the Closing Date, 4% times the Premium Amount, (c) during the period of time from and including the date that is the second anniversary of the Closing Date up to the date that is the third anniversary of the Closing Date, 3% times the Premium Amount, (d) during the period of time from and including the date that is the third anniversary of the Closing Date up to the date that is the fourth anniversary of the Closing Date, 2% times the Premium Amount, and (e) during the period of time from and including the date that is the fourth anniversary of the Closing Date up to the Maturity Date, 1% times the Premium Amount.

            "Assignee" has the meaning set forth in Section 14.1(a).

            "Atlanta Facility" means the real property owned by Metalico-Evans, Inc. and located at 740 Lambert Drive NE, Atlanta, Georgia, including without limitation, the land on which such facility is located, all buildings and other improvements thereon, and all fixtures located at or used in connection with each such facility, all whether now or hereafter existing.

            "Authorized Person" means any officer or other employee of Administrative Borrower.

            "Availability" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Borrowers are entitled to borrow as Advances under Section 2.1 (after giving effect to all then outstanding Obligations and all sublimits and reserves applicable hereunder).

            "Bankruptcy Code" means the United States Bankruptcy Code, as in effect from time to time.

            "Base LIBOR Rate" means the rate per annum, determined by Lender in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/16%), on the basis of the rates at which Dollar deposits are offered to major banks in the London interbank market on or about 11:00 a.m. (California time) 2 Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the LIBOR Rate Loan requested by Administrative Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

            "Base Rate" means, the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

            "Base Rate Loan" means each portion of an Advance or a Term Loan that bears interest at a rate determined by reference to the Base Rate.

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            "Base Rate Margin" means 0.50 percentage points.

            "Base Rate Term Loan A Margin" means 1.50 percentage points.

            "Base Rate Term Loan B Margin" means 1.50 percentage points.

            "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which any Borrower or any Subsidiary or ERISA Affiliate of any Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

            "Board of Directors" means the board of directors (or comparable managers) of Parent or any committee thereof duly authorized to act on behalf thereof.

            "Books" means all of each Borrower's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

            "Borrower" and "Borrowers" have the respective meanings set forth in the preamble to this Agreement.

            "Borrowing" means a borrowing hereunder of an Advance.

            "Borrowing Base" has the meaning set forth in Section 2.1.

            "Borrowing Base Certificate" means a certificate in the form of Exhibit B-1.

            "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

            "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

            "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capital Lease.

            "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's,
(c) commercial paper maturing no more than 1 year from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, and (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof either
(i) issued by any bank

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organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

            "Cash Management Bank" has the meaning set forth in Section 2.7(a).

            "Cash Management Account" has the meaning set forth in Section
2.7(a).

            "Cash Management Agreements" means those certain cash management service agreements, in form and substance reasonably satisfactory to Lender, each of which is among Administrative Borrower, Lender, and one of the Cash Management Banks.

            "Change of Control" means (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 15%, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors,
(b) a majority of the members of the Board of Directors do not constitute Continuing Directors, (c) any Borrower ceases to directly own and control 100% of the outstanding capital Stock of each of its Subsidiaries extant as of the Closing Date or (d) Carlos Aguero shall cease to be involved in the day to day operations and management of the business of the Parent.

            "Closing Date" means the date of the making of the initial Advance (or other extension of credit) hereunder.

            "Closing Date Business Plan" means the set of Projections for the 3 year period following the Closing Date (on a year by year basis, and for the 1 year period following the Closing Date, on a month by month basis), in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Lender.

            "Code" means the New York Uniform Commercial Code, as in effect from time to time.

            "Collateral" means all of each Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

                  (a)   Accounts,

                  (b)   Books,

                  (c)   Equipment,

                  (d)   General Intangibles,

                  (e)   Inventory,

                  (f)   Investment Property,

                  (g)   Negotiable Collateral,

                  (h)   Real Property Collateral,

                  (i) money or other assets of each such Borrower that now or hereafter come into the possession, custody, or control of Lender, and

                  (j) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

            "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance reasonably satisfactory to Lender.

            "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Borrowers.

            "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Parent to Lender.

            "Consent Decree" means the Consent Decree in the matter of the United States of America versus Gulf Coast relating to the Normandy Facility entered into by the United States District Court for the Middle District of Florida on 95-0728SKW057.

            "Connecticut Facility" means the real property owned by Metalico-Hartford, Inc. and located at 30-45 Barber Pond Road, Bloomfield, Connecticut, including without limitation, the land on which such facility is located, all buildings and other improvements thereon, and all fixtures located at or used in connection with each such facility, all whether now or hereafter existing.

            "Contingent Obligation" means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any products warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by the Lender in its Permitted Discretion.

            "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Parent on the Closing Date, and
(b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Parent (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof.

            "Contribution Agreement" means that certain Contribution Agreement, dated of even date herewith, among Borrowers and Guarantors, in form and substance reasonably satisfactory to the Lender.

            "Control Agreement" means a control agreement, in form and substance reasonably satisfactory to Lender, executed and delivered by the applicable Borrower, Lender, and the applicable securities intermediary with respect to a Securities Account or a bank with respect to a deposit account.

            "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

            "DDA" means any checking or other demand deposit account maintained by any Borrower.

            "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

            "Designated Account" means account number 4950028156 of Administrative Borrower maintained with the Designated Account Bank, or such other deposit account of Administrative Borrower (located within the United States) that has been designated as such, in writing, by Administrative Borrower to Lender.

            "Designated Account Bank" means Wells Fargo Bank, N.A., whose office is located in San Francisco, California, and whose ABA number is 122204771.

            "Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 90 days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts during such period, by (b) Borrowers' Collections with respect to Accounts during such period (excluding extraordinary items) plus the Dollar amount of clause (a).

            "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one percentage point for each percentage point by which Dilution is in excess of 5%.

            "Disbursement Letter" means an instructional letter executed and delivered by Administrative Borrower to Lender regarding the extensions of credit to be made on the Closing Date, the form and substance of which is reasonably satisfactory to Lender.

            "Dollars" or "$" means United States dollars.

            "Due Diligence Letter" means the due diligence letter sent by Lender's counsel to Administrative Borrower, together with Administrative Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be reasonably satisfactory to Lender.

            "EBITDA" means, with respect to any fiscal period on a consolidated basis for the Borrowers, the sum for such period of (a) consolidated net income, plus (b) depreciation and amortization expense deducted in the determination of such consolidated net income, plus (c) interest expense deducted in the determination of such consolidated net income, plus (d) federal and state income taxes as determined in accordance with GAAP and deducted in the determination of such consolidated net income, minus (e) any items of gain which are extraordinary items as defined in GAAP to the extent reflected in the determination of consolidated net income, plus (f) extraordinary noncash losses, minus (g) non-operating income, plus (h) non-operating expense, plus (i) noncash compensation expense related to the issuance of stock options. In determining EBITDA for any fiscal period, pro forma effect will be given to the acquisition (whether by purchase, merger or otherwise) of any company, entity or business acquired by a Borrower since the first day of such period, as if such acquisition occurred at the beginning of such period, with any adjustments to historical financial statements of the Person so acquired to be approved by the Lender in its Permitted Discretion.

            "Eligible Accounts" means those Accounts created by one of Borrowers in the ordinary course of its business, that arise out of its sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made by Borrowers under the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Lender in Lender's Permitted Discretion to address the results of any audit performed by Lender from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash remitted to Borrowers. Eligible Accounts shall not include the following:

            (a) Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or Accounts with selling terms of more than 60 days,

            (b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

            (c) Accounts with respect to which the Account Debtor is an employee, Affiliate, or lender of any Borrower,

            (d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

            (e)   Accounts that are not payable in Dollars,

            (f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless
(y) the Account is supported by an irrevocable letter of credit satisfactory to Lender (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Lender and is directly drawable by Lender, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Lender,

            (g)   Accounts with respect to which the Account Debtor is either
(i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable Borrower has complied, to the reasonable satisfaction of Lender, with the Assignment of Claims Act, 31 USC Section 3727), or (ii) any state of the United States (exclusive, however, of (y) Accounts owed by any state that does not have a statutory counterpart to the Assignment of Claims Act or (z) Accounts owed by any state that does have a statutory counterpart to the Assignment of Claims Act as to which the applicable Borrower has complied to Lender's satisfaction),

            (h) Accounts with respect to which the Account Debtor is a creditor of any Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account, but solely to the extent of such claim, right of setoff, or dispute,

            (i) Accounts with respect to an Account Debtor whose total obligations owing to Borrowers exceed 10% (or, in the case of Johnson Controls, Inc., 20%) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage,

            (j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which a Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

            (k) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, or West Virginia (or any other state that requires a creditor to file a business activity report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless the applicable Borrower has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a business activities report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement,

            (l) Accounts, the collection of which, Lender, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

            (m) Accounts that are not subject to a valid and perfected first priority Lender's Lien,

            (n) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, or

            (o) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for goods or services.

            "Eligible Inventory" means Inventory of Borrowers consisting of first quality finished goods held for sale in the ordinary course of Borrowers' business and work in process and raw materials, in each case located at one of the business locations of Borrowers set forth on Schedule E-1 (or in-transit between any such locations), that complies with each of the representations and warranties respecting Eligible Inventory made by Borrowers in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Lender in Lender's Permitted Discretion to address the results of any audit or appraisal performed by Lender from time to time after the Closing Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Borrowers' historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

                  (a) a Borrower does not have good, valid, and marketable title thereto,

                  (b) it is not located at one of the locations in the United States set forth on Schedule E-1 or in transit from one such location to another such location,

                  (c) it is located on real property owned or leased by a Borrower or in a contract warehouse, in each case, unless (i) it is subject to a Collateral Access Agreement executed by the lessor, warehouseman, or other third party, as the case may be, or (ii) if it is not subject to a Collateral Access Agreement in accordance with clause (i) above, Lender has established a reserve, pursuant to Section 2.1(b), in an amount equal to two months rent payable by such Borrower to such lessor, warehouseman or other third party, and unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises,

                  (d) it is not subject to a valid and perfected first priority security Lender's Lien,

                  (e) it consists of goods returned or rejected by a Borrower's customers, or

                  (f) it consists of goods that are obsolete or slow moving, restrictive or custom items, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in a Borrower's business, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment.

            "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of any Borrower or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower or any predecessor in interest.

            "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Borrowers, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC Section 1251 et seq; the Toxic Substances Control Act, 15 USC, Section 2601 et seq; the Clean Air Act, 42 USC Section 7401 et seq.; the Safe Drinking Water Act, 42 USC.
Section 3803 et seq.; the Oil Pollution Act of 1990, 33 USC. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC. Section 11001 et seq.; the Hazardous Material Transportation Act, 49 USC
Section 1801 et seq.; and the Occupational Safety and Health Act, 29 USC.
Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

            "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

            "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

            "Equipment" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

            "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Borrower and whose employees are aggregated with the employees of a Borrower under IRC Section 414(o).

            "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of a Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of a Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by a Borrower or its Subsidiaries or any of their ERISA Affiliates.

            "Event of Default" has the meaning set forth in Section 8.

            "Excess Availability" means the amount, as of the date any determination thereof is to be made, equal to Availability minus the aggregate amount, if any, of all trade payables of Borrowers aged in excess of their historical levels with respect thereto and all book overdrafts in excess of their historical practices with respect thereto, in each case as determined by Lender in its Permitted Discretion.

            "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

            "Existing Lender" means, collectively, the lenders party to the LaSalle Credit Agreement and LaSalle Bank National Association, in its capacity as agent for itself and such other lenders party to the LaSalle Credit Agreement.

            "Facility" means, collectively (i) the real property owned by Normandy and located at North 56th Street, Temple Terrace, Florida (the "Normandy Facility"), (ii) the real property owned by Metalico-Evans, Inc. and located at 740 Lambert Drive NE, Atlanta, Georgia (the "Atlanta Facility") and
(iii) the real property owned by Metalico-Hartford, Inc. and located 30-45 Barber Pond Road, Bloomfield, Connecticut (the "Connecticut Facility"), in each case including without limitation, the land on which such facility is located, all buildings and other improvements thereon, all fixtures located at or used in connection with each such facility, all whether now or hereafter existing.

            "Family Member" means, with respect to any individual, any other individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to such individual.

            "Family Trusts" means, with respect to any individual, trusts or other estate planning vehicles established for the benefit of Family Members of such individual and in respect of which such individual serves as trustee or in a similar capacity.

            "Fee Letter" means that certain fee letter, dated as of even date herewith, between Borrowers and Lender, in form and substance satisfactory to Lender.

            "FEIN" means Federal Employer Identification Number.

            "Funding Date" means the date on which a Borrowing occurs.

            "Funding Losses" has the meaning set forth in Section 2.13(b)(ii).

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

            "General Intangibles" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

            "General Smelting" means General Smelting & Refining, Inc., a Tennessee corporation.

            "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

            "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

            "GSR Notes" means those certain Non-Negotiable Promissory Notes, dated December 2, 1997 made by the Parent in the original aggregate principal amount of approximately $500,000.

            "Guaranties" means, collectively, (i) the guaranty made by Borrowers (other than Normandy) contained in Section 16 hereof and (ii) those certain general continuing guaranties dated as of the date hereof executed and delivered by Subsidiary Guarantors in favor of Lender, in form and substance satisfactory to Lender.

            "Guarantor Security Agreement" means a security agreement made by Subsidiary Guarantors in favor of Lender the form and substance of which is satisfactory to Lender.

            "Guarantors" means (i) with respect to the Term Loan B, each Borrower (other than Normandy) and (ii) with respect to all Obligations, the Subsidiary Guarantors.

            "Gulf Coast" means Gulf Coast Recycling, Inc., a Florida corporation.

            "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

            "Indebtedness" means (a) all obligations of a Borrower for borrowed money, (b) all obligations of a Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of a Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of a Borrower under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Borrower, irrespective of whether such obligation or liability is assumed, (e) all obligations of a Borrower for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of a Borrower's business and repayable in accordance with customary trade practices), (f) all Contingent Obligations of a Borrower, (g) all obligations or liabilities incurred under Title IV of ERISA with respect to any Plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained for employees of any Borrower or any of its ERISA Affiliates, and (h) withdrawal liability incurred under ERISA by any Borrower or any of its ERISA Affiliates to any Multiemployer Plan.

            "Indemnified Liabilities" has the meaning set forth in Section 11.3.

            "Indemnified Person" has the meaning set forth in Section 11.3.

            "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

            "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

            "Intercompany Subordination Agreement" means a subordination agreement executed and delivered by Borrowers and Lender, the form and substance of which is reasonably satisfactory to Lender.

            "Intercreditor Agreement" means an intercreditor and subordination agreement executed and delivered by the Existing Lender and Lender, and duly acknowledged by each Borrower, the form and substance of which is satisfactory to Lender.

            "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan and ending 1, 2, or 3 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day,
(b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3 months after the date on which the Interest Period began, as applicable, and (e) Borrowers (or Administrative Borrower on behalf thereof) may not elect an Interest Period which will end after the Maturity Date.

            "Inventory" means all Borrowers' now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by a Borrower as lessor, goods that are furnished by a Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in a Borrower's business.

            "Inventory Reserve" means, on any date of determination, an amount equal to 10% of the value of the lower of cost or market value of Borrowers' Inventory.

            "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising from the sale of goods or rendition of services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

            "Investment Property" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all supporting obligations in respect thereof.

            "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

            "L/C" has the meaning set forth in Section 2.12(a).

            "L/C Disbursement" means a payment made by Lender pursuant to a Letter of Credit.

            "L/C Undertaking" has the meaning set forth in Section 2.12(a).

            "LaSalle Debt Forgiveness" has the meaning set forth in Section 3.1(n).

            "LaSalle Credit Agreement" means that certain Second Amended and Restated Credit Agreement, dated as of May 18, 1998, among the Borrowers, the lenders parties thereto and LaSalle Bank National Association, as agent.

            "Lender" has the meaning set forth in the preamble to this Agreement.

            "Lender's Account" means an account at a bank designated by Lender from time to time as the account into which Borrowers shall make all payments to Lender under this Agreement and the other Loan Documents; unless and until Lender notifies Administrative Borrower, Lender's Account shall be that certain deposit account bearing account number 323-266193 and maintained by Lender with The Chase Manhattan Bank, 4 New York Plaza, 15th Floor, New York, New York 10004, ABA #021000021.

            "Lender's Liens" means the Liens granted by Borrowers to Lender under this Agreement or the other Loan Documents.

            "Lender Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by a Borrower under any of the Loan Documents that are paid or incurred by Lender, (b) fees or charges paid or incurred by Lender in connection with Lender's transactions with Borrowers, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations described in Section 4.6 and otherwise permitted by this Agreement to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Lender in the disbursement of funds to or for the account of Borrowers (by wire transfer or otherwise), (d) charges paid or incurred by Lender resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Lender related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender's relationship with any Borrower or any guarantor of the Obligations, (h) Lender's reasonable fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Lender's reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

            "Lender-Related Person" means Lender, Lender's Affiliates, and the officers, directors, employees, and agents of Lender.

            "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

            "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus 100% of the amount of outstanding time drafts accepted by an Underlying Issuer as a result of drawings under Underlying Letters of Credit.

            "LIBOR Deadline" has the meaning set forth in Section 2.13(b)(i).

            "LIBOR Notice" means a written notice in the form of Exhibit L-1.

            "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Lender (rounded upwards, if necessary, to the next 1/16%) by dividing (a) the Base LIBOR Rate for such Interest Period, by
(b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

            "LIBOR Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

            "LIBOR Rate Margin" means 3.00 percentage points.

            "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

            "Loan Account" has the meaning set forth in Section 2.10.

            "Loan Documents" means this Agreement, the Cash Management Agreements, the Contribution Agreement, the Control Agreements, the Disbursement Letter, the Due Diligence Letter, the Fee Letter, the Guaranties, the Guarantor Security Agreement, the Letters of Credit, the Mortgages, the Officers' Certificate, the Trademark Security Agreement, the Pledge Agreement, the Intercompany Subordination Agreement, the Intercreditor Agreement, the Subordination Agreement, any note or notes executed by a Borrower in connection with this Agreement and payable to Lender, and any other agreement entered into, now or in the future, by any Borrower and Lender in connection with this Agreement.

            "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrowers taken as a whole, (b) a material impairment of a Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of Lender's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Lender's Liens on any portion of the Collateral with an aggregate value in excess of $100,000 as a result of an action or failure to act on the part of a Borrower.

            "Material Contract" means any agreement or contract of any Borrower or any Subsidiary of a Borrower (excluding subcontracts the costs of which by their terms are paid by such Borrower's or Subsidiary's customer) which (a) involves consideration to such Borrower or Subsidiary of $100,000 or more, (b) involves consideration by such Borrower or Subsidiary of $100,000 or more, (c) imposes financial obligations on any Borrower or any Subsidiary of $100,000 or more (other than any agreement that by its terms may be terminated by any Borrower or any Subsidiary upon sixty (60) days' notice or less) or (d) is otherwise material (or together with related agreements and contracts, is material) to the business, operations, financial condition, performance or properties of any Borrower, excluding, however, customer purchase orders or purchase orders to any vendor, in each case entered into in the ordinary course of a Borrower's business.

            "Maturity Date" has the meaning set forth in Section 3.4.

            "Maximum Revolver Amount" means $15,300,000.

            "Merger" means the merger of Metalico II, Inc., a Delaware corporation, with and into Parent.

            "Merger Documents" means the Certificate of Ownership and Merger of the Parent, and any other agreement, contract or document executed and delivered in connection with the Merger, each of which shall be in form and substance satisfactory to Lender.

            "Metalico-Buffalo" means Metalico-Buffalo, Inc., a New York corporation.

            "Mortgages" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by a Borrower in favor of Lender, in form and substance satisfactory to Lender, that encumber the Real Property Collateral and the related improvements thereto.

            "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which a Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

            "Negotiable Collateral" means all of Borrowers' now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

            "Net Cash Proceeds" means, with respect to the sale or disposition by any Person of any of its assets or properties, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or any of its Subsidiaries or Affiliates, in connection therewith after deducting therefrom only (a) the principal amount of any Indebtedness secured by any Lien permitted by Section 7.1 on any asset or property (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such sale or disposition (other than Indebtedness under this Agreement), (b) reasonable expenses related thereto reasonably incurred by such Person in connection therewith, (c) transfer taxes paid by such Person in connection therewith, and (d) net income taxes (including capital gains taxes) to be paid in connection with such sale or disposition (after taking into account any tax credits or deductions and any tax sharing arrangements).

            "Net Orderly Liquidation Value" means, with respect to an item of Eligible Inventory, as of any date of determination, the orderly liquidation value thereof as determined by Lender in its Permitted Discretion, which determination may be made by Lender in reliance on periodic appraisals.

            "Normandy" means Normandy Park Holdings, Inc., a Florida corporation.

            "Normandy Facility" means the real property owned by Normandy and located at 1110 North 56th Street, Temple Terrace, Florida, including without limitation, the land on which such facility is located, all buildings and other improvements thereon, and all fixtures located at or used in connection with each such facility, all whether now or hereafter existing.

            "Obligations" means all loans (including the Term Loans), Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrowers to Lender pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Expenses that Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

            "Officers' Certificate" means the representations and warranties of officers form submitted by Lender to Administrative Borrower, together with Borrowers' completed responses to the inquiries set forth therein, the form and substance of such responses to be reasonably satisfactory to Lender.

            "Overadvance" has the meaning set forth in Section 2.5.

            "Parent" has the meaning set forth in the preamble to this Agreement.

            "Participant" has the meaning set forth in Section 14.1(d).

            "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

            "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

            "Permitted Dispositions" means (a) sales or other dispositions by Borrowers of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of the applicable Borrower's business, (b) sales by Borrowers of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents by Borrowers in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (d) the licensing by Borrowers, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of the applicable Borrower's business, and (e) the sale of the Normandy Facility in accordance with Section 6.16.

            "Permitted Holder" means Carlos Aguero, and his Family Members, and his Family Trusts.

            "Permitted Investments" means (a) investments in Cash Equivalents,
(b) investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, and (d) investments by any Borrower in any other Borrower provided that if any such investment is in the form of Indebtedness (other than Contingent Obligations in favor of third parties), such Indebtedness shall be subject to the terms and conditions of the Intercompany Subordination Agreement.

            "Permitted Liens" means (a) Liens held by or in favor of Lender, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of Borrowers' business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests,
(g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of Borrowers' business and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of Borrowers' business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) Liens with respect to the Real Property Collateral that are (i) exceptions to the commitment for title insurance issued in connection with the Mortgage on the Normandy Facility, as accepted by Lender, or (ii) set forth on Schedule P-2 in connection with all other Real Property Collateral, and (l) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof by Borrowers.

            "Permitted Protest" means the right of the applicable Borrower to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by the applicable Borrower in good faith, and (c) Lender is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Lender's Liens.

            "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate amount outstanding at any one time not in excess of $500,000.

            "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

            "Personal Property Collateral" means all Collateral other than Real Property.

            "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by a Borrower or with respect to which it may incur liability.

            "Pledge Agreement" means a pledge and security agreement dated as of the date herewith, in form and substance satisfactory to Lender, executed and delivered by each Borrower pursuant to which the Stock of each Subsidiary of Parent and each promissory note described in Section 7.1(e) are pledged to Lender.

            "Premium Amount" means $21,000,000; provided that if (i) all or a substantial portion of the assets of one or more Borrowers is sold or transferred to a Person ("Newco"), (ii) such sale or transfer to Newco is approved in writing by the Lender in its Permitted Discretion, (iii) the Maximum Revolver Amount is reduced in connection with such sale or transfer (the amount of such reduction being referred to herein as the "Revolver Reduction") and (iv) the Lender provides financing to Newco in an amount at least equal to the Revolver Reduction on terms and conditions that are satisfactory to the Lender, then the Premium Amount shall automatically be reduced by an amount equal to the Revolver Reduction.

            "Projections" means, with respect to the Parent and its Subsidiaries on a consolidated and a consolidating basis, such Person's forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a consistent basis with Parent's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

            "Purchase Agreements" means (i) the Stock Purchase Agreement dated June 30, 1998 by and between the Parent and Howard L. Goldman, the former sole shareholder of Lake Erie Recycling Corp. and (ii) the Asset Purchase Agreement dated June 26, 1998 among the Parent, Metalico-Buffalo, Inc. and Louis Levin & Co. of Tonawanda, Inc., in each case as such agreements have been amended and modified through the date hereof.

            "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 30 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

            "Real Property" means any estates or interests in real property now owned or hereafter acquired by any Borrower and the improvements thereto.

            "Real Property Collateral" means the parcel or parcels of Real Property identified on Schedule R-1 and any Real Property hereafter acquired by a Borrower.

            "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

            "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC Section 9601.

            "Reportable Event" means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

            "Required Availability" means Excess Availability and unrestricted cash and Cash Equivalents in an amount of not less than $1,500,000.

            "Reserve Percentage" means, on any day, for Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

            "Revolver Usage" means, as of any date of determination, the sum of
(a) the then extant amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage.

            "SEC" means the United States Securities and Exchange Commission and any successor thereto.

            "Securities Account" means a "securities account" as that term is defined in the Code.

            "Solvent" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

            "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

            "Subordination Agreement" means a subordination agreement duly executed by Carlos Aguero and Lender, and duly acknowledged by Parent, the form and substance of which is satisfactory to Lender.

            "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

            "Subsidiary Guarantors" means General Smelting and Metalico-Buffalo.

            "Tampa IDA Bonds" means the City of Tampa, Florida Industrial Development Revenue Bonds (Gulf Coast Recycling, Inc. Project), Series 1996.

            "Taxes" has the meaning set forth in Section 17.5.

            "Term B Guarantors" has the meaning set forth in Section 16.1.

            "Term Loan" and "Term Loans" have the meaning set forth in Section 2.2(b).

            "Term Loan A" has the meaning set forth in Section 2.2(a).

            "Term Loan A Amount" means $4,200,000.

            "Term Loan B" has the meaning set forth in Section 2.2(b).

            "Term Loan B Amount" means $1,500,000.

            "Termination Agreement" means the Termination Agreement, dated as of the date hereof, among certain of the Borrowers and the Existing Lender respecting the amount necessary to repay in full all of the obligations of Borrowers owing to Existing Lender after taking into account the LaSalle Debt Forgiveness and containing a release of all of the Liens existing in favor of Existing Lender in and to the assets of Borrowers (other than the Lien on the Atlanta Facility).

            "Termination Event" means (i) a Reportable Event with respect to any Benefit Plan, (ii) any event that causes any Borrower or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the
IRC, (iii) the filing of a notice of intent to terminate a Benefit Plan or the treatment of a Benefit Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate a Benefit Plan, or (v) any other event or condition which might constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan.

            "Title Insurance Policy" means the mortgagee's loan policy, together with all endorsements made from time to time thereto, issued by or on behalf of a title insurance company acceptable to Lender in its Permitted Discretion, such policy to be satisfactory in form and substance to Lender, insuring the Lien created by the Mortgage on the Normandy Facility in an amount and on terms satisfactory to Lender, delivered to Lender pursuant to Section 3.1(u).

            "Trademark Security Agreement" means a trademark security agreement dated the date hereof executed and delivered by certain Borrowers and Lender, the form and substance of which is satisfactory to Lender.

            "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of Lender for the benefit of Borrowers.

            "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

            "Voidable Transfer" has the meaning set forth in Section 17.8.

            "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

      1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrowers" or the term "Parent" is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

      1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

      1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

      1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2. LOAN AND TERMS OF PAYMENT.

      2.1   Revolver Advances.

            (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, Lender agrees to make advances ("Advances") to Borrowers in an amount at any one time outstanding not to exceed an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage, or (ii) the Borrowing Base of Borrowers on a combined basis less the Letter of Credit Usage. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of:

                  (x)   the lesser of

                        (i) 85% of the amount of Eligible Accounts, less the amount, if any, of the Dilution Reserve, and

                        (ii) an amount equal to Borrowers' Collections with respect to Accounts for the immediately preceding 60 day period, plus

                  (y)   the lowest of

                        (i)   $2,750,000,

                        (ii)  the lesser of (A) 35% of the difference between
                  (I) the lower of cost or market value of Eligible Inventory and (II) the amount of the Inventory Reserve, or (B) 80% of the Net Orderly Liquidation Value of Eligible Inventory, and

                        (iii) 60% of the amount of credit availability created
                  by clause (x) above, minus

                  (z) the aggregate amount of reserves, if any, established by Lender under Section 2.1(b).

            (b) Anything to the contrary in this Section 2.1 notwithstanding, Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Borrowers are required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, (ii) un-issued credits given by Borrowers to any Account Debtors, and (iii) amounts owing by Borrowers to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 or Schedule P-2 which is entitled to have priority over the Lender's Liens), which Lien or trust, in the Permitted Discretion of Lender likely would have a priority superior to the Lender's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral, provided that no reserve shall be established by Lender in respect of a Lien described in this clause (iii) if the Collateral subject to such Lien is excluded from the calculation of the Borrowing Base. In addition to the foregoing, Lender shall have the right to have the Inventory reappraised by a qualified appraisal company selected by Lender from time to time after the Closing Date for the purpose of redetermining the Net Orderly Liquidation Value of the Eligible Inventory portion of the Collateral, which appraisals, so long as no Default or Event of Default shall have occurred and be continuing, shall be conducted at Borrowers' expense no more frequently than twice during any twelve month period, and, after the occurrence and during the continuance of a Default or an Event of Default, at Borrowers' expense as frequently as Lender shall determine. Based upon the results of any such redetermination, and any other information received from the collateral reporting required under Section 6.2, Lender may, in its Permitted Discretion, redetermine the Borrowing Base.

            (c) Lender shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

            (d) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

      2.2   Term Loans.

            (a) Subject to the terms and conditions of this Agreement, on the Closing Date Lender agrees to make a term loan (the "Term Loan A") to Borrowers in an amount equal to the Term Loan A Amount. The Term Loan A shall be repaid in consecutive monthly installments each in a principal amount equal to 1/60th of the Term Loan A Amount, plus accrued interest on the amount of principal so repaid, on the first day of each month, commencing on July 1, 2001. Borrowers may, at any time, prepay all or a portion of the Term Loan A without penalty or premium. Each prepayment shall be applied against the remaining installments of principal due on the Term Loan A in the inverse order of maturity, provided that the prepayment of the Term Loan A resulting from the sale (if any) of the Normandy Facility in accordance with Section 6.15 shall be applied pro rata against the remaining installments of principal due on the Term Loan A such that the maturity date of the Term Loan A remains unchanged. The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan A shall be due and payable on the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. All amounts outstanding under the Term Loan A shall constitute Obligations. Any principal amount of the Term Loan A which is repaid or prepaid by Borrowers may not be reborrowed.

            (b) Subject to the terms and conditions of this Agreement, on the Closing Date Lender agrees to make a term loan (the "Term Loan B" and, together with the Term Loan A, each a "Term Loan" and collectively, the "Term Loans") to Normandy in an amount equal to the Term Loan B Amount. The Term Loan B shall be repaid in consecutive monthly installments each in a principal amount equal to 1/60th of the Term Loan B Amount, plus accrued interest on the amount of principal so repaid, on the first day of each month, commencing on July 1, 2001. Normandy may, at any time, prepay all or a portion of the Term Loan B without penalty or premium. Each prepayment shall be applied against the remaining installments of principal due on the Term Loan B in the inverse order of maturity. The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan B shall be due and payable on the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. All amounts outstanding under the Term Loan B shall constitute Obligations. Any principal amount of the Term Loan B which is repaid or prepaid by Borrowers may not be reborrowed.

      2.3   Borrowing Procedures and Settlements.

            (a) Procedure for Borrowing. Each Borrowing shall be made by a written request by an Authorized Person delivered to Lender (which notice must be received by Lender no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Lender's election, in lieu of delivering the above-described request in writing, any Authorized Person may give Lender telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

            (b) Making of Advances. If Lender has received a timely request for a Borrowing in accordance with the provisions hereof, and subject to the satisfaction of the applicable terms and conditions set forth herein, Lender shall make the proceeds of such Advance available to Borrowers on the applicable Funding Date by transferring available funds equal to such proceeds to Administrative Borrower's Designated Account.

      2.4   Payments.

            (a) Payments by Borrowers. Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Lender's Account and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Lender later than 11:00 a.m. (California time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

            (b)   Application, and Reversal of Payments.

                  (i) All payments shall be remitted to Lender and all such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Lender, shall be applied as follows:

                        A. first, to pay any Lender Expenses then due to Lender under the Loan Documents, until paid in full,

                        B. second, to pay any fees then due to Lender under the Loan Documents until paid in full,

                        C. third, ratably to pay interest due in respect of Advances and the Term Loans until paid in full,

                        D. fourth, ratably to pay all principal amounts then due and payable (other than as a result of an acceleration thereof) with respect to the Term Loans until paid in full,

                        E. fifth, to pay the principal of all Advances until paid in full,

                        F. sixth, if an Event of Default has occurred and is continuing, to pay the outstanding principal balance of the Term Loan B (in the inverse order of the maturity of the installments due thereunder) until the Term Loan B is paid in full,

                        G. seventh, if an Event of Default has occurred and is continuing, to pay the outstanding principal balance of the Term Loan A (in the inverse order of the maturity of the installments due thereunder) until the Term Loan A is paid in full,

                        H. eighth, if an Event of Default has occurred and is continuing, to be held by Lender as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full,

                        I. ninth, to pay any other Obligations until paid in full, and

                        J. tenth, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

                  (ii) In each instance, so long as no Default or Event of Default has occurred and is continuing, Section 2.4(b) shall not be deemed to apply to any payment by Borrowers specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

                  (iii) For purposes of the foregoing, "paid in full" means and includes payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                  (iv) In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

      2.5 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrowers to Lender pursuant to Section 2.1 is greater than either the Dollar or percentage limitations set forth in Section 2.1, (an "Overadvance"), Borrowers immediately shall pay to Lender, in cash, the amount of such excess, which amount shall be used by Lender to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrowers hereby promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to Lender as and when due and payable under the terms of this Agreement and the other Loan Documents.

      2.6 Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.

            (a) Interest Rates. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the relevant LIBOR Rate plus the LIBOR Rate Margin, (ii) if the relevant Obligation is a portion of the Term Loan A, at a per annum rate equal to the Base Rate plus the Base Rate Term Loan A Margin, (iii) if the relevant Obligation is a portion of the Term Loan B, at a per annum rate equal to the Base Rate plus the Base Rate Term Loan B Margin, and
(iv) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

            (b) Letter of Credit Fee. Borrowers shall pay Lender a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to 2% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

            (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default,

                  (i) all Obligations (except for undrawn Letters of Credit ) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 4 percentage points above the per annum rate otherwise applicable hereunder, and

                  (ii) the Letter of Credit fee provided for above shall be increased to 4 percentage points above the per annum rate otherwise applicable hereunder.

            (d) Payment. Interest, Letter of Credit fees, and all fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that any Obligations or obligation to extend credit hereunder is outstanding. Borrowers hereby authorize Lender, from time to time, without prior notice to Borrowers, to charge such interest and fees, all Lender Expenses (as and when incurred), the fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including the installments due and payable with respect to the Term Loans) to Borrowers' Loan Account, which amounts thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrowers' Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder.

            (e) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

            (f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

      2.7   Cash Management.

            (a) Borrowers shall (i) establish and maintain cash management services of a type and on terms satisfactory to Lender at one or more of the banks set forth on Schedule 2.7(a) (each a "Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all Collections (including those sent directly by Account Debtors to a Cash Management Bank) into a bank account in Lender's name (a "Cash Management Account") at one of the Cash Management Banks.

            (b) Each Cash Management Bank shall establish and maintain Cash Management Agreements with Lender and Borrowers, in form and substance acceptable to Lender. Each such Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such Cash Management Account and proceeds thereof are held by such Cash Management Bank as bailee-in-possession for Lender, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account, other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) it immediately will forward by daily sweep all amounts in the applicable Cash Management Account to the Lender's Account.

            (c) So long as no Default or Event of Default has occurred and is continuing, Administrative Borrower may amend Schedule 2.7(a) to add or replace a Cash Management Account Bank or Cash Management Account; provided, however, that (i) such prospective Cash

Management Bank shall be satisfactory to Lender and Lender shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, Borrowers and such prospective Cash Management Bank shall have executed and delivered to Lender a Cash Management Agreement. Borrowers shall close any of their Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Lender that the creditworthiness of any Cash Management Bank is no longer acceptable in Lender's Permitted Discretion, or as promptly as practicable and in any event within 60 days of notice from Lender that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Lender's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Lender's Permitted Discretion.

            (d) The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which Borrowers are hereby deemed to have granted a Lien to Lender.

      2.8 Crediting Payments; Float Charge. The receipt of any payment item by Lender (whether from transfers to Lender by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Lender's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Lender only if it is received into the Lender's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Lender's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day. From and after the Closing Date, Lender shall be entitled to charge Borrowers for 1 Business Day of 'clearance' or 'float' at the rate applicable to Base Rate Loans under Section 2.6(a)(iv) on all Collections that are received by Borrowers (regardless of whether forwarded by the Cash Management Banks to Lender), provided that no such clearance or float charge shall be imposed on Collections received by a Borrower from another Borrower to the extent such Collections have previously been deposited in a Cash Management Account. This across-the-board 1 Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrowers and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging 1 Business Day of interest on such Collections.

      2.9 Designated Account. Lender is authorized to make the Advances and the Term Loans, and Lender is authorized to issue Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to
Section 2.6(d). Administrative Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Lender hereunder. Unless otherwise agreed by Lender and Administrative Borrower, any Advance requested by Borrowers and made by Lender hereunder shall be made to the Designated Account.

      2.10 Maintenance of Loan Account; Statements of Obligations. Lender shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which Borrowers will be charged with the Term Loan A, the Term Loan B, all Advances made by Lender to Borrowers or for Borrowers' account, the Letters of Credit issued by Lender for Borrowers' account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Lender from Borrowers or for Borrowers' account, including all amounts received in the Lender's Account from any Cash Management Bank. Lender shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses, to the extent due and owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and Lender unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.

      2.11 Fees. Borrowers shall pay to Lender the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter):

            (a) Unused Line Fee. On the first day of each month during the term of this Agreement, an unused line fee in the amount equal to 0.375% per annum times the result of (a) the Maximum Revolver Amount, less (b) the sum of
(i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month,

            (b) Fee Letter Fees. As and when due and payable under the terms of the Fee Letter, Borrowers shall pay to Lender the fees set forth in the Fee Letter, and

            (c) Audit, Appraisal, and Valuation Charges. Audit, appraisal, and valuation fees and charges as follows, (i) a fee of $750 per day, per auditor, plus out-of-pocket expenses for each financial audit of a Borrower performed by personnel employed by Lender, (ii) if implemented, a one time charge of $3,000 plus out-of-pocket expenses for expenses for the establishment of electronic collateral reporting systems, (iii) a fee of $1,500 per day per appraiser, plus out-of-pocket expenses, for each appraisal of the Collateral performed by personnel employed by Lender, and (iv) the actual charges paid or incurred by Lender if it elects to employ the services of one or more third Persons to perform financial audits of Borrowers, to appraise the Collateral, or any portion thereof, or to assess a Borrower's business valuation; provided that, with respect to financial audits, (A) so long as no Default or Event of Default exists, the Borrowers shall not be obligated to pay the fees and expenses of more than three financial audits of Borrowers conducted by or on behalf of Lender during each twelve month period following the Closing Date, and (B) during the existence of any Default or Event of

Default, the Borrowers shall be obligated to pay the fees and expenses of all such financial audits, regardless of how many have been conducted during such any twelve month period.

      2.12  Letters of Credit.

            (a) Subject to the terms and conditions of this Agreement, Lender agrees to issue letters of credit for the account of Borrowers (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrowers. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), Administrative Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by Lender) to Lender and Lender (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by Lender, Borrowers also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

                  (i) the Letter of Credit Usage would exceed the Borrowing Base less the amount of outstanding Advances, or

                  (ii)  the Letter of Credit Usage would exceed $1,000,000, or

                  (iii) the Letter of Credit Usage would exceed the Maximum
            Revolver Amount less the then extant amount of outstanding Advances.

            (b) Borrowers and Lender acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall have an expiry date no later than 30 days prior to the Maturity Date and all such Letters of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Lender is obligated to advance funds under a Letter of Credit, Borrowers immediately shall reimburse such L/C Disbursement to Lender by paying to Lender an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Administrative Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Administrative Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on (i) the Business Day that Administrative Borrower receives such notice, if such notice is received prior to 10:00 a.m.,

California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under Section 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrowers' obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance.

            (c) Each Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by Lender arising out of or in connection with any Letter of Credit; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of Lender. Each Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Lender's interpretations of any L/C issued by Lender to or for such Borrower's account, even though this interpretation may be different from such Borrower's own, and each Borrower understands and agrees that Lender shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrowers' instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Each Borrower understands that the L/C Undertakings may require Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrowers against such Underlying Issuer. Each Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Lender under any L/C Undertaking as a result of Lender's indemnification of any Underlying Issuer; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of Lender.

            (d) Each Borrower hereby authorizes and directs any Underlying Issuer to deliver to Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

            (e) Any and all charges, commissions, fees, and costs incurred by Lender relating to Underlying Letters of Credit shall be Lender Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrowers to Lender for the account of Lender; it being acknowledged and agreed by each Borrower that, as of the Closing Date, the issuance charge imposed by the prospective Underlying Issuer is .825% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

            (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or Lender with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

                  (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

                  (ii) there shall be imposed on the Underlying Issuer or Lender any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to Lender of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by Lender, then, and in any such case, Lender may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and Borrowers shall pay on demand such amounts as Lender may specify to be necessary to compensate Lender for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Lender of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

      2.13  LIBOR Option.

            (a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances be charged at the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which Lender has elected to accelerate the maturity of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Administrative Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that Advances bear interest at the LIBOR Rate and Lender shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

            (b)   LIBOR Election.

                  (i) Administrative Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Lender prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Administrative Borrower's election of the LIBOR Option for a permitted portion of the Advances and an

            Interest Period pursuant to this Section shall be made by delivery to Lender of a LIBOR Notice received by Lender before the LIBOR Deadline, or by telephonic notice received by Lender before the LIBOR Deadline (to be confirmed by delivery to Lender of a LIBOR Notice received by Lender prior to 5:00 p.m. (California time) on the same day).

                  (ii) Each LIBOR Notice shall be irrevocable and binding on Borrowers. In connection with each LIBOR Rate Loan, each Borrower shall indemnify, defend, and hold Lender harmless against any loss, cost, or expense incurred by Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall, with respect to Lender, be deemed to equal the amount determined by Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Lender delivered to Administrative Borrower setting forth any amount or amounts that Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error.

                  (iii) Borrowers shall have not more than 5 LIBOR Rate Loans in effect at any given time. Borrowers only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

            (c) Prepayments. Borrowers may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Lender of proceeds of Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Lender and their Participants harmless against any and all Funding Losses in accordance with clause (b) above.

            (d)   Special Provisions Applicable to LIBOR Rate.

                  (i) The LIBOR Rate may be adjusted by Lender on a prospective basis to take into account any additional or increased costs to Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, Lender shall give Administrative Borrower notice of such a determination and adjustment and, upon its receipt of the notice from Lender, Administrative Borrower may, by notice to Lender (y) require Lender to furnish to Administrative Borrower a statement setting forth the basis for adjusting such LIBOR Rate, the method for determining the amount of such adjustment and the calculation thereof, all in reasonable detail, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

                  (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of Lender, make it unlawful or impractical for Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, Lender shall give notice of such changed circumstances to Administrative Borrower and (y) in the case of any LIBOR Rate Loans that are outstanding, the date specified in Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrowers shall not be entitled to elect the LIBOR Option until Lender determines that it would no longer be unlawful or impractical to do so.

            (e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Lender, nor any of its Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

      2.14 Capital Requirements. If, after the date hereof, Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline of any Governmental Authority regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by Lender or its parent bank holding company with any guideline, request or directive of any Governmental Authority regarding capital adequacy (whether or not having the force of law), the effect of reducing the return on Lender's or such holding company's capital as a consequence of Lender's obligations hereunder to a level below

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

that which Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by Lender to be material, then Lender may notify Administrative Borrower thereof. Following receipt of such notice, Borrowers agree to pay Lender the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by Lender of a statement in the amount and setting forth in reasonable detail Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Lender may use any reasonable averaging and attribution methods.

      2.15  Joint and Several Liability of Borrowers.

            (a) Each of Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by Lender under this Agreement, for the mutual benefit, directly and indirectly, of each of Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

            (b) Each of Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Person composing Borrowers without preferences or distinction among them.

            (c) If and to the extent that any of Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Persons composing Borrowers will make such payment with respect to, or perform, such Obligation.

            (d) The Obligations of each Person composing Borrowers under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each Person composing Borrowers enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

            (e) Except as otherwise expressly provided in this Agreement, each Person composing Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Lender under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Person composing Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the

Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Lender at any time or times in respect of any default by any Person composing Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Person composing Borrowers. Without limiting the generality of the foregoing, each of Borrowers assents to any other action or delay in acting or failure to act on the part of Lender with respect to the failure by any Person composing Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Person composing Borrowers, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each Person composing Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Person composing Borrowers under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Person composing Borrowers under this
Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Person composing Borrowers or Lender. The joint and several liability of the Persons composing Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Persons composing Borrowers or Lender.

            (f) Each Person composing Borrowers represents and warrants to Lender that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Person composing Borrowers further represents and warrants to Lender that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Person composing Borrowers hereby covenants that such Borrower will continue to keep informed of Borrowers' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

            (g) Each of the Persons composing Borrowers waives all rights and defenses that such Borrower may have because the Obligations are secured by Real Property. This means, among other things:

                  (i) Lender may collect from such Borrower without first foreclosing on any Real or Personal Property Collateral pledged by Borrowers.

                  (ii) If Lender forecloses on any Real Property Collateral pledged by Borrowers:

                        A. The amount of the Obligations may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if the Collateral is worth more than the sale price.

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

                        B. Lender may collect from such Borrower even if Lender, by foreclosing on the Real Property Collateral, has destroyed any right such Borrower may have to collect from the other Borrowers.

This is an unconditional and irrevocable waiver of any rights and defenses such Borrower may have because the Obligations are secured by Real Property.

            (h) The provisions of this Section 2.15 are made for the benefit of Lender and its successors and assigns, and may be enforced by it or them from time to time against any or all of the Persons composing Borrowers as often as occasion therefor may arise and without requirement on the part of Lender, any successor, or any assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Persons composing Borrowers or to exhaust any remedies available to it or them against any of the other Persons composing Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy or reorganization of any of the Persons composing Borrowers, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in effect, as though such payment had not been made.

            (i) Each of the Persons composing Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Persons composing Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Lender with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

            (j) Each of the Persons composing Borrowers hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for the Lender, and such Borrower shall deliver any such amounts to Lender for application to the Obligations in accordance with Section 2.4(b).

3.    CONDITIONS; TERM OF AGREEMENT.

      3.1 Conditions Precedent to the Initial Extension of Credit. The obligation of Lender to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of Lender, of each of the conditions precedent set forth below:

            (a)   the Closing Date shall occur on or before May 31, 2001;

            (b) Lender shall have received all financing statements required by Lender, duly executed by the applicable Borrowers, and Lender shall have received searches reflecting the filing of all such financing statements;

            (c) Lender shall have received each of the following documents, in form and substance satisfactory to Lender, duly executed, and each such document shall be in full force and effect:

                  (i)    the Disbursement Letter,

                  (ii)   the Due Diligence Letter,

                  (iii)  the Fee Letter,

                  (iv)   the Guaranties,

                  (v)    the Guarantor Security Agreement,

                  (vi)   the Contribution Agreement,

                  (vii)  the Cash Management Agreements,

                  (viii) the Mortgages,

                  (ix)   the Officers' Certificate,

                  (x)    the Trademark Security Agreement,

                  (xi) the Pledge Agreement, together with all certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank, ,

                  (xii)  the Intercompany Subordination Agreement,

                  (xiii) (A) the Termination Agreement, together with UCC
            termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of Borrowers and

            (B) a pay-off letter or other similar notice from the City of Tampa with respect to the redemption in whole of the Tampa IDA Bonds, together with UCC termination statements and other documentation evidencing the termination by the City of Tampa of its Liens in and to the properties and assets of Gulf Coast,

                  (xiv) the Intercreditor Agreement, and

                  (xv)  the Subordination Agreement.

            (d) Lender shall have received a certificate from the Secretary or Assistant Secretary of each Borrower attesting to the resolutions of such Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Borrower is a party and authorizing specific officers of such Borrower to execute the same;

            (e) Lender shall have received copies of each Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary or Assistant Secretary of such Borrower;

            (f) Lender shall have received a certificate of status with respect to each Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;

            (g) Lender shall have received certificates of status with respect to each Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions;

            (h) Lender shall have received a certificate from the Secretary or Assistant Secretary of each Subsidiary Guarantor attesting to the resolutions of such Guarantor's Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which such Guarantor is a party and authorizing specific officers of such Guarantor to execute the same;

            (i) Lender shall have received copies of each Subsidiary Guarantor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary or Assistant Secretary of such Subsidiary Guarantor;

            (j) Lender shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lender;

            (k) Lender shall have received a Collateral Access Agreement with respect to a Borrower's lease of 4200 Jackson Street, Unit #9, Denver, Colorado;

            (l) Lender shall have received (i) an opinion of New Jersey counsel to certain of the Borrowers and Guarantors, substantially in the form of Exhibit O-1, (ii) an opinion of McDermott, Will & Emery, New York, Illinois and California counsel to certain of the Borrowers and Guarantors, substantially in the form of Exhibit O-2, and (iii) an opinion of Florida, Tennessee, Georgia, Connecticut and Nevada counsel to certain of the Borrowers and Guarantors, substantially in the form of Exhibit O-3, each of which shall be in form and substance satisfactory to Lender;

            (m) Lender shall have received satisfactory evidence (including a certificate of the chief financial officer of Parent) that all tax returns required to be filed by Borrowers have been timely filed and all taxes upon Borrowers or their properties, assets, income, and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

            (n) Borrowers shall have the Required Availability after giving effect to (i) the agreement by the Existing Lender to forgive a portion of the Indebtedness owing by Borrowers under the LaSalle Credit Agreement on the date hereof (the forgiveness of Indebtedness equal to the difference between the total amount of such Indebtedness and $18,000,000 being referred to herein as the "LaSalle Debt Forgiveness") and (ii) the initial extensions of credit hereunder;

            (o) Lender shall have received worksheets prepared by Borrowers detailing the tax impact of the LaSalle Debt Forgiveness, which shall be in form and substance satisfactory to Lender;

            (p) Lender shall have completed its business, legal, and collateral due diligence, including (i) a collateral audit and review of Borrowers' books and records and verification of Borrowers' representations and warranties to Lender, the results of which shall be satisfactory to Lender, and
(ii) an inspection of each of the locations where Inventory or Equipment is located, the results of which shall be satisfactory to Lender;

            (q) Lender shall have received completed reference checks with respect to Borrowers' senior management, the results of which are satisfactory to Lender in its sole discretion;

            (r) Lender shall have received an appraisal of the Net Orderly Liquidation Value of Borrowers' Inventory and an appraisal of Borrowers' Equipment, the results of which shall be satisfactory to Lender;

            (s) Lender shall have received (i) Borrowers' Closing Date Business Plan, and (ii) a draft of the Parent's consolidated audited financial statements for the fiscal year ended December 31, 2000, the results of which shall be satisfactory to Lender in its sole discretion;

            (t) Borrowers shall pay all Lender Expenses incurred in connection with the transactions evidenced by this Agreement;

            (u) Lender shall have received (i) evidence of the recording of each Mortgage in such office or offices as may be necessary or, in the opinion of the Lender, desirable to perfect each Lien purported to be created thereby or to otherwise protect the rights of the Lender thereunder, (ii) a commitment to issue a Title Insurance Policy with respect to the Normandy Facility dated as of the Closing Date, and (iii) a real estate survey of the Normandy Facility, the scope and results of which are satisfactory to the Lender, certified to the Lender and to the issuer of the Title Insurance Policy;

            (v) Lender shall have received a phase-I environmental report with respect to each parcel composing the Real Property Collateral; the environmental consultants retained for such reports or surveys, the scope of the reports, and the results thereof shall be acceptable to Lender;

            (w) Lender shall have received copies of each Material Contract, together with a certificate of the Secretary or Assistant Secretary of the applicable Borrower certifying each such document as being a true, correct, and complete copy thereof;

            (x) Borrowers shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrowers of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby;

            (y) (i) The Merger shall have been consummated on terms satisfactory to Lender. Lender shall be satisfied that each Merger Document is in full force and effect, (ii) the Merger, including all of the terms and conditions thereof, shall have been duly authorized and all Merger Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect, and (iii) each of the conditions precedent to the consummation of the Merger as set forth in the Merger Documents shall have been satisfied or waived with the consent of Lender and the Merger shall have been consummated in accordance with any applicable law and the Merger Documents.

            (z) (i) Lender shall have received evidence satisfactory to Lender that Parent has received a cash equity investment of at least $3,500,000 on or immediately prior to the Closing Date and (ii) the documents evidencing such cash equity investment shall be in form and substance satisfactory to Lender;

            (aa) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Lender.

      3.2 Conditions Subsequent to the Initial Extension of Credit. The obligation of Lender to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrowers to so perform or cause to be performed constituting an Event of Default):

            (a) within 30 days of the Closing Date, deliver to Lender certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lender and its counsel;

            (b) so long as Normandy owns the Normandy Facility, (i) complete any and all necessary corrective action and environmental remediation with respect to the Normandy Facility in accordance with the Consent Decree no later than July 31, 2001, and (ii) deliver to Lender a certificate from the United States Environmental Protection Agency or an oversight letter from Qore Property Sciences, which oversight letter is acceptable to Lender in its Permitted Discretion, certifying as to the completion of such corrective action and environmental remediation in accordance with the Consent Decree, no later than August 31, 2001;

            (c) if the Normandy Facility is not sold in accordance with the terms of Section 6.16 within 30 days of the Closing Date, (i) the Borrowers shall enter into an amendment to this Agreement, in form and substance satisfactory to Lender, converting a portion of the Advances into a term loan (the "Special Term Advance") which Special Term Advance shall bear interest at the rate of interest then applicable to Advances, (ii) Normandy shall enter into a modification to the Mortgage relating to the Normandy Facility, in form and substance satisfactory to Lender, whereby such Mortgage shall additionally secure the repayment of the Special Term Advance and (iii) Lender shall receive a title endorsement to the Title Insurance Policy increasing the insured amount thereunder by the amount of the Special Term Advance and insuring the Lien of the Mortgage as so modified; and

            (d)   sell the Normandy Facility in accordance with the terms of
Section 6.16 on or before May 31, 2002.

      3.3 Conditions Precedent to all Extensions of Credit. The obligation of Lender to make all Advances (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

            (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representation and warranty shall be true and correct on and as of such earlier date);

            (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

            (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Borrower, Lender, or any of their Affiliates; and

            (d) no Material Adverse Change shall have occurred.

      3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrowers and Lender and shall continue in full force and effect for a term ending on May 31, 2006 (the "Maturity Date"). The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

      3.5 Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrowers of their duties, Obligations, or covenants hereunder and the Lender's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Lender's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and Lender's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Lender will, at Borrowers' sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Lender's Liens and all notices of security interests and liens previously filed by Lender with respect to the Obligations.

      3.6 Early Termination by Borrowers. Borrowers have the option, at any time upon 60 days prior written notice by Administrative Borrower to Lender, to terminate this Agreement by paying to Lender, in cash, the Obligations (including either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender), in full, together with the Applicable Prepayment Premium. If Administrative Borrower has sent a notice of termination pursuant to the provisions of this Section, then Lender's obligations to extend credit hereunder shall terminate and Borrowers shall be obligated to repay the Obligations (including either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice; provided that, notwithstanding anything contained in this sentence, Borrowers shall not be required to pay the Applicable Prepayment Premium if and only if (a) the funds used to prepay the then outstanding Obligations pursuant to this Section 3.6 consist entirely of proceeds from an initial public offering of the Parent's Stock or (b) the termination of this Agreement and the prepayment of the then outstanding Obligations occurs (i) as a result of a refinancing of all of such Obligations (other than a refinancing in connection with an Insolvency Proceeding commenced by or against any Borrower) with funds provided by the Lender or an Affiliate of the Lender or (ii) in connection with the consummation of a transaction described in clauses (i) through (iv) of the proviso to the definition of Premium Amount. Subject to the immediately preceding sentence, in the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of Lender to terminate after the occurrence of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (d) restructure, reorganization or compromise of the Obligations by the confirmation of a plan of reorganization, or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to Lender or profits lost by Lender as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of Lender, Borrowers shall pay the Applicable Prepayment Premium to Lender, measured as of the date of such termination.

4.    CREATION OF SECURITY INTEREST.

      4.1 Grant of Security Interest. Each Borrower hereby grants to Lender a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrowers of each of their covenants and duties under the Loan Documents. The Lender's Liens in and to the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Lender or Borrowers. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrowers have no authority, express or implied, to dispose of any item or portion of the Collateral.

      4.2 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection of priority of Lender's security interest is dependent on or enhanced by possession, the applicable Borrower, immediately upon the request of Lender, shall endorse and deliver physical possession of such Negotiable Collateral to Lender.

      4.3 Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time after the occurrence and during the continuation of an Event of Default, Lender or Lender's designee may (a) notify Account Debtors of Borrowers that the Accounts, chattel paper, or General Intangibles have been assigned to Lender or that Lender has a security interest therein, or (b) collect the Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Each Borrower agrees that it will hold in trust for Lender, as Lender's trustee, any Collections that it receives and immediately will deliver said Collections to Lender or a Cash Management Bank in their original form as received by the applicable Borrower.

      4.4 Delivery of Additional Documentation Required. At any time upon the request of Lender, Borrowers shall execute and deliver to Lender, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (the "Additional Documents") that Lender may request in its Permitted Discretion, in form and substance reasonably satisfactory to Lender, to perfect and continue perfected or better perfect the Lender's Liens in the Collateral (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of Lender in any Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, each Borrower authorizes Lender to execute any such Additional Documents in the applicable Borrower's name and authorize Lender to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Lender shall require, Borrowers shall (a) provide Lender with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by Borrowers during the prior period, (b) cause all patents, copyrights, and trademarks acquired or generated by Borrowers that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrowers' ownership thereof, and (c) cause to be prepared, executed, and delivered to Lender supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

      4.5 Power of Attorney. Each Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or Lenders designated by Lender) as such Borrower's true and lawful attorney, with power to (a) if such Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign such Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse such Borrower's name on any Collection item that may come into Lender's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases that Lender determines to be necessary. The appointment of Lender as each Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Lender's obligations to extend credit hereunder are terminated.

      4.6 Right to Inspect. Lender (through any of its respective officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify Borrowers' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

      4.7 Control Agreements. Each Borrower agrees that it will not transfer assets out of any Securities Accounts other than as permitted under Section 7.19 and, if to another securities intermediary, unless each of the applicable Borrower, Lender, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrowers without the prior written consent of Lender. Upon the occurrence and during the continuance of a Default or Event of Default, Lender may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Lender's Account.

5.    REPRESENTATIONS AND WARRANTIES.

            In order to induce Lender to enter into this Agreement, each Borrower makes the following representations and warranties to Lender which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date in which case such representations and warranties shall be true, correct and complete, in all material respects, as of such earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

      5.1 No Encumbrances. Each Borrower has good and indefeasible title to its Collateral and the Real Property, free and clear of Liens except for Permitted Liens.

      5.2 Eligible Accounts. The Eligible Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of Borrowers' business, owed to Borrowers without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. As to each Eligible Account, such Account is not:

            (a)   owed by an employee, Affiliate, or Lender of a Borrower,

            (b) on account of a transaction wherein goods were placed on consignment or were sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or on any other terms by reason of which the payment by the Account Debtor may be conditional,

            (c)   payable in a currency other than Dollars,

            (d) owed by an Account Debtor that has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account,

            (e) owed by an Account Debtor that is subject to any Insolvency Proceeding or is not Solvent or as to which a Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

            (f) on account of a transaction as to which the goods giving rise to such Account have not been shipped and billed to the Account Debtor or the services giving rise to such Account have not been performed and accepted by the Account Debtor,

            (g) a right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for goods or services, and

            (h)   an Account that has not been billed to the customer.

      5.3 Eligible Inventory. All Eligible Inventory is of good and merchantable quality, free from defects. As to each item of Eligible Inventory, such Inventory is

            (a) owned by a Borrower free and clear of all Liens other than Liens in favor of Lender,

            (b) either located at one of the locations set forth on Schedule E-1 or in transit from one such location to another such location,

            (c) not located on real property leased by a Borrower or in a contract warehouse, in each case, unless subject to a Collateral Access Agreement executed by the lessor, the warehouseman, or other third party, as the case may be, and unless segregated or otherwise separately identifiable from goods of others, if any, stored on the premises,

            (d) not goods that have been returned or rejected by Borrowers' customers, and

            (e) not goods that are obsolete or slow moving, restrictive or custom items, work-in-process, or that constitute spare parts, packaging and shipping materials, supplies used or consumed in Borrowers' business, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment.

      5.4 Equipment. All of the Equipment is used or held for use in Borrowers' business and is fit for such purposes, ordinary wear and tear and ordinary obsolescence excepted.

      5.5 Location of Inventory and Equipment. Except as set forth in Schedule 5.5, the Inventory and Equipment are not stored with a bailee, warehouseman, or similar party, and the Inventory and Equipment are located only at or in transit between the locations identified on Schedule 5.5.

      5.6 Inventory Records. Each Borrower keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.

      5.7 Location of Chief Executive Office; FEIN. The chief executive office of each Borrower is located at the address indicated in Schedule 5.7 and each Borrower's FEIN is identified in Schedule 5.7.

      5.8   Due Organization and Qualification; Subsidiaries.

            (a) Each Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

            (b) Set forth on Schedule 5.8(b), is a complete and accurate description of the authorized capital Stock of each Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of each Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Borrower is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock except as disclosed on Schedule 5.8(b).

            (c) Set forth on Schedule 5.8(c), is a complete and accurate list of each Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by the applicable Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

            (d) Except as set forth on Schedule 5.8(c), there are no subscriptions, options, warrants, or calls relating to any shares of any Borrower's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Borrower or any of its respective Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Borrower's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

            (e) Each of General Smelting and Metalico-Buffalo is an inactive company, has no operations, conducts no business and owns no assets except as set forth in Schedule 5.8(e).

      5.9   Due Authorization; No Conflict.

            (a) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Borrower.

            (b) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to any Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of any Borrower's interestholders or any approval or consent of any Person under any Material Contract of any Borrower.

            (c) Other than the filing of financing statements, filings with the United States Patent and Trademark Office, fixture filings, and Mortgages, the execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which such Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

            (d) As to each Borrower, this Agreement and the other Loan Documents to which such Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Borrower will be the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

            (e) The Lender's Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

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

            (f) The execution, delivery, and performance by each Subsidiary Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Subsidiary Guarantor.

            (g) The execution, delivery, and performance by such Subsidiary Guarantor of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Subsidiary Guarantor, the Governing Documents of such Subsidiary Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Subsidiary Guarantor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of such Subsidiary Guarantor, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Subsidiary Guarantor, other than Permitted Liens, or (iv) require any approval of such Subsidiary Guarantor's interestholders or any approval or consent of any Person under any Material Contract of such Subsidiary Guarantor.

            (h) The execution, delivery, and performance by each Subsidiary Guarantor of the Loan Documents to which such Subsidiary Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

            (i) The Loan Documents to which each Subsidiary Guarantor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Subsidiary Guarantor will be legally valid and binding obligations of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

      5.10 Litigation. Other than those matters disclosed on Schedule 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrowers, threatened against Borrowers, or any of their Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that, if decided adversely to Borrowers, or any of their Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

      5.11 No Material Adverse Change. All financial statements relating to Borrowers that have been delivered by Borrowers to Lender have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrowers' financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrowers since the date of the latest financial statements submitted to Lender on or before the Closing Date.

      5.12  Fraudulent Transfer.

            (a)   Each Borrower is Solvent.

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

            (b) No transfer of property is being made by any Borrower and no obligation is being incurred by any Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrowers.

      5.13 Employee Benefits. None of Borrowers, any of their Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.13. Each Borrower, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. No Borrower or its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement. No Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Benefit Plan under Section 401(a)(29) of the IRC.

      5.14 Environmental Condition. Except as set forth on Schedule 5.14, (a) to Borrowers' knowledge, none of Borrowers' properties or assets has ever been used by Borrowers or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to Borrowers' knowledge, none of Borrowers' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) none of Borrowers have received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrowers, and (d) none of Borrowers have received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

      5.15 Brokerage Fees. Borrowers have not utilized the services of any broker or finder in connection with Borrowers' obtaining financing from Lender under this Agreement and no brokerage commission or finders fee is payable by Borrowers in connection herewith.

      5.16 Intellectual Property. Each Borrower owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted. Attached hereto as Schedule 5.16 is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which each Borrower is the owner or is an exclusive licensee.

      5.17 Leases. Borrowers enjoy peaceful and undisturbed possession under all leases material to the business of Borrowers and to which Borrowers are a party or under which Borrowers are operating. All of such leases are valid and subsisting and no material default by Borrowers exists under any of them.

      5.18 DDAs. Set forth on Schedule 5.18 are all of the DDAs of each Borrower, including, with respect to each depository (i) the name and address of such depository, and (ii) the account numbers of the accounts maintained with such depository.

      5.19 Complete Disclosure. (a) All factual information (taken as a whole) furnished by or on behalf of Borrowers in writing to Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrowers in writing to the Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Lender, such additional Projections represent Borrowers' good faith best estimate of its future performance for the periods covered thereby.

            (a) To the best of each Borrower's knowledge, no federal, state or local authorities have proposed any limitations in any ordinance, regulation, plan or contract with any Borrower with respect to such Borrower's business as it is presently being conducted which, if enacted, could reasonably be expected to result in a Material Adverse Change.

      5.20 Indebtedness. Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of each Borrower outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

      5.21 LaSalle Debt Forgiveness. Any gain recognized by, and any amount required to be included in the income of, any Borrower for any Federal, state or local income or franchise tax purpose in connection with the LaSalle Debt Forgiveness will be offset in full in such Borrower's current taxable year by a net operating loss carryforward available to such Borrower for such tax purpose, such that such Borrower will not incur any income tax liability in excess of $200,000 in connection with the LaSalle Debt Forgiveness.

      5.22 Regulation U. None of the Borrowers is nor will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System), and no proceeds of any Advance or any Term Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

      5.23 Permits, Etc. Each Borrower has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person except for such permits, licenses, authorizations, approvals, entitlements and accreditations the absence of which could not reasonably be expected to result in a Material Adverse Change. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect.

      5.24 Material Contracts. Set forth on Schedule 5.24 is a complete and accurate list as of the Closing Date of all Material Contracts of Borrowers, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against the Borrower that is a party thereto and, to the best knowledge of Borrowers, all other parties thereto in accordance with its terms except to the extent terminated in accordance with its terms after the Closing Date, (ii) has not been otherwise amended or modified, and (iii) is not in default due to the action of any Borrower or, to the best knowledge of Borrowers, any other party thereto.

      5.25 Employee and Labor Matters. There is (a) no unfair labor practice complaint pending or, to the best knowledge of Borrowers, threatened against any Borrower before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Borrower which arises out of or under any collective bargaining agreement, (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened against any Borrower and (c) to the best knowledge of Borrowers, no union representation question existing with respect to the employees of any Borrower and no union organizing activity taking place with respect to any of the employees of any of them.

      5.26 Customers and Suppliers. There exists no actual or threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (a) any Borrower, on the one hand, and any municipality, customer or any group thereof, on the other hand, or (b) any Borrower, on the one hand, and any material supplier thereof, on the other hand; and there exists no present state of facts or circumstances that could reasonably give rise to or result in any such termination, cancellation, limitation, modification or change, which in any such case could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

      5.27 Properties. (a) Each Borrower has good and marketable title to, or valid leasehold interests in, all property and assets material to its business, free and clear of all Liens except Permitted Liens. The properties are in good working order and condition, ordinary wear and tear excepted.

            (b) Schedule 5.27 sets forth a complete and accurate list as of the Closing Date of the location, by state and street address, of all real property owned or leased by each Borrower and its Subsidiaries.

      5.28 Merger Documents. (a) The Borrowers are not in default on any of their obligations under any Merger Document, and, to the best knowledge of the Borrowers, no other party to any Merger Document is in default thereunder, (ii) all representations and warranties made by the Borrowers in the Merger Documents and in the certificates delivered in connection therewith are true and correct in all material respects as of the date hereof and, to the best knowledge of the Borrowers, all material representations and warranties made in the Merger Documents by or on behalf of any other party thereto other than the Borrowers, is true and correct in all material respects as of the date hereof, and (iii) no representation, warranty or statement made by the Borrowers or, to their best knowledge, any other party thereto other than the Borrowers, at the time they were made in any Merger Document, or any agreement, certificate, statement or document required to be delivered pursuant to any Merger Document contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained in such Merger Document not misleading in light of the circumstances in which they were made.

6.    AFFIRMATIVE COVENANTS.

            Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrowers shall and shall cause each of their respective Subsidiaries to do all of the following:

      6.1 Accounting System. Maintain a system of accounting that enables Borrowers to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Lender. Borrowers also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

      6.2 Collateral Reporting. Provide Lender with the following documents at the following times in form satisfactory to Lender:

Daily             (a)   a sales journal, collection journal, and credit register
                  since the last such schedule and a calculation of the Borrowing Base as of such date, and

                  (b) notice of all returns, disputes, or claims.

Monthly (not      (c)   Inventory reports specifying each Borrower's cost and
later than        the wholesale market value of its Inventory, the by category,
10th day of       with additional detail showing additions to and deletions from
each  month)      the Inventory.

                  (d) a detailed calculation of the Borrowing Base (including detail regarding those Accounts that are not Eligible Accounts),

                  (e) a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Lender,

                  (f) a summary aging, by vendor, of Borrowers' accounts payable and any book overdraft, and

                  (g)   a calculation of Dilution for the prior month,

                  (h) a listing of all Inventory located at third party contractors, together with the aggregate cost of such Inventory.

Quarterly         (i)   a detailed list of each Borrower's customers,

                  (j) a report regarding each Borrower's accrued, but unpaid, ad valorem taxes,

Upon request      (k)   copies of invoices in connection with the Accounts,
by Lender         credit memos, remittance advices, deposit slips, shipping and delivery documents in connection with the Accounts and, for Inventory and Equipment acquired by Borrowers, purchase orders and invoices, and

                  (l) such other reports as to the Collateral, or the financial condition of Borrowers as Lender may request.

            In addition, each Borrower agrees to cooperate fully with Lender to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

      6.3   Financial Statements, Reports, Certificates. Deliver to Lender:

            (a) as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of the first 3 fiscal quarters in a fiscal year) after the end of each month during each of Parent's fiscal years,

                  (i) a company prepared consolidated balance sheet, income statement, and statement of cash flow covering Parent's and its Subsidiaries' operations during such period,

                  (ii) a certificate signed by the chief financial officer of Parent to the effect that:

                        A. the financial statements delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Parent and its Subsidiaries,

                        B. the representations and warranties of Borrowers contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                        C. there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrowers have taken, are taking, or propose to take with respect thereto), and

                  (iii) for each month that is the date on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.20, and

            (b) as soon as available, but in any event within 120 days after the end of each of Parent's fiscal years,

                  (i) financial statements of Parent and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Lender and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

                  (ii) a certificate of such accountants addressed to Lender stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.20,

            (c) as soon as available, but in any event within 30 days prior to the start of each of Parent's fiscal years,

                  (i) copies of Borrowers' Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Lender, in its sole discretion, for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, month by month, certified by the chief financial officer of Parent as being such officer's good faith best estimate of the financial performance of Parent and its Subsidiaries during the period covered thereby,

            (d)   if and when filed by any Borrower,

                  (i) 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

                  (ii)  any other filings made by any Borrower with the SEC,

                  (iii) copies of Borrowers' federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

                  (iv) any other information that is provided by Parent to its shareholders generally,

            (e) if and when filed by any Borrower and as requested by Lender, satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (i) any Borrower conducts business or is required to pay any such excise tax, (ii) where any Borrower's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of any Borrower, or (iii) where any Borrower's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

            (f) as soon as a Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrowers propose to take with respect thereto,

            (g) promptly after submission to any Government Authority, all documents and information furnished to such Government Authority in connection with any investigation of any Borrower other than routine inquiries by such Governmental Authority,

            (h) (i) as soon as possible and in any event (A) within 10 Business Days after the Borrower or any ERISA Affiliate thereof knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Benefit Plan has occurred,
(B) within 10 Business Days after the Borrower or any ERISA Affiliate thereof knows or has reason to know that any other Termination Event with respect to any Benefit Plan has occurred, or (C) within 10 Business Days after the Borrower or any ERISA Affiliate thereof knows or has reason to know that an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the IRC with respect to a Benefit Plan, a statement of an Authorized Person setting forth the details of such occurrence and the action, if any, which the Borrower or such ERISA Affiliate propose to take with respect thereto, (ii) promptly and in any event within three Business Days after receipt thereof by the Borrower or any ERISA Affiliate thereof from the PBGC, copies of each notice received by the Borrower or any ERISA Affiliate thereof of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (iii) promptly and in any event within 10 Business Days after the filing thereof with the Internal Revenue Service if requested by Lender, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Benefit Plan and Multiemployer Plan,
(iv) promptly and in any event within 10 Business Days after the Borrower or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the IRC has not been made when due with respect to a Benefit Plan, (v) promptly and in any event within three days after receipt thereof by the Borrower or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by the Borrower or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (vi) promptly and in any event within 10 Business Days after the Borrower or any ERISA Affiliate thereof send notice of a plant closing or mass layoff (as defined in the Worker Adjustment and Retraining Notification Act) to employees, copies of each such notice sent by the Borrower or any ERISA Affiliate thereof, and

            (i) upon the request of Lender, any other report reasonably requested relating to the financial condition of Borrowers.

            In addition to the financial statements referred to above, Borrowers agree to deliver financial statements prepared on both a consolidated and consolidating basis and that no Borrower, or any Subsidiary of a Borrower, will have a fiscal year different from that of Parent. Borrowers agree that their independent certified public accountants are authorized to communicate with Lender and to release to Lender whatever financial information concerning Borrowers that Lender reasonably may request. Each Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm in connection with any information requested by Lender pursuant to or in accordance with this Agreement, and agree that Lender may contact directly any such accounting firm in order to obtain such information.

      6.4   [Intentionally Omitted]

      6.5 Return. Cause returns and allowances as between Borrowers and their Account Debtors, to be on the same basis and in accordance with the usual customary practices of the applicable Borrower, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to any Borrower, the applicable Borrower promptly shall determine the reason for such return and, if the applicable Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Lender upon Lender's request) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to any Borrower, the applicable Borrower promptly shall determine the reason for such return and, if Lender consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Lender) in the appropriate amount to such Account Debtor.

      6.6 Maintenance of Properties. Maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

      6.7 Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrowers or any of their assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrowers will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that the applicable Borrower has made such payments or deposits. Borrowers shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which any Borrower is required to pay any such excise tax.

      6.8   Insurance.

            (a) At Borrowers' expense, maintain insurance respecting its property and assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrowers also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrowers shall deliver copies of all such policies to Lender with a satisfactory lender's loss payable endorsement naming Lender as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever.

            (b) Administrative Borrower shall give Lender prompt notice of any loss covered by such insurance. Lender shall have the exclusive right to adjust any losses payable under any such insurance policies in excess of $100,000, without any liability to Borrowers whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Lender to be applied at the option of Lender either to the prepayment of the Obligations or shall be disbursed to Administrative Borrower under staged payment terms reasonably satisfactory to Lender for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

            (c) Borrowers shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless Lender is included thereon as named insured with the loss payable to Lender under a lender's loss payable endorsement or its equivalent. Administrative Borrower immediately shall notify Lender whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Lender.

      6.9 Location of Inventory and Equipment. Keep the Inventory and Equipment only at the locations identified on Schedule 5.5; provided, however, that Administrative Borrower may amend Schedule 5.5 so long as such amendment occurs by written notice to Lender not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, the applicable Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lender's Liens on such assets and also provides to Lender a Collateral Access Agreement.

      6.10 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

      6.11 Leases. Pay when due all rents and other amounts payable under any leases to which any Borrower is a party or by which any Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

      6.12 Brokerage Commissions. Pay any and all brokerage commission or finders fees incurred in connection with or as a result of Borrowers' obtaining financing from Lender under this Agreement. Borrowers agree and acknowledge that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrowers, and each Borrower agrees to indemnify, defend, and hold Lender harmless from and against any claim of any broker or finder arising out of Borrowers' obtaining financing from Lender under this Agreement.

      6.13 Existence. At all times preserve and keep in full force and effect each Borrower's valid existence and good standing and any rights and franchises material to Borrowers' businesses.

      6.14 Environmental. Keep any property either owned or operated by any Borrower free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Lender documentation of such compliance which Lender reasonably requests, (c) promptly notify Lender of any release of a Hazardous Material of any reportable quantity from or onto property owned or operated by any Borrower and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide Lender with written notice within 10 Business Days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Borrower, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Borrower, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

      6.15 Disclosure Updates. Promptly and in no event later than 10 Business Days after obtaining knowledge thereof, (a) notify Lender if any written information, exhibit, or report furnished to Lender contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

      6.16 Sale of Normandy Facility. Borrowers shall sell the Normandy Facility on or before the date set forth in Section 3.2(c), provided that (a) the Net Cash Proceeds from such sale (deducting from the gross proceeds from such sale, among other things, the costs incurred by Borrowers to take the corrective action and environmental remediation with respect to the Normandy Facility up to $700,000) are remitted directly to Lender and applied in the following manner: (i) first, to prepay the entire principal balance of and all accrued and unpaid interest on the Term Loan B, (ii) the next $1,000,000 of such proceeds, to prepay the Term Loan A, and (iii) any remaining proceeds, to repay the Advances then outstanding; and (b) the cash consideration received by Borrowers from such sale shall not be less than $2,500,000;

7.    NEGATIVE COVENANTS.

            Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrowers will not and will not permit any of their respective Subsidiaries to do any of the following:

      7.1 Indebtedness. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

            (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit;

            (b) Indebtedness set forth on Schedule 5.20 other than Indebtedness evidenced by the GSR Notes;

            (c)   Permitted Purchase Money Indebtedness;

            (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Lender's judgment, materially impair the prospects of repayment of the Obligations by Borrowers or materially impair Borrowers' creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to the applicable Borrower, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must be include subordination terms and conditions that are at least as favorable to Lender as those that were applicable to the refinanced, renewed, or extended Indebtedness;

            (e) Indebtedness owing by any Borrower to any other Borrower, provided that (i) the repayment of all such Indebtedness is subordinated to the payment of the Obligations pursuant to the terms of and evidenced by one or more promissory notes substantially in the form of Exhibit S hereto, and (ii) such notes shall be pledged to Lender pursuant to the Pledge Agreement;

            (f) any Contingent Obligation with respect to any Indebtedness or other obligation of a Borrower permitted under this Section 7.1;

            (g) Indebtedness evidenced by the GSR Notes; provided that the Borrowers shall not make any payments in respect of the GSR Notes until May 31, 2002 at which time the Borrowers shall be permitted to make payments of principal and interest on the GSR Notes so long as (i) no Event of Default has occurred and is continuing or would result from the making of such payments,
(ii) the aggregate amount of such payments made to the holders of the GSR Notes plus the aggregate amount of payments made to Carlos Aguero in respect of the Indebtedness subject to the Subordination Agreement plus the aggregate amount of Stock repurchased by the Borrowers in accordance with Section 7.11 shall not exceed $500,000 during any calendar year, (iii) the average Availability of Borrowers during the six month period immediately preceding each such payment less the aggregate amount of all payments made and Stock repurchased as described in clause (ii) above during such six month period shall not be less than $3,500,000 and (iv) Administrative Borrower delivers to Lender, at least three (3) Business Days prior to each such payment, a certificate of the chief executive officer or chief financial officer of Administrative Borrower (A) certifying that the conditions set forth in clauses (i), (ii) and (iii) above have been satisfied and (B) containing a calculation of the Availability test set forth in clause (iii) above; and

            (h)   Indebtedness composing Permitted Investments.

      7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of

Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

      7.3   Restrictions on Fundamental Changes.

            (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock.

            (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

            (c) Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

            Clauses (a), (b) and (c) of this Section 7.3 shall not apply to the Merger or the merger or consolidation of a Borrower with and into another Borrower.

      7.4 Disposal of Assets. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of the assets of any Borrower, except that, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Borrowers may:

            (a) sell the Atlanta Facility, provided that (i) the Net Cash Proceeds from such sale are remitted directly to Lender and applied in the following manner: (A) pursuant to the Intercreditor Agreement, a portion of such proceeds equal to the lesser of (x) $1,390,000 and (y) the amount of Junior Indebtedness (as defined in the Intercreditor Agreement) then outstanding shall be transferred by Lender to the Existing Lender in respect of certain Indebtedness owing by Borrowers to Existing Lenders, and (B) the remaining proceeds from such sale shall be applied in accordance with Section 2.4(b); and
(ii) the cash consideration received by the Borrowers from such sale shall not be less than $1,000,000; and

            (b) sell the Connecticut Facility, provided that (i) the Net Cash Proceeds from such sale are remitted directly to Lender and applied in accordance with Section 2.4(b), and (ii) the cash consideration received by the Borrowers from such sale shall not be less than $200,000.

      7.5 Change Name. Change any Borrower's name, FEIN, corporate structure or identity, or add any new fictitious name; provided, however, that a Borrower may change its name upon at least 30 days prior written notice by Administrative Borrower to Lender of such change and so long as, at the time of such written notification, such Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Lender's Liens.

      7.6 Guarantee. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except (i) by endorsement of instruments or items of payment for deposit to the account of Borrowers or which are transmitted or turned over to Lender, (ii) for guarantees of Indebtedness permitted under Section 7.1 and guarantees set forth on Schedule 5.20 and (iii) for guarantees of performance, surety or appeal bonds of any Borrower.

      7.7 Nature of Business. Make any change in the principal nature of Borrowers' business.

      7.8   Prepayments and Amendments.

            (a) Except in connection with a refinancing permitted by Section 7.1(d), prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Borrower, other than the Obligations in accordance with this Agreement, and

            (b) Except in connection with a refinancing permitted by Section 7.1(d), directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), (e) or (g).

            (c) Amend, modify or otherwise change (i) the Governing Documents of any Borrower or Subsidiary Guarantor, including, without limitation, by the filing or modification of any certificate of designation, or (ii) any agreement or arrangement entered into by it with respect to any of its Stock (including any shareholders' agreement), or enter into any new agreement with respect to the Stock of any Borrower or Subsidiary Guarantor, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to clause (ii) of this paragraph (c) that either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      7.9 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

      7.10 Consignments. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

      7.11 Distributions. Other than distributions or declaration and payment of dividends by a Borrower to another Borrower, make any distribution or declare or pay any dividends (in cash or other property, other than Stock) on, or purchase, acquire, redeem, or retire any of any Borrower's Stock, of any class, whether now or hereafter outstanding, except that on and after May 31, 2002 the Parent may repurchase up to 77,037 shares of its common Stock in accordance with the Purchase Agreements in effect on the date hereof so long as (a) no Event of Default has occurred and is continuing or would result from the repurchase of such shares of Stock, (b) the aggregate amount paid to repurchase such shares of Stock plus the aggregate amount of payments made to Carlos Aguero in respect of the Indebtedness subject to the Subordination Agreement plus the aggregate amount of payments made to the holders of the GSR Notes in accordance with
Section 7.1(g) shall not exceed $500,000 during any calendar year, (c) the average Availability of Borrowers during the six month period immediately preceding each such payment less the aggregate amount of all payments made and Stock repurchased as described in clause (b) above during such six month period shall not be less than $3,500,000 and (d) Administrative Borrower delivers to Lender, at least three (3) Business Days prior to each such repurchase, a certificate of the chief executive officer or chief financial officer of Administrative Borrower (A) certifying that the conditions set forth in clauses
(a), (b) and (c)
above have been satisfied and (B) containing a calculation of the Availability test set forth in clause (c) above.

      7.12 Accounting Methods. Modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrowers' accounting records without said accounting firm or service bureau agreeing to provide Lender information regarding the Collateral or Borrowers' financial condition.

      7.13 Investments. Except for Permitted Investments, directly or indirectly, make or acquire any Investment, or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Borrowers shall not have Permitted Investments (other than in the Cash Management Accounts) in excess of $250,000 outstanding at any one time unless the applicable Borrower and the applicable securities intermediary or bank have entered into Control Agreements or similar arrangements governing such Permitted Investments, as Lender shall determine in its Permitted Discretion, to perfect (and further establish) the Lender's Liens in such Permitted Investments.

      7.14 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Borrower except for transactions that are in the ordinary course of Borrowers' business, upon fair and reasonable terms, that are fully disclosed to Lender, and that are no less favorable to Borrowers than would be obtained in an arm's length transaction with a non-Affiliate. No Borrower shall pay any management fee to any Affiliate other than Parent.

      7.15 Suspension. Suspend or go out of a substantial portion of its business.

      7.16 Compensation. Increase the annual fee or per-meeting fees paid to the members of its Board of Directors during any year by more than 100% over the prior year; pay or accrue total cash compensation, during any year, to its officers and senior management employees in an aggregate amount in excess of 200% of that paid or accrued in the prior year.

      7.17 Use of Proceeds. Use the proceeds of the Advances and the Term Loans for any purpose other than (a) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender after taking into account the LaSalle Debt Forgiveness, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes, including to fund the general ongoing working capital requirements of the Borrowers.

      7.18 Change in Location of Chief Executive Office; Inventory and Equipment with Bailees. Relocate its chief executive office to a new location without Administrative Borrower providing 30 days prior written notification thereof to Lender and so long as, at the time of such written notification, the applicable Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lender's Liens and also provides to Lender a

Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Lender's prior written consent.

      7.19 Securities Accounts. Establish or maintain any Securities Account unless Lender shall have received a Control Agreement in respect of such Securities Account. Borrowers agree to not transfer assets out of any Securities Account; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, Borrowers may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

      7.20  Financial Covenants.

            (a)   Fail to maintain:

                  (i) Minimum EBITDA. EBITDA, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount                        Applicable Period

   $3,058,574                          For the 6 month period
                                        ending June 30, 2001

   $5,573,309                          For the 9 month period
                                      ending September 30, 2001

   $7,408,152                          For the 12 month period
                                      ending December 31, 2001

            Borrowers' EBITDA for the 12 month period ending each fiscal quarter after December 31, 2001 shall not be less than Borrowers' projected EBITDA for such period as set forth in the Projections delivered to Lender in accordance with Section 6.3(c), which Projections are in form and substance acceptable to Lender; provided, that if Lender and Borrowers cannot agree on such Projections, for purposes of this Section 7.20(a)(i), Borrowers' projected EBITDA for such 12 month period shall not be less than $7,408,152.

            (b)   Make:

                  (i) Capital Expenditures. Capital expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period:

Fiscal Year 2001         Fiscal Year 2002         Fiscal Year 2003
----------------         ----------------         ----------------
  $3,300,000                $4,400,000               $3,300,000

plus for any fiscal year after 2001, so long as no Event of Default shall have occurred and be continuing, the Permitted Carry-Forward (as hereinafter defined). For purposes of this Section 7.20(b), "Permitted Carry-Forward" shall mean, for any fiscal year after 2001, an amount equal to the lesser of (x) $750,000 and (y) the amount (if any) by which the aggregate maximum amount of capital expenditures that Borrowers may make during the immediately preceding fiscal year pursuant to this Section 7.20(b)(i) exceeded the actual amount of capital expenditures made by the Borrowers during such fiscal year. The aggregate maximum amount of capital expenditures that Borrowers may make during fiscal years 2004 and 2005 shall not exceed the aggregate projected amount of Borrowers' capital expenditures for each such fiscal year as set forth in the Projections delivered to Lender in accordance with Section 6.3(c), which Projections are in form and substance acceptable to Lender; provided, that if Lender and Borrowers cannot agree on such Projections, for purposes of this
Section 7.20(b)(i), the aggregate projected amount of Borrowers' capital expenditures for each such fiscal year shall not exceed $3,300,000.

      7.21 Inactive Subsidiary. Permit either General Smelting or Metalico-Buffalo to become an active company, have operations, conduct business or own any assets other than the assets listed in Schedule 5.8(e).

8.    EVENTS OF DEFAULT.

            Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

      8.1 If Borrowers (a) fail to pay when due and payable or when declared due and payable, all or any portion of the principal of the Advances and Term Loans, or (b) fail to pay within three days after the due date therefor all or any portion of the other Obligations (whether of interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender, reimbursement of Lender Expenses, or other amounts constituting Obligations);

      8.2 If Borrowers fail to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.1, 6.2 (but only up to three times during any 12-month period, and only in relation to Defaults caused by the failure of third Persons to provide required information or reporting, and not in relation to Defaults caused by a Borrower), 6.3, 6.5, 6.7, 6.9, and
6.11 of this Agreement, or comparable provisions of the other Loan Documents, within 15 days of the date when required (or within 5 days of the date when required in the case of Sections 6.2, 6.3, 6.9 and 6.11), or if a Borrower otherwise fails to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement or in any of the other Loan Documents;

      8.3 If any portion of any Borrower's or any of its Subsidiaries' assets with an aggregate value in excess of $100,000 is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

      8.4 If an Insolvency Proceeding is commenced by any Borrower or any of its Subsidiaries;

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

      8.5 If an Insolvency Proceeding is commenced against any Borrower, or any of its Subsidiaries, and any of the following events occur: (a) the applicable Borrower or the Subsidiary consents to the institution of the Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligation to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Borrower or any of its Subsidiaries, or (e) an order for relief shall have been entered therein;

      8.6 If any Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

      8.7 If a notice of Lien, levy, or assessment securing or otherwise with respect to Indebtedness or an obligation for the payment of money in an aggregate amount in excess of $200,000 is filed of record with respect to any Borrower's or any of its Subsidiaries' assets by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any Borrower's or any of its Subsidiaries' assets and the same is not paid before such payment is delinquent;

      8.8 If a judgment or other claim for an amount in excess of $200,000 becomes a Lien or encumbrance upon any material portion of any Borrower's or any of its Subsidiaries' assets;

      8.9 If there is a default in any material agreement to which any Borrower or any of its Subsidiaries is a party and such default (a)(i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of the applicable Borrower's or its Subsidiaries' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein, and (b) involves Indebtedness or an obligation for the payment of money in an aggregate amount in excess of $200,000;

      8.10 If any Borrower or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

      8.11 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record, in each case made or provided in writing to Lender by any Borrower, its Subsidiaries, or any officer, employee, agent, or director of any Borrower or any of its Subsidiaries;

      8.12 If the obligation of any Guarantor under its Guaranty is limited or terminated by operation of law or by such Guarantor thereunder;

      8.13 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in any portion of the Collateral with an aggregate value in excess of $100,000 covered hereby or thereby;

      8.14 If any Borrower or any of its Subsidiaries or any of their ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, such Borrower or any of its Subsidiaries or such ERISA Affiliate incurs a withdrawal liability in an annual amount exceeding $100,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof, a Borrower's or such Subsidiary's, or such ERISA Affiliate's annual contribution requirement with respect to such Multiemployer Plan increases in an annual amount exceeding $100,000;

      8.15 any Termination Event with respect to any Benefit Plan shall have occurred, and, 30 days after notice thereof shall have been given by Borrowers to the Lender, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Benefit Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Benefit Plan by more than $100,000 (except, in the case of a Benefit Plan maintained by Gulf Coast Recycling, Inc., $125,000) (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of
the Code, the liability is in excess of such amount); or

      8.16 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Borrower, or a proceeding shall be commenced by any Borrower, or by any Governmental Authority having jurisdiction over any Borrower, seeking to establish the invalidity or unenforceability thereof, or any Borrower shall deny that any Borrower has any liability or obligation purported to be created under any Loan Document.

9.    THE LENDER'S RIGHTS AND REMEDIES.

      9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, Lender (at its election but without notice of its election and without demand) may do any one or more of the following, all of which are authorized by Borrowers:

            (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

            (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and Lender;

            (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting any of the Lender's Liens in the Collateral and without affecting the Obligations;

            (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit the Loan Account with only the net amounts received by Lender in payment of such disputed Accounts after deducting all Lender Expenses incurred or expended in connection therewith;

            (e) Cause Borrowers to hold all returned Inventory in trust for Lender, segregate all returned Inventory from all other assets of Borrowers or in Borrowers' possession and conspicuously label said returned Inventory as the property of Lender;

            (f) Without notice to or demand upon any Borrower or any Guarantor, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interests in the Collateral. Each Borrower agrees to assemble the Personal Property Collateral if Lender so requires, and to make the Personal Property Collateral available to Lender at a place that Lender may designate which is reasonably convenient to both parties. Each Borrower authorizes Lender to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Lender's determination appears to conflict with the Lender's Liens and to pay all expenses incurred in connection therewith and to charge Borrowers' Loan Account therefor. With respect to any of Borrowers' owned or leased premises, each Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

            (g) Without notice to any Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Borrower held by Lender (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of any Borrower held by Lender;

            (h) Hold, as cash collateral, any and all balances and deposits of any Borrower held by Lender, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

            (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Each Borrower hereby grants to Lender a license or other right to use, without charge, such Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and such Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

            (j) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrowers' premises) as Lender determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

            (k) Lender shall give notice of the disposition of the Personal Property Collateral as follows:

                  (i) Lender shall give Administrative Borrower (for the benefit of the applicable Borrower) a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made; and

                  (ii) The notice shall be personally delivered or mailed, postage prepaid, to Administrative Borrower as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

            (l)   Lender may credit bid and purchase at any public sale;

            (m) Lender may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

            (n) Lender shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents; and

            (o) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrowers. Any excess will be returned, without interest and subject to the rights of third Persons, by Lender to Administrative Borrower (for the benefit of the applicable Borrower).

      9.2 Remedies Cumulative. The rights and remedies of Lender under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

10.   TAXES AND EXPENSES.

            If any Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Lender, in its sole discretion and without prior notice to any Borrower, may do any or all of the following:
(a) make payment of the same or any part thereof, (b) set up such reserves in Borrowers' Loan Account as Lender deems necessary to protect Lender from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Lender deems prudent. Any such amounts paid by Lender shall constitute Lender Expenses and any such payments shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.   WAIVERS; INDEMNIFICATION.

      11.1 Demand; Protest. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lender on which any such Borrower may in any way be liable.

      11.2  Lender's Liability for Collateral. Each Borrower hereby agrees that:
(a) so long as Lender complies with its obligations, if any, under the Code, Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

      11.3 Indemnification. Each Borrower shall pay, indemnify, defend, and hold the Lender-Related Persons, each Participant, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, (c) in connection with the past, present or future operations of Borrowers and their Subsidiaries involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any release of Hazardous Materials on, upon or into such property, (d) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of any Borrower and its Subsidiaries, or (e) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrowers shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12.   NOTICES.

            Unless otherwise provided in this Agreement, all notices or demands by Borrowers or Lender to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as the Administrative Borrower or Lender, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrowers in care of Administrative Borrower or to Lender, as the case may be, at its address set forth below:

            If to Administrative

            Borrower:           METALICO, INC.
                                186 North Avenue East
                                Cranford, New Jersey 07016
                                Attn: Carlos Aguero, President
                                Fax No: (908) 497-1097

            with copies to:     MCDERMOTT, WILL & EMERY
                                277 West Monroe
                                Chicago, Illinois 60606
                                Attn: Tim Bryant, Esq.
                                Fax No. (312) 984-7700

            If to Lender:       FOOTHILL CAPITAL CORPORATION
                                One Boston Place
                                18th Floor
                                Boston, Massachusetts 02108
                                Attn: Business Finance Division Manager
                                Fax No. (617) 523-5839

            with copies to:     SCHULTE ROTH & ZABEL LLP
                                919 Third Avenue
                                New York, New York 10022
                                Attn:  Frederic L. Ragucci, Esq.
                                Fax No. (212) 593-5955

Lender and Borrowers may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Lender in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Each Borrower acknowledges and agrees that notices sent by Lender in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

            (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWERS AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

            BORROWERS AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWERS AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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

14.   ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

      14.1  Assignments and Participations.

            (a) Lender may assign and delegate to one or more assignees (each an "Assignee") all, or any ratable part of all, of the Obligations and the other rights and obligations of Lender hereunder and under the other Loan Documents; provided, however, that Borrowers may continue to deal solely and directly with Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower by Lender and the Assignee an appropriate assignment and acceptance agreement.

            (b) From and after the date that Lender provides Administrative Borrower with such written notice and executed assignment and acceptance agreement, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment and acceptance agreement, shall have the assigned and delegated rights and obligations of Lender under the Loan Documents, and (ii) Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned and delegated by it pursuant to such assignment and acceptance agreement, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an assignment and acceptance agreement covering all or the remaining portion of Lender's rights and obligations under this Agreement and the other Loan Documents, Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Borrowers and the Assignee.

            (c) Immediately upon Borrower's receipt of such fully executed assignment and acceptance agreement, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the rights and duties of Lender arising therefrom.

            (d) Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of Lender (a "Participant") participating interests in Obligations and the other rights and interests of Lender hereunder and under the other Loan Documents; provided, however, that (i) Lender shall remain the "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations and the other rights and interests of Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and Lender's obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers and Lender shall continue to deal solely and directly with each other in connection with Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) Lender shall not transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through Lender, or
(E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrowers hereunder shall be determined as if Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through Lender and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to Borrowers, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by Lender.

            (e) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrowers or Borrowers' business.

            (f) Any other provision in this Agreement notwithstanding, Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

      14.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrowers may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Lender shall release any Borrower from its Obligations. Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to
Section 14.1 hereof and, except as expressly required pursuant to Section 14.1 hereof, no consent or approval by any Borrower is required in connection with any such assignment.

15.   AMENDMENTS; WAIVERS.

      15.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by Lender and Administrative Borrower (on behalf of all Borrowers) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given

      15.2 No Waivers; Cumulative Remedies. No failure by Lender to exercise any right, remedy, or option under this Agreement or, any other Loan Document, or delay by Lender in exercising the same, will operate as a waiver thereof. No waiver by Lender will be effective

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

unless it is in writing, and then only to the extent specifically stated. No waiver by Lender on any occasion shall affect or diminish Lender's rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Lender may have.

16.   GUARANTY.

      16.1 Guaranty; Limitation of Liability. Each Borrower (other than Normandy) (the "Term B Guarantors") hereby, jointly and severally, unconditionally and irrevocably, guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations in respect of the Term Loan B, now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to bankruptcy, insolvency or reorganization of Normandy), fees, expenses or otherwise (such obligations, to the extent not paid by the Borrowers, being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by Lender in enforcing any rights under the guaranty set forth in this Section 16. Without limiting the generality of the foregoing, each Term B Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by such Person to Lender under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Normandy.

      16.2 Guaranty Absolute. Each Term B Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Lender with respect thereto. The obligations of each Term B Guarantor under this Section 16 are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against any Term B Guarantor to enforce such obligations, irrespective of whether any action is brought against Borrowers or whether Borrowers are joined in any such action or actions. The liability of each Term B Guarantor under this Section 16 shall be irrevocable, absolute and unconditional irrespective of, and each Term B Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

            (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to Normandy or otherwise;

            (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

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

            (d) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of Normandy; or

            (e) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by Lender that might otherwise constitute a defense available to, or a discharge of, any Term B Guarantor, any Borrower or any other guarantor or surety.

            This Section 16 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Lender or any other Person upon the insolvency, bankruptcy or reorganization of Normandy or otherwise, all as though such payment had not been made.

      16.3 Waiver. Each Term B Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Section 16 and any requirement that Lender exhaust any right or take any action against the Borrowers or any other Person or any Collateral. Each Term B Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 16.3 is knowingly made in contemplation of such benefits. Each Term B Guarantor hereby waives any right to revoke this
Section 16, and acknowledges that this Section 16 is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

      16.4 Continuing Guaranty; Assignments. This Section 16 is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) the cash payment in full of the Guaranteed Obligations (other than indemnification obligations as to which no claim has been made) and all other amounts payable under this Section 16 and (ii) the Maturity Date, (b) be binding upon each Term B Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by Lender and its successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause
(c), Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of the Term Loan B owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted Lender herein or otherwise, in each case as provided in Section 14.1.

      16.5 Subrogation. No Term B Guarantor will exercise any rights that it may now or hereafter acquire against Normandy or any other guarantor that arise from the existence, payment, performance or enforcement of Term B Guarantor's obligations under this Section 16, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Lender against Normandy or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Normandy or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Section 16 shall have been paid in full in cash and the Maturity Date shall have occurred. If any amount shall be paid to any Term B Guarantor in violation of the

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

immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Section 16 and the Maturity Date, such amount shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied to the Guaranteed Obligations and all other amounts payable under this
Section 16, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Section 16 thereafter arising. If (i) a Term B Guarantor shall make payment to Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Section 16 shall be paid in full in cash and (iii) the Maturity Date shall have occurred, Lender will, at such Term B Guarantor's request and expense, execute and deliver to such Term B Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Term B Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Term B Guarantor.

17.   GENERAL PROVISIONS.

      17.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrowers and Lender.

      17.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

      17.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Lender or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

      17.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

      17.5 Withholding Taxes. All payments made by Borrowers hereunder or under any note will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of Lender, or (ii) to the extent that such tax results from a change in the circumstances of Lender, including a change in the residence, place of organization, or principal place of business of Lender, or a change in the branch or lending office of Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies,

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

imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, each Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 17.5 after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrowers shall not be required to increase any such amounts payable to Lender if the increase in such amount payable results from Lender's own willful misconduct or gross negligence. Borrowers will furnish to Lender as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrowers.

      17.6 Amendments in Writing. This Agreement only can be amended by a writing signed by Lender and each Borrower.

      17.7 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

      17.8 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Borrower or any Guarantor or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of Borrowers or Guarantors automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

      17.9 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

      17.10 Parent as Agent for Borrowers. Each Borrower hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for all Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until Lender shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each

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

Borrower hereby irrevocably appoints and authorizes the Administrative Borrower
(i) to provide Lender with all notices with respect to Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce Lender to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify Lender harmless against any and all liability, expense, loss or claim of damage or injury, made against Lender by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of Borrowers as herein provided, (b) Lender's relying on any instructions of the Administrative Borrower, or (c) any other action taken by Lender hereunder or under the other Loan Documents, except that Borrowers will have no liability to any Lender-Related Person under this Section 17.10 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Lender-Related Person.

                           [Signature page to follow.]

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

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                    BORROWERS:

                                    METALICO, INC.,
                                    a Delaware corporation

                                    By: ________________________________________
                                        Name:
                                        Title:

                                    METALICO-COLLEGE GROVE, INC.,
                                    a Tenessee corporation

                                    By: ________________________________________
                                        Name:
                                        Title:

                                    HHP CORPORATION,
                                    a Tenessee corporation

                                    By: ________________________________________
                                        Name:
                                        Title:

                                    METALICO-EVANS, INC.,
                                    a Georgia corporation

                                    By: ________________________________________
                                        Name:
                                        Title:

                                    METALICO-GRANITE CITY, INC.,
                                    an Illinois corporation

                                    By: ________________________________________
                                        Name:
                                        Title:

                                    WEST COAST SHOT, INC.,
                                    a Nevada corporation

                                    By: ________________________________________
                                        Name:
                                        Title:

                                    METALLICO LYELL ACQUISITIONS, INC.,
                                    a New York corporation

                                    By: ________________________________________
                                        Name:
                                        Title:

                                    LAKE ERIE RECYCLING CORP.,
                                    a New York corporation

                                    By: ________________________________________
                                        Name:
                                        Title:

                                    METALICO HARTFORD, INC.,
                                    a Connecticut corporation

                                    By: ________________________________________
                                        Name:
                                        Title:

                                    SANTA ROSA LEAD PRODUCTS, INC.,
                                    a California corporation

                                    By: ________________________________________
                                        Name:
                                        Title:

                                    METALICO-FLORIDA, INC.,
                                    a Florida corporation

                                    By: ________________________________________
                                        Name:
                                        Title:

                                    NORMANDY PARK HOLDINGS, INC.,
                                    a Florida corporation

                                    By: ________________________________________
                                        Name:
                                        Title:

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

                                    GULF COAST RECYCLING, INC.,
                                    a Florida corporation

                                    By: ________________________________________
                                        Name:
                                        Title:

                                    LENDER:

                                    FOOTHILL CAPITAL CORPORATION,
                                    a California corporation

                                    By: ________________________________________
                                        Name:
                                        Title:

                                                                  EXECUTION COPY

                               FIRST AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

            FIRST AMENDMENT dated as of March 18, 2002 (this "Amendment") to the LOAN AND SECURITY AGREEMENT dated as of May 31, 2001 (the "Loan Agreement"), between and among, on the one hand, FOOTHILL CAPITAL CORPORATION, a California corporation, as the lender ("Lender"), and, on the other hand, METALICO, INC., a Delaware corporation ("Parent"), and each of the Parent's Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as "Borrowers").

            WHEREAS, Borrowers have (a) requested the Lender (i) to amend the Loan Agreement to modify, among other things, the Minimum EBITDA covenant and
(ii) to consent to the transfer of assets from Metalico-Evans, Inc. and Metalico-Granite City, Inc. to Mayco Industries, L.L.C. ("Mayco") and (b) advised the Lender that the Borrowers are in default under the Minimum EBITDA covenant set forth in the Loan Agreement and have requested the Lender to waive such default, and the Lender has agreed to such waiver; and

            WHEREAS, Borrowers have additionally requested that the Loan Agreement be amended to include certain Bank Products (as defined below) extended to Borrowers by Wells Fargo Bank, N.A., or any of its affiliates.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1. Capitalized Terms. All capitalized terms used in this Amendment (including, without limitation, in the recitals hereto) and not otherwise defined shall have their respective meanings set forth in the Loan Agreement.

            2. Definitions in the Loan Agreement. Section 1.1 of the Loan Agreement is hereby amended as follows:

            (a) A definition of the term "ACH Transactions" is hereby inserted, in appropriate alphabetical order, to read as follows:

                  "'ACH Transactions' means any cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) provided by Wells Fargo or its Affiliates for the account of Borrower or its Subsidiaries."

            (b) The definition of the term "Availability" is hereby amended in its entirety to read as follows:

                        "'Availability' means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Borrowers are entitled to borrow as Advances under Section 2.1 (after giving effect to all then outstanding Obligations (other than Bank Products Obligations) and all sublimits and reserves applicable hereunder)."

                  (c) A definition of the term "Bank Product Agreements" is hereby inserted, in appropriate alphabetical order, to read as follows:

                        "'Bank Product Agreements' means those certain cash management service agreements entered into from time to time by Borrowers or their Subsidiaries in connection with any of the Bank Products."

                  (d) A definition of the term "Bank Product Obligations" is hereby inserted, in appropriate alphabetical order, to read as follows:

                        "'Bank Product Obligations' means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Borrowers or their Subsidiaries to Wells Fargo or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Borrowers are obligated to reimburse to Lender as a result of Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to Borrowers or their Subsidiaries pursuant to the Bank Product Agreements."

                  (e) A definition of the term "Bank Products" is hereby inserted, in appropriate alphabetical order, to read as follows:

                        "'Bank Products' means any service or facility extended to Borrowers or their Subsidiaries by Wells Fargo or any Affiliate of Wells Fargo including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) Hedge Agreements."

                  (f) A definition of the term "Bank Product Reserves" is hereby inserted, in appropriate alphabetical order, to read as follows:

                        "'Bank Product Reserves' means, as of any date of determination, the amount of reserves that Lender has established (based upon Wells Fargo's or its Affiliate's reasonable determination of the credit exposure in respect of then extant Bank Products) for Bank Products then provided or outstanding."

                  (g) A definition of the term "Hedge Agreement" is hereby inserted, in appropriate alphabetical order, to read as follows:

                  "'Hedge Agreement' means any and all transactions, agreements, or documents now existing or hereafter entered into between Borrowers or their Subsidiaries, on the one hand, and Wells Fargo or its Affiliates,on the other hand, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrowers' or their Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices."

            (h) The definition of the term "Loan Documents" is hereby amended in its entirety to read as follows:

                  "'Loan Documents' means this Agreement, the Bank Product Agreements, the Cash Management Agreements, the Control Agreements, the Disbursement Letter, the Due Diligence Letter, the Fee Letter, the Guaranties, the Guarantor Security Agreement, the Letters of Credit, the Mortgages, the Officers' Certificate, the Trademark Security Agreement, the Pledge Agreement, the Intercompany Subordination Agreement, the Intercreditor Agreement, the Subordination Agreement, any note or notes executed by a Borrower in connection with this Agreement and payable to Lender, and any other agreement entered into, now or in the future, by any Borrower and Lender in connection with this Agreement."

            (i) The definition of the term "Obligations" is hereby amended in its entirety to read as follows:

                  "'Obligations' means (a) all loans (including Term Loans), Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrowers to Lender pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Expenses that Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding."

            (j) The last sentence of the definition of the term "EBITDA" is hereby amended in its entirety to read as follows:

                  "In determining EBITDA for any fiscal period, pro forma effect will be given to (i) the acquisition (whether by purchase, merger or otherwise) of any company, entity or business acquired by a Borrower since the first day of such period, and (ii) the transfer of assets by Metalico-Evans, Inc. and Metalico-Granite City, Inc. to Mayco Industries, L.L.C., a Delaware limited liability company, in each case as if such acquisition or asset transfer occurred at the beginning of such period, with any adjustments to historical financial statements of the Person so acquired to be approved by the Lender in its Permitted Discretion."

            (k) The definition of the term "Permitted Investments" is hereby amended by (i) redesignating clause "(d)" as clause "(f") and (ii) inserting a new clause (d) and clause (e) therein to read as follows:

                  "(d) advances made by one or more Borrowers to Mayco Industries, L.L.C., a Delaware limited liability company ("Mayco"), in an aggregate principal amount not to exceed $600,000, provided that such advances (i) shall not be re-advanced once all or any portion of such advances are repaid and (ii) shall be subject to the terms and conditions of an intercompany subordination agreement satisfactory to Lender, (e) advances by any Borrower to Mayco, provided that (i) such advances are subject to the terms and conditions of an intercompany subordination agreement satisfactory to Lender, (ii) the maximum aggregate principal amount of such advances does not exceed $500,000 at any one time, (iii) each such advance is repaid to such Borrower within 30 days after the making of such advance and (iv) the Excess Availability of Borrowers, immediately after giving effect to each such advance, is not less than $1,000,000,"

            3. Revolver Advances. Section 2.1(a)(z) of the Loan Agreement is hereby amended in its entirety as follows:

                  "(z) the sum of (i) the Bank Product Reserve, and (ii) the aggregate amount of reserves, if any, established by Lender under Section 2.1(b)."

            4     Application and Reversal of Payments. Section 2.4(b)(i) of the
Loan Agreement is hereby amended in its entirety as follows:

                  "(i) All payments shall be remitted to Lender and all such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Lender, shall be applied as follows:

                        (A) first, to pay any Lender Expenses then due to Lender under the Loan Documents, until paid in full,

                        (B) second, to pay any fees then due to Lender under the Loan Documents until paid in full,

                        (C) third, ratably to pay interest due in respect of the Advances and the Term Loans until paid in full,

                        (D) fourth, ratably to pay all principal amounts then due and payable (other than as a result of an acceleration thereof) with respect to the Term Loans until paid in full,

                        (E) fifth, so long as no Event of Default has occurred and is continuing, and at Lender's election, to pay amounts then due and owing by Borrowers or their Subsidiaries in respect of Bank Products, until paid in full,

                        (F) sixth, so long as no Event of Default has occurred and is continuing, to pay the principal of all Advances until paid in full,

                        (G) seventh, if an Event of Default has occurred and is continuing, to pay the principal of all Bank Product Obligations until paid in full,

                        (H) eighth, if an Event of Default has occurred and is continuing, ratably (i) to pay the principal of all Advances until paid in full, and (ii) to Lender, to be held by Lender, for the benefit of Wells Fargo or its Affiliates, as applicable, as cash collateral in an amount up to the amount of the Bank Products Reserve established prior to the occurrence of, and not in contemplation of, the subject Event of Default until Borrowers' and their Subsidiaries' obligations in respect of the then extant Bank Products have been paid in full or the cash collateral amount has been exhausted,

                        (I) ninth, if an Event of Default has occurred and is continuing, to pay the outstanding principal balance of the Term Loan B (in the inverse order of the maturity of the installments due thereunder) until the Term Loan B is paid in full,

                        (J) tenth, if an Event of Default has occurred and is continuing, to pay the outstanding principal balance of the Term Loan A (in the inverse order of the maturity of the installments due thereunder) until the Term Loan A is paid in full,

                        (K) eleventh, if an Event of Default has occurred and is continuing, to be held by Lender as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full,

                        (L) twelfth, to pay any other Obligations until paid in full, and

                        (M) thirteenth, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law."

            5. Overadvances. Section 2.5 of the Loan Agreement is hereby amended in its entirety as follows:

                  "Overadvances. If, at any time or for any reason, the amount of Obligations (other than Bank Product Obligations) owed by Borrowers to Lender pursuant to Sections 2.1 and 2.12 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or 2.12, (an "Overadvance"), Borrowers immediately shall pay to Lender, in cash, the amount of such excess, which amount shall be used by Lender to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrowers hereby promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to Lender as and when due and payable under the terms of this Agreement and the other Loan Documents."

            6. Interest Rates. Section 2.6(a) of the Loan Agreement is hereby amended in its entirety as follows:

                  "(a) Interest Rates. Interest Rates. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the relevant LIBOR Rate plus the LIBOR Rate Margin, (ii) if the relevant Obligation is a portion of the Term Loan A, at a per annum rate equal to the Base Rate plus the Base Rate Term Loan A Margin, (iii) if the relevant Obligation is a portion of the Term Loan B, at a per annum rate equal to the Base Rate plus the Base Rate Term Loan B Margin, and (iv) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin."

            7. Default Rate. Section 2.6(c)(i) of the Loan Agreement is hereby amended in its entirety as follows:

                  "(i) all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 4 percentage points above the per annum rate otherwise applicable hereunder, and"

            8. Payment. Section 2.6(d) of the Loan Agreement is hereby amended in its entirety as follows:

                  "(d) Payment. Interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that any Obligations or obligation to extend credit hereunder are outstanding. Borrowers hereby authorize Lender, from time to time without prior notice to Borrowers, to charge such interest and fees, all Lender Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), the fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including the installments due and payable with respect to the Term Loans and including any amounts due and payable to Wells Fargo or its Affiliates in respect of Bank Products up to the amount of the then extant Bank Products Reserve) to Borrowers' Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrowers' Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder."

            9.    Maintenance of Loan Account; Statements of Obligations.
Section 2.10 of the Loan Agreement is hereby amended in its entirety as follows:

                  "Maintenance of Loan Account; Statements of Obligations. Lender shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which Borrowers will be charged with the Term Loan A, the Term Loan B, all Advances made by Lender to Borrowers or for Borrowers' account, the Letters of Credit issued by Lender for Borrowers' account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Lender from Borrowers or for Borrowers' account, including all amounts received in the Lender's Account from any Cash Management Bank. Lender shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses, to the extent due and owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and Lender unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statements."

            10.   Conditions Subsequent to the Initial Extension of Credit.
Section 3.2 of the Loan Agreement is hereby amended by (i) deleting the word "and" at the end of clause (c) thereof, (ii) redesignating clause (d) thereof as new clause (e) thereof, and (iii) adding the following new clause (d) to read as follows:

                  "(d) on or before April 18, 2002, establish separate electronic reporting satisfactory to Lender for Metalico-Granite City, Inc.'s shot and lead fabricating business; and"

            11. Effect of Termination. Section 3.5 of the Loan Agreement is hereby amended it its entirety as follows:

                  "Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to outstanding Letters of Credit and including all Bank Products Obligations) immediately shall become due and payable without notice or demand (including (a) either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender, and (b) providing cash collateral to be held by Lender for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations). No termination of this Agreement, however, shall relieve or discharge Borrowers of their duties, Obligations, or covenants hereunder and the Lender's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Lender's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and Lender's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Lender will, at Borrowers' sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Lender's Liens and all notices of security interests and liens previously filed by Lender with respect to the Obligations."

            12. Early Termination by Borrowers. Section 3.6 of the Loan Agreement is hereby amended in its entirety as follows:

                  "Early Termination by Borrowers. Borrowers have the option, at any time upon 60 days prior written notice by Administrative Borrower to Lender, to terminate this Agreement by paying to Lender, in cash, the Obligations (including (a) either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender, and (b) providing cash collateral to be held by Lender for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations), in full, together with the Applicable Prepayment Premium. If Administrative Borrower has sent a notice of termination pursuant to the provisions of this Section, then Lender's obligations to extend credit hereunder shall terminate and Borrowers shall be obligated to repay the Obligations (including (a) either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender, and (b) providing cash collateral to be held by Lender for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice; provided that, notwithstanding anything contained in this sentence, Borrowers shall not be required to pay the Applicable Prepayment Premium if and only if (a) the funds used to prepay the then outstanding Obligations pursuant to this
      Section 3.6 consist entirely of proceeds from an initial public offering of the Parent's Stock or (b) the termination of this Agreement and the prepayment of the then outstanding Obligations occurs (i) as a result of a refinancing of all of such Obligations (other than a refinancing in connection with an Insolvency Proceeding commenced by or against any Borrower) with funds provided by the Lender or an Affiliate of the Lender or (ii) in connection with the consummation of a transaction described in clauses (i) through (iv) of the proviso to the definition of Premium Amount. Subject to the immediately preceding sentence, in the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of Lender to terminate after the occurrence of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (d) restructure, reorganization or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to Lender or profits lost by Lender as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of Lender, Borrowers shall pay the Applicable Prepayment Premium to Lender, measured as of the date of such termination."

            13. Minimum EBITDA. Clause (i) of Section 7.20(a) is hereby amended in its entirety to read as follows:

                  "(i) Minimum EBITDA. EBITDA, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount                                  Applicable Period
-----------------                                  -----------------
   $1,491,300                                For the 3 month period ending
                                                    March 31, 2002

   $2,767,500                                For the 6 month period ending
                                                     June 30, 2002

   $3,834,000                                For the 9 month period ending
                                                  September 30, 2002

   $4,553,100                               For the 12 month period ending
                                                   December 31, 2002

            Borrowers' EBITDA for the 12 month period ending each fiscal quarter after December 31, 2002 shall not be less than Borrowers' projected EBITDA for such period as set forth in the Projections delivered to Lender in accordance with Section 6.3(c), which Projections are in form and substance acceptable to Lender; provided, that if Lender and Borrowers cannot agree on such Projections, for purposes of this Section 7.20(a)(i), Borrowers' projected EBITDA for such 12 month period shall not be less than $4,553,100."

            14. Conditions. This Amendment shall become effective only upon satisfaction in full of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the "Amendment Effective Date"):

                  (a) Representations and Warranties; No Event of Default. The representations and warranties contained herein, in Section 5 of the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Lender pursuant hereto on or prior to the Amendment Effective Date shall be correct in all material respects on and as of the Amendment Effective Date as though made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date in which case such representations and warranties shall be true and correct on and as of such date), and no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms, unless any such Event of Default has previously been waived in accordance with Section 15 of the Loan Agreement.

                  (b) Prepayment of Term Loan A. The Parent shall have prepaid Term Loan A by an amount equal to $400,250.

                  (c) Availability. The Parent shall have, as of the Amendment Effective Date, Excess Availability plus unrestricted cash and Cash Equivalents in an amount of not less than $1,000,000.

                  (d) Delivery of Documents. The Lender shall have received on or before the Amendment Effective Date the following, each in form and substance reasonably satisfactory to the Lender and, unless indicated otherwise, dated the Amendment Effective Date:

                        (i) counterparts of this Amendment, duly executed by Borrowers and the Lender; and

                        (ii) such other agreements, instruments, approvals, opinions and other documents as the Lender may reasonably request.

                  (e) Proceedings. All proceedings in connection with the transactions contemplated by this Amendment, and all documents incidental thereto, shall be reasonably satisfactory to the Lender and its special counsel, and the Lender and such special counsel shall have received all such information and such counterpart originals or certified copies of documents, and such other agreements, instruments, approvals, opinions and other documents, as the Lender or such special counsel may reasonably request.

            15. Representations and Warranties. Each of the Borrowers represent and warrant as follows:

                  (a)   Except as previously disclosed in writing to the Lender:
(i) the representations and warranties made by such Borrower herein, in the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Lender on or prior to the Amendment Effective Date shall be correct and accurate on and as of the Amendment Effective Date as though made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date in which case such representations and warranties shall be true and correct on and as of such date); and (ii) subject to Section 5 hereof, no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

                  (b) Each of the Borrowers (i) is a corporation, duly organized, validly existing and in good standing under the laws of its state of organization, (ii) has all requisite power and authority to execute, deliver and perform this Amendment, and to perform the Loan Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified and in good standing reasonably could be expected to have a Material Adverse Change.

                  (c) The execution, delivery and performance by each Borrower of this Amendment, and the performance by each such Borrower of the Loan Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene such Borrower's charter or by-laws, any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any lien or other encumbrance (other than pursuant to any Loan Documents) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

                  (d) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or agency or other regulatory body is required in connection with the due execution, delivery and performance by such Borrower of this Amendment, or for the performance of the Loan Agreement, as amended hereby.

                  (e) This Amendment, the Loan Agreement, as amended hereby, and each other Loan Document to which such Borrower is a party is a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by equitable principles or by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

            16. Waiver and Consent. (a) Pursuant to the request of the Parent, the Lender hereby consents to and waives any Event of Default that would arise under the Loan Agreement from any noncompliance by Borrowers with Section 7.20(a) of the Loan Agreement with respect to the EBITDA of Borrowers and their Subsidiaries being less than $5,573,309 as of September 30, 2001, and less than $7,408,152 as of December 31, 2001; provided that the actual EBITDA of Borrowers and their Subsidiaries for the nine month period ending September 30, 2001 was not less than $4,600,000 and for the twelve month period ending December 31, 2001 was not less than $5,600,000.

                  (b) Pursuant to the request of the Parent, the Lender hereby consents to and waives any Event of Default that would arise under the Loan Agreement from any noncompliance by Borrowers with Section 7.4 of the Loan Agreement with respect to the transfer of assets from Metalico-Evans, Inc. and Metalico-Granite City, Inc. to Mayco pursuant to and in accordance with that certain Asset Contribution Agreement dated as of March 18, 2002 by and among Parent, Metalico-Evans, Inc., a Georgia corporation, Metalico-Granite City, Inc., an Illinois corporation, and Mayco.

                  (c) Pursuant to the request of the Parent, the Lender hereby consents to and waives any Event of Default that would arise under the Loan Agreement from any noncompliance by Borrowers (i) with Section 7.1 of the Loan Agreement with respect to the guaranty by the Parent, Metalico-Evans, Inc. and Metalico-Granite City, Inc (the "Metalico Guaranty") of the obligations of Mayco under the Loan and Security Agreement dated as of March 18, 2002 by and among Mayco Industries, L.L.C., as borrower, Parent, Metalico-Evans, Inc., Metalico-Granite City, Inc and Mayfield Manufacturing Co., Inc., as guarantors, and Foothill Capital Corporation and (ii) with Section 7.2 of the Loan Agreement with respect to the pledge by Metalico-Evans, Inc. and Metalico-Granite City, Inc to the Lender of such Person's Stock of Mayco to secure such Person's obligations under the Metalico Guaranty.

                  (d) The Lender's waiver and consent provided for in this Amendment (i) shall be deemed effective upon the execution of this Amendment by the Lender, (ii) shall be effective only in this specific instance and for the specific purposes set forth herein, and (iii) does not allow for any other or further departure from the terms and conditions of the Loan Agreement or any other Loan Document, which terms and conditions shall continue in full force and effect.

            17. Continued Effectiveness of the Loan Agreement. (a) Except as otherwise expressly provided herein, the Loan Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date (i) all references in the Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment and (ii) all references in the other Loan Documents to the "Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment.

                  (b) Borrowers hereby acknowledge and agree that this Amendment constitutes a "Loan Document" under the Loan Agreement. Accordingly, it shall be an Event of Default under the Loan Agreement if any representation or warranty made by Borrowers under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made.

            18. Costs and Expenses. Borrowers shall pay all reasonable out-of-pocket costs and expenses of the Lender (including, without limitation, the reasonable fees and charges of counsel to the Lender) in connection with this Amendment.

            19. Miscellaneous. (a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

                  (b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  (c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

            20. THE BORROWERS AND THE LENDER EACH HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF THE LENDER GROUP IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

                [Remainder of this page intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                            METALICO, INC.,
                                            a Delaware corporation

                                            By: ________________________________
                                                Name:
                                                Title:

                                            METALICO-COLLEGE GROVE, INC.,
                                            a Tennessee corporation

                                            By: ________________________________
                                                Name:
                                                Title:

                                            HHP CORPORATION,
                                            a Tennessee corporation

                                            By: ________________________________
                                                Name:
                                                Title:

                                            METALICO-EVANS, INC.,
                                            a Georgia corporation

                                            By: ________________________________
                                                Name:
                                                Title:

                                            METALICO-GRANITE CITY, INC.,
                                            an Illinois corporation

                                            By: ________________________________
                                                Name:
                                                Title:

                                            WEST COAST SHOT, INC.,
                                            a Nevada corporation

                                            By: ________________________________
                                                Name:
                                                Title:

                                            METALICO LYELL ACQUISITIONS, INC.,
                                            a New York corporation

                                            By: ________________________________
                                                Name:
                                                Title:

                                            LAKE ERIE RECYCLING CORP.,
                                            a New York corporation

                                            By: ________________________________
                                                Name:
                                                Title:

                                            METALICO HARTFORD, INC.,
                                            a Connecticut corporation

                                            By: ________________________________
                                                Name:
                                                Title:

                                            SANTA ROSA LEAD PRODUCTS, INC.,
                                            a California corporation

                                            By: ________________________________
                                                Name:
                                                Title:

                                            METALICO-FLORIDA, INC.,
                                            a Florida corporation

                                            By: ________________________________
                                                Name:
                                                Title:

                                            GULF COAST RECYCLING, INC.,
                                            a Florida corporation

                                            By: ________________________________
                                                Name:
                                                Title:

                                            FOOTHILL CAPITAL CORPORATION,
                                            a California corporation

                                            By: ________________________________
                                                Name:
                                                Title:

                               SECOND AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

            SECOND AMENDMENT dated as of May 15, 2002 (this "Amendment") to the LOAN AND SECURITY AGREEMENT dated as of May 31, 2001, as amended by the First Amendment dated as of March 18, 2002 (the "Loan Agreement"), between and among, on the one hand, FOOTHILL CAPITAL CORPORATION, a California corporation, as the lender ("Lender"), and, on the other hand, METALICO, INC., a Delaware corporation ("Parent"), and each of the Parent's Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as "Borrowers").

            WHEREAS, Parent has requested the Lender to amend the Loan Agreement
(i) to reduce the minimum amount of average Availability required under the Loan Agreement in order for Parent to make payments on the GSR Notes and to repurchase shares of its Stock from $3,500,000 to $1,500,000 and (ii) to permit the payment of an additional $200,000 on the GSR Notes during the year 2002, and the Lender has agreed to such reduction and additional GSR Note payment subject to the terms and conditions of this Amendment.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1. Capitalized Terms. All capitalized terms used in this Amendment (including, without limitation, in the recitals hereto) and not otherwise defined shall have their respective meanings set forth in the Loan Agreement.

            2. GSR Notes. (a) Clause (iii) of Section 7.1(g) of the Loan Agreement is hereby amended by deleting the number "$3,500,000" set forth therein and inserting the number "$1,500,000" in lieu thereof, and (b) clause
(ii) of Section 7.1(g) of the Loan Agreement is hereby amended by inserting the following phrase between the number "500,000" and the word "during" set forth therein: "(or, during the year 2002, $700,000)".

            3. Stock Repurchases. (a) Section 7.11(c) of the Loan Agreement is hereby amended by deleting the number "$3,500,000" set forth therein and inserting the number "$1,500,000" in lieu thereof, and (b) Section 7.11(b) of the Loan Agreement is hereby amended by inserting the following phrase between the number "500,000" and the word "during" set forth therein: "(or, during the year 2002, $700,000)".

            4. Conditions. This Amendment shall become effective only upon satisfaction in full of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the "Amendment Effective Date"):

                  (a) Representations and Warranties; No Event of Default. The representations and warranties contained herein, in Section 5 of the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Lender pursuant hereto on or prior to the Amendment Effective Date shall be correct in all material respects on and as of the Amendment Effective Date as though made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date in which case such representations and warranties shall be true and correct on and as of such date), and no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms, unless any such Event of Default has previously been waived in accordance with Section 15 of the Loan Agreement.

                  (b) Amendment Fee. Borrowers shall have paid to Lender, in immediately available funds, a fully earned and nonrefundable amendment fee equal to $10,000, the payment of which shall be effected by Lender charging such fee to Borrowers' Loan Account.

                  (c) Delivery of Documents. The Lender shall have received on or before the Amendment Effective Date the following, each in form and substance reasonably satisfactory to the Lender and, unless indicated otherwise, dated the Amendment Effective Date:

                        (i) counterparts of this Amendment, duly executed by Borrowers and the Lender; and

                        (ii) such other agreements, instruments, approvals, opinions and other documents as the Lender may reasonably request.

                  (d) Proceedings. All proceedings in connection with the transactions contemplated by this Amendment, and all documents incidental thereto, shall be reasonably satisfactory to the Lender and its special counsel, and the Lender and such special counsel shall have received all such information and such counterpart originals or certified copies of documents, and such other agreements, instruments, approvals, opinions and other documents, as the Lender or such special counsel may reasonably request.

            5. Representations and Warranties. Each of the Borrowers represent and warrant as follows:

                  (a)   Except as previously disclosed in writing to the Lender:
(i) the representations and warranties made by such Borrower herein, in the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Lender on or prior to the Amendment Effective Date shall be correct and accurate on and as of the Amendment Effective Date as though made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date in which case such representations and warranties shall be true and correct on and as of such date); and (ii) no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

                  (b) Each of the Borrowers (i) is a corporation, duly organized, validly existing and in good standing under the laws of its state of organization, (ii) has all requisite power and authority to execute, deliver and perform this Amendment, and to perform the Loan Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified and in good standing reasonably could be expected to have a Material Adverse Change.

                  (c) The execution, delivery and performance by each Borrower of this Amendment, and the performance by each such Borrower of the Loan Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene such Borrower's charter or by-laws, any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any lien or other encumbrance (other than pursuant to any Loan Documents) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

                  (d) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or agency or other regulatory body is required in connection with the due execution, delivery and performance by such Borrower of this Amendment, or for the performance of the Loan Agreement, as amended hereby.

                  (e) This Amendment, the Loan Agreement, as amended hereby, and each other Loan Document to which such Borrower is a party is a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by equitable principles or by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

            6. Continued Effectiveness of the Loan Agreement. (a) Except as otherwise expressly provided herein, the Loan Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date (i) all references in the Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment and (ii) all references in the other Loan Documents to the "Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment.

                  (b) Borrowers hereby acknowledge and agree that this Amendment constitutes a "Loan Document" under the Loan Agreement. Accordingly, it shall be an Event of Default under the Loan Agreement if any representation or warranty made by Borrowers under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made.

            7. Costs and Expenses. Borrowers shall pay all reasonable out-of-pocket costs and expenses of the Lender (including, without limitation, the reasonable fees and charges of counsel to the Lender) in connection with this Amendment.

            8. Miscellaneous. (a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

                  (b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  (c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

            9. THE BORROWERS AND THE LENDER EACH HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF THE LENDER GROUP IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

                [Remainder of this page intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                              METALICO, INC.,
                                              a Delaware corporation

                                              By: ____________________________
                                                  Name:
                                                  Title:

                                              METALICO-COLLEGE GROVE, INC.,
                                              a Tennessee corporation

                                              By: ____________________________
                                                  Name:
                                                  Title:

                                              HHP CORPORATION,
                                              a Tennessee corporation

                                              By: ____________________________
                                                  Name:
                                                  Title:

                                              METALICO-EVANS, INC.,
                                              a Georgia corporation

                                              By: ____________________________
                                                  Name:
                                                  Title:

                                              METALICO-GRANITE CITY, INC.,
                                              an Illinois corporation

                                              By: ____________________________
                                                  Name:
                                                  Title:

                                              WEST COAST SHOT, INC.,
                                              a Nevada corporation

                                              By: ____________________________
                                                  Name:
                                                  Title:

                                              METALICO LYELL ACQUISITIONS, INC.,
                                              a New York corporation

                                              By: ____________________________
                                                  Name:
                                                  Title:

                                              LAKE ERIE RECYCLING CORP.,
                                              a New York corporation

                                              By: ____________________________
                                                  Name:
                                                  Title:

                                              METALICO HARTFORD, INC.,
                                              a Connecticut corporation

                                              By: ____________________________
                                                  Name:
                                                  Title:

                                              SANTA ROSA LEAD PRODUCTS, INC.,
                                              a California corporation

                                              By: ____________________________
                                                  Name:
                                                  Title:

                                              METALICO-FLORIDA, INC.,
                                              a Florida corporation

                                              By: ____________________________
                                                  Name:
                                                  Title:

                                              GULF COAST RECYCLING, INC.,
                                              a Florida corporation

                                              By: ____________________________
                                                  Name:
                                                  Title:

                                              FOOTHILL CAPITAL CORPORATION,
                                              a California corporation

                                              By: ____________________________
                                                  Name:
                                                  Title:

                               THIRD AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

            THIRD AMENDMENT dated as of May 16, 2003 (this "Amendment") to the LOAN AND SECURITY AGREEMENT dated as of May 31, 2001, as amended by the First Amendment dated as of March 18, 2002 and by the Second Amendment dated as of May 16, 2002 (the "Loan Agreement"), between and among, on the one hand, FOOTHILL CAPITAL CORPORATION, a California corporation, as the lender ("Lender"), and, on the other hand, METALICO, INC., a Delaware corporation ("Parent"), and each of the Parent's Subsidiaries (including Metalico Aluminum (as defined below)) identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as "Borrowers").

            WHEREAS, Parent has requested the Lender to amend the Loan Agreement
(i) to amend the Loan Agreement to modify, among other things, the Minimum EBITDA covenant and the capital expenditures covenant, (ii) to insert a line of credit pursuant to which the Borrowers may be able to receive loans from the Lender to finance the Borrowers' capital expenditures and (iii) to join Metalico Aluminum Recovery, Inc., a New York corporation ("Metalico Aluminum"), as a "Borrower" under the Loan Agreement and join Metalico Aluminum as a party to certain other Loan Documents, and the Lender has agreed to such amendments and to such joinder subject to the terms and conditions of this Amendment.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1. Capitalized Terms. All capitalized terms used in this Amendment (including, without limitation, in the recitals hereto) and not otherwise defined shall have their respective meanings set forth in the Loan Agreement.

            2. Definitions in the Loan Agreement. Section 1.1 of the Loan Agreement is hereby amended as follows:

            (a) The definition of the term "Base Rate Term Loan B Margin" is hereby amended in its entirety to read as follows:

                  "'Base Rate Term Loan B Margin' means 1.50 percentage points."

            (b) The definition of the term "Borrowing" is hereby amended in its entirety to read as follows:

                  "'Borrowing' means a borrowing hereunder of an Advance or a Term Loan B, as the case may be."

            (c) The definition of the term "Guarantors" is hereby amended in its entirety to read as follows:

                  "'Guarantors' means, with respect to all Obligations, the Subsidiary Guarantors."

            (d) The definition of the term "Term Loan B Amount" is hereby amended in its entirety to read as follows:

                  "'Term Loan B Amount' means $2,000,000."

            (e) A definition of the term "Capital Assets" is hereby inserted, in appropriate alphabetical order, to read as follows:

                  "'Capital Assets' has the meaning set forth in Section
      2.2(b)."

            (f) A definition of the term "Hard Cost" is hereby inserted, in appropriate alphabetical order, to read as follows:

                  "'Hard Cost' means, with respect to each Capital Asset acquired by a Borrower, the cash purchase price paid by a Borrower for such Capital Asset less the aggregate amount of all soft costs (including, without limitation, all taxes, delivery and storage charges, installation charges and other charges added to such purchase price) included in the purchase price for such Capital Asset."

            (g) A definition of the term "Third Amendment Effective Date" is hereby inserted, in appropriate alphabetical order, to read as follows:

                  "'Third Amendment Effective Date' means the date on which all of the conditions precedent to the effectiveness of Third Amendment to Loan Agreement dated as of April ___, 2003, by and among the Borrowers and the Lenders have been fulfilled or waived."

            3. Term Loan B. Section 2.2(b) of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "(b) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, Lender may, in its sole discretion, make term loans (collectively, the "Term Loan B" and, together with the Term Loan A, each a "Term Loan" and collectively, the "Term Loans") to Borrowers, after the Third Amendment Effective Date, in an aggregate principal amount at any one time outstanding not to exceed the Term Loan B Amount. The proceeds of each Term Loan B shall be used by a Borrower solely to fund a portion of the purchase price of assets ("Capital Assets") acquired by such Borrower that, in accordance with GAAP, are or should be included in "property, plant and equipment" or in a similar fixed asset account on such Borrower's balance sheet. The maximum principal amount of each Term Loan B shall not exceed 70% of the Hard Cost of the Capital Assets to be acquired by the Borrowers with a portion of the proceeds of such Term Loan B. Each Term Loan B shall be made in a minimum amount of $50,000. Each Term Loan B shall be repaid in consecutive monthly installments each in a principal amount equal to 1/60th of the original principal of such Term

Loan B, plus accrued interest on the amount of principal so repaid, on the first day of each month, commencing on the first day of the first month immediately succeeding the day on which such Term Loan B is made hereunder. The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan B shall be due and payable on the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. All amounts outstanding under the Term Loan B shall constitute Obligations. Any principal amount of the Term Loan B which is repaid or prepaid by Borrowers may be reborrowed pursuant to the terms hereof."

            4. Borrowing Procedures. Section 2.3(a) of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "(a) Procedure for Borrowing. Each Borrowing shall be made by a written request by an Authorized Person delivered to Lender (which notice must be received by Lender no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date specifying
      (i) the amount of such Borrowing, (ii) the requested Funding Date, which shall be a Business Day and (iii) in the case of a Borrowing consisting of a Term Loan B, the Capital Assets proposed to be financed with the proceeds of such Term Loan B together with the Hard Cost of such Capital Assets, the invoices pertaining to such Capital Assets and any other information or documents requested by Lender that pertain to such Capital Assets. At Lender's election, in lieu of delivering the above-described request in writing, any Authorized Person may give Lender telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice."

            5. LaSalle Indebtedness. (a) Section 7.1(b) of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "(b) Indebtedness set forth on Schedule 5.20 other than Indebtedness owing to the Junior Lenders (as such term is defined in the Intercreditor Agreement);"

                  (b) Section 7.1(g) of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "(g) Indebtedness owing to the Junior Lenders (as such term is defined in the Intercreditor Agreement) to the extent such Indebtedness is subject to the terms of the Intercreditor Agreement (the "Junior Debt"); provided that (i) the Borrowers shall be permitted to make payments of principal and interest on the Junior Debt in accordance with the terms of the Intercreditor Agreement and (ii) notwithstanding anything to the contrary contained in the Intercreditor Agreement, the Borrowers shall be permitted to make additional prepayments of the Junior Debt so long as (A) no Event of Default has occurred and is continuing or would result from the making of such payments, (B) the aggregate amount of such payments made to the holders of the Junior Debt plus the aggregate amount of payments made to Carlos Aguero in respect of the Indebtedness subject to the Subordination Agreement plus the aggregate amount of Stock repurchased by the Borrowers in accordance with Section 7.11 shall not exceed $700,000 during any calendar year, (C) the average Availability of Borrowers during the six month period immediately preceding each such payment less the aggregate amount of all payments made and Stock repurchased as described in clause (B) above during such six month period shall not be less than $1,500,000, (D) if the Junior Debt owing to any holder thereof is repaid in full as a result of such prepayment, such holder shall, in conjunction with such prepayment, release its Lien on any Collateral securing such Junior Debt and (E) Administrative Borrower delivers to Lender, at least three (3) Business Days prior to each such payment, a certificate of the chief executive officer or chief financial officer of Administrative Borrower (I) certifying that the conditions set forth in clauses (A), (B) and (D) above have been satisfied and (II) containing a calculation of the Availability test set forth in clause (C) above; and"

            6. Distributions. Section 7.11(b) of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "(b) the aggregate amount paid to repurchase such shares of Stock plus the aggregate amount of payments made to Carlos Aguero in respect of the Indebtedness subject to the Subordination Agreement plus the aggregate amount of payments made to the holders of the Junior Debt in accordance with Section 7.1(g) shall not exceed $700,000 during any calendar year,"

            7. Minimum EBITDA. Clause (i) of Section 7.20(a) is hereby amended in its entirety to read as follows:

                  "(i) Minimum EBITDA. EBITDA, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount                                  Applicable Period
-----------------                                  -----------------
   $  980,479                                 For the 3 month period ending
                                                    March 31, 2003

   $2,877,722                                For the 6 month period ending
                                                     June 30, 2003

   $4,551,466                                For the 9 month period ending
                                                  September 30, 2003

   $5,534,732                               For the 12 month period ending
                                                  December 31, 2003

            Borrowers' EBITDA for the 12 month period ending each fiscal quarter after December 31, 2003 shall not be less than Borrowers' projected EBITDA for such period as set forth in the Projections delivered to Lender in accordance with Section 6.3(c), which Projections are in form and substance acceptable to Lender; provided, that if Lender and Borrowers cannot agree on such Projections, for purposes of this Section

      7.20(a)(i), Borrowers' projected EBITDA for such 12 month period shall not be less than $5,534,732."

            8. Capital Expenditures. Clause (i) of Section 7.20(b) is hereby amended by deleting the number "$3,300,000" set forth therein and inserting in lieu thereof the number "$4,000,000".

            9. Term Loan B Guaranty. Section 16 of the Loan Agreement is hereby amended in its entirety to read as follows: "[INTENTIONALLY OMITTED]"

            10. Schedules. [Schedule E-1 to the Loan Agreement is hereby amended to insert the additional locations of Eligible Inventory set forth in Annex I to this Amendment. Schedule 5.5 to the Loan Agreement is hereby amended to insert the additional locations set forth in Annex III to this Amendment.
Schedule 5.7 to the Loan Agreement are hereby amended in its entirety to read as set forth on Annex IV to this Amendment. Schedule 5.8(c) to the Loan Agreement is hereby amended in its entirety to read as set forth in Annex V to this Amendment. Schedule 5.18 to the Loan Agreement is hereby amended to insert the additional Demand Deposit Accounts set forth in Annex VI to this Amendment.] [TO BE UPDATED TO REFLECT JOINDER OF M.A.R.]

            11. Conditions. This Amendment shall become effective only upon satisfaction in full of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the "Amendment Effective Date"):

                  (a) Representations and Warranties; No Event of Default. The representations and warranties contained herein, in Section 5 of the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Lender pursuant hereto on or prior to the Amendment Effective Date shall be correct in all material respects on and as of the Amendment Effective Date as though made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date in which case such representations and warranties shall be true and correct on and as of such date), and no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms, unless any such Event of Default has previously been waived in accordance with Section 15 of the Loan Agreement.

                  (b) Amendment Fee. Borrowers shall have paid to Lender, in immediately available funds, a fully earned and nonrefundable amendment fee equal to $5,000, the payment of which shall be effected by Lender charging such fee to Borrowers' Loan Account.

                  (c) Delivery of Documents. The Lender shall have received on or before the Amendment Effective Date the following, each in form and substance reasonably satisfactory to the Lender and, unless indicated otherwise, dated the Amendment Effective Date:

                        (i) counterparts of this Amendment, duly executed by Borrowers and the Lender;

                        (ii) evidence of the filing of UCC-1 financing statements by Lender against Metalico Aluminum reflecting the security interests granted by Metalico Aluminum to Lender in all the assets and properties of Metalico Aluminum;

                        (iii) a copy of the resolutions of Metalico Aluminum,
            certified as of the Amendment Effective Date by an authorized officer thereof, authorizing (A) the transactions contemplated by the Loan Documents to which Metalico Aluminum is or will be a party, and (B) the execution, delivery and performance by Metalico Aluminum of this Amendment and the other Loan Documents to be executed and delivered pursuant hereto to which Metalico Aluminum is a party, and the performance of the Loan Agreement, as amended;

                        (iv) a certificate of an authorized officer of Metalico Aluminum certifying the names and true signatures of the representatives of Metalico Aluminum authorized to sign this Amendment and the other documents to be executed and delivered by Metalico Aluminum in connection herewith, together with evidence of the incumbency of such authorized officers;

                        (v) a certificate of the appropriate official(s) of the state of organization and each state of foreign qualification of Metalico Aluminum certifying as to the subsistence and good standing of, and the payment of taxes by, Metalico Aluminum in such states;

                        (vi) certificates of an authorized officer of Metalico Aluminum certifying that attached thereto is a complete and correct copy of the certificate of incorporation of Metalico Aluminum;

                        (vii) certificates of an authorized officer of Metalico
            Aluminum certifying that attached thereto is a complete and correct copy of the by-laws of Metalico Aluminum;

                        (viii) each joinder, in the form attached as Exhibit A
            and Exhibit B to this Amendment, duly executed by Metalico Aluminum;

                        (ix) an amendment to the Pledge Agreement, duly executed by Parent, together with all certificates representing the shares of Stock of Metalico Aluminum pledged thereunder, as well as Stock powers with respect thereto endorsed in blank;

                        (x) a Collateral Access Agreement with respect to Metalico Aluminum's lease of 25 Lake Avenue, Blasdell, New York 13219;

                        (xi) a certificate of insurance with respect to Metalico Aluminum, together with endorsements thereto, as required by Section 6.8 of the Loan Agreement, the form and substance of which shall be satisfactory to Lender; and

                        (xii) such other agreements, instruments, approvals,
            opinions and other documents as the Lender may reasonably request.

                  (d) UCC Searches. The Agent shall have received UCC, tax and judgment lien searches of Metalico Aluminum.

                  (e) Collateral Reporting. Metalico Aluminum shall have established an electronic collateral reporting system satisfactory to the Agent.

                  (f) Proceedings. All proceedings in connection with the transactions contemplated by this Amendment, and all documents incidental thereto, shall be reasonably satisfactory to the Lender and its special counsel, and the Lender and such special counsel shall have received all such information and such counterpart originals or certified copies of documents, and such other agreements, instruments, approvals, opinions and other documents, as the Lender or such special counsel may reasonably request.

            12. Representations and Warranties. Each of the Borrowers (including Metalico Aluminum) represent and warrant as follows:

                  (a)   Except as previously disclosed in writing to the Lender:
(i) the representations and warranties made by such Borrower herein, in the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Lender on or prior to the Amendment Effective Date shall be correct and accurate on and as of the Amendment Effective Date as though made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date in which case such representations and warranties shall be true and correct on and as of such date); and (ii) no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

                  (b) Each of the Borrowers (i) is a corporation, duly organized, validly existing and in good standing under the laws of its state of organization, (ii) has all requisite power and authority to execute, deliver and perform this Amendment, and to perform the Loan Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified and in good standing reasonably could be expected to have a Material Adverse Change.

                  (c) The execution, delivery and performance by each Borrower of this Amendment, and the performance by each such Borrower of the Loan Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene such Borrower's charter or by-laws, any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any lien or other encumbrance (other than pursuant to any Loan Documents) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

                  (d) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or agency or other regulatory body is required in connection with the due execution, delivery and performance by such Borrower of this Amendment, or for the performance of the Loan Agreement, as amended hereby.

                  (e) This Amendment, the Loan Agreement, as amended hereby, and each other Loan Document to which such Borrower is a party is a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by equitable principles or by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

            13. Joinder of Metalico Aluminum. (a) Loan Agreement. Metalico Aluminum hereby agrees to become a Borrower under the Loan Agreement as if it were a signatory thereto on the Closing Date and Metalico Aluminum shall comply with and be subject to all of the terms, conditions, covenants, agreements and obligations set forth in the Loan Agreement. Metalico Aluminum agrees that each reference to a "Borrower" or the "Borrowers" in the Loan Agreement shall include Metalico Aluminum. Metalico Aluminum acknowledges that is has received a copy of the Loan Agreement and the other Loan Documents. In furtherance of the terms and provisions of Section 4 of the Loan Agreement, Metalico Aluminum hereby grants to Lender a continuing lien on and security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Metalico Aluminum and the other Borrowers of each of their covenants and duties under the Loan Documents. The Lender's Liens in and to the Personal Property Collateral of Metalico Aluminum shall attach to all of its Personal Property Collateral without further act on the part of Agent or Metalico Aluminum. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, neither Metalico Aluminum nor any other Borrower has any authority, express or implied, to dispose of any item or portion of the Collateral.

                  (b) Contribution Agreement. By its execution of this Amendment, Metalico Aluminum hereby (i) confirms that the representations and warranties contained in Section 4 of the Contribution Agreement are true and correct as to it as of the Amendment Effective Date, (ii) agrees that from and after the Amendment Effective Date it shall be an Obligor under the Contribution Agreement as if it were a signatory thereto and shall be bound by all of the provisions thereof, and (iii) agrees that it shall comply with and be subject to all the terms, conditions, covenants, agreements and obligations set forth therein. Metalico Aluminum hereby agrees that each reference to an "Obligor" or the "Obligors" in the Contribution Agreement shall include Metalico Aluminum. Metalico Aluminum acknowledges that it has received a copy of the Contribution Agreement and that it has read and understands the terms thereof. To evidence the foregoing provisions of this paragraph (b), Metalico Aluminum shall execute the joinder amendment attached hereto as Exhibit A and deliver the same to Lender on the Amendment Effective Date.

                  (c) Intercompany Subordination Agreement. By its execution of this Amendment, Metalico Aluminum hereby (i) agrees that from and after the Amendment Effective Date it shall be an Obligor under the Intercompany Subordination Agreement as if it were a signatory thereto and shall be bound by all of the provisions thereof, and (ii) agrees that it shall comply with and be subject to all the terms, conditions, covenants, agreements and obligations set forth therein. Metalico Aluminum hereby agrees that each reference to an "Obligor" or the "Obligors" in the Intercompany Subordination Agreement shall include Metalico Aluminum. Metalico Aluminum acknowledges that it has received a copy of the Intercompany Subordination Agreement and that it has read and understands the terms thereof. To evidence the foregoing provisions of this paragraph (c), Metalico Aluminum shall execute the joinder amendment attached hereto as Exhibit B and deliver the same to Lender on the Amendment Effective Date.

            14. Continued Effectiveness of the Loan Agreement. (a) Except as otherwise expressly provided herein, the Loan Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date (i) all references in the Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment and (ii) all references in the other Loan Documents to the "Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment.

                  (b) Borrowers hereby acknowledge and agree that this Amendment constitutes a "Loan Document" under the Loan Agreement. Accordingly, it shall be an Event of Default under the Loan Agreement if any representation or warranty made by Borrowers under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made.

            15. Costs and Expenses. Borrowers shall pay all reasonable out-of-pocket costs and expenses of the Lender (including, without limitation, the reasonable fees and charges of counsel to the Lender) in connection with this Amendment.

            16. Miscellaneous. (a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

                  (b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  (c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

            17. THE BORROWERS AND THE LENDER EACH HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF THE LENDER GROUP IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

                [Remainder of this page intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                              METALICO, INC.,
                                              a Delaware corporation

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              METALICO-COLLEGE GROVE, INC.,
                                              a Tennessee corporation

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              HHP CORPORATION,
                                              a Tennessee corporation

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              METALICO-EVANS, INC.,
                                              a Georgia corporation

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              METALICO-GRANITE CITY, INC.,
                                              an Illinois corporation

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              WEST COAST SHOT, INC.,
                                              a Nevada corporation

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              METALICO LYELL ACQUISITIONS, INC.,
                                              a New York corporation

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              LAKE ERIE RECYCLING CORP.,
                                              a New York corporation

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              METALICO HARTFORD, INC.,
                                              a Connecticut corporation

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              SANTA ROSA LEAD PRODUCTS, INC.,
                                              a California corporation

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              METALICO-FLORIDA, INC.,
                                              a Florida corporation

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              GULF COAST RECYCLING, INC.,
                                              a Florida corporation

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              METALICO ALUMINUM RECOVERY, INC.,
                                              a New York corporation

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              FOOTHILL CAPITAL CORPORATION,
                                              a California corporation

                                              By: ______________________________
                                                  Name:
                                                  Title:

                               FOURTH AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

            FOURTH AMENDMENT dated as of December 31, 2003 (this "Amendment") to the LOAN AND SECURITY AGREEMENT dated as of May 31, 2001, as amended by the First Amendment dated as of March 18, 2002, by the Second Amendment dated as of May 15, 2002 and by the Third Amendment dated as of May 16, 2003 (as amended, the "Loan Agreement"), between and among, on the one hand, WELLS FARGO FOOTHILL, INC., a California corporation (formerly known as Foothill Capital Corporation), as the lender ("Lender"), and, on the other hand, METALICO, INC., a Delaware corporation ("Parent"), and each of the Parent's Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as "Borrowers").

            WHEREAS, Parent has requested the Lender to amend the Loan Agreement to amend the Loan Agreement to modify the Minimum EBITDA covenant set forth therein, and the Lender has agreed to such amendments and to such joinder subject to the terms and conditions of this Amendment.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1. Capitalized Terms. All capitalized terms used in this Amendment (including, without limitation, in the recitals hereto) and not otherwise defined shall have their respective meanings set forth in the Loan Agreement.

            2. Minimum EBITDA. Clause (i) of Section 7.20(a) is hereby amended in its entirety to read as follows:

                  "(i) Minimum EBITDA. EBITDA, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount                                  Applicable Period
-----------------                                  -----------------
   $  980,479                                For the 3 month period ending
                                                    March 31, 2003

   $2,500,000                                For the 6 month period ending
                                                     June 30, 2003

   $4,000,000                                For the 9 month period ending
                                                  September 30, 2003

   $5,534,732                               For the 12 month period ending
                                                   December 31, 2003

            Borrowers' EBITDA for the 12 month period ending each fiscal quarter after December 31, 2003 shall not be less than Borrowers' projected EBITDA for such period as set forth in the Projections delivered to Lender in accordance with Section 6.3(c), which Projections are in form and substance acceptable to Lender; provided, that if Lender and Borrowers cannot agree on such Projections, for purposes of this Section 7.20(a)(i), Borrowers' projected EBITDA for such 12 month period shall not be less than $5,534,732."

            3. Conditions. This Amendment shall become effective only upon satisfaction in full of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the "Amendment Effective Date"):

                  (a) Representations and Warranties; No Event of Default. The representations and warranties contained herein, in Section 5 of the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Lender pursuant hereto on or prior to the Amendment Effective Date shall be correct in all material respects on and as of the Amendment Effective Date as though made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date in which case such representations and warranties shall be true and correct on and as of such date), and no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms, unless any such Event of Default has previously been waived in accordance with Section 15 of the Loan Agreement.

                  (b) Amendment Fee. Borrowers shall have paid to Lender, in immediately available funds, a fully earned and nonrefundable amendment fee equal to $5,000, the payment of which shall be effected by Lender charging such fee to Borrowers' Loan Account.

                  (c) Delivery of Documents. The Lender shall have received on or before the Amendment Effective Date the following, each in form and substance reasonably satisfactory to the Lender and, unless indicated otherwise, dated the Amendment Effective Date:

                        (i) counterparts of this Amendment, duly executed by Borrowers and the Lender; and

                        (ii) such other agreements, instruments, approvals, opinions and other documents as the Lender may reasonably request.

                  (d) Proceedings. All proceedings in connection with the transactions contemplated by this Amendment, and all documents incidental thereto, shall be reasonably satisfactory to the Lender and its special counsel, and the Lender and such special counsel shall have received all such information and such counterpart originals or certified copies of documents, and such other agreements, instruments, approvals, opinions and other documents, as the Lender or such special counsel may reasonably request.

            4. Representations and Warranties. Each of the Borrowers represent and warrant as follows:

                  (a)   Except as previously disclosed in writing to the Lender:
(i) the representations and warranties made by such Borrower herein, in the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Lender on or prior to the Amendment Effective Date shall be correct and accurate on and as of the Amendment Effective Date as though made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date in which case such representations and warranties shall be true and correct on and as of such date); and (ii) no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

                  (b) Each of the Borrowers (i) is a corporation, duly organized, validly existing and in good standing under the laws of its state of organization, (ii) has all requisite power and authority to execute, deliver and perform this Amendment, and to perform the Loan Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified and in good standing reasonably could be expected to have a Material Adverse Change.

                  (c) The execution, delivery and performance by each Borrower of this Amendment, and the performance by each such Borrower of the Loan Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene such Borrower's charter or by-laws, any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any lien or other encumbrance (other than pursuant to any Loan Documents) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

                  (d) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or agency or other regulatory body is required in connection with the due execution, delivery and performance by such Borrower of this Amendment, or for the performance of the Loan Agreement, as amended hereby.

                  (e) This Amendment, the Loan Agreement, as amended hereby, and each other Loan Document to which such Borrower is a party is a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by equitable principles or by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

            5. Continued Effectiveness of the Loan Agreement. (a) Except as otherwise expressly provided herein, the Loan Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date (i) all references in the Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment and (ii) all references in the other Loan Documents to the "Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment.

                  (b) Borrowers hereby acknowledge and agree that this Amendment constitutes a "Loan Document" under the Loan Agreement. Accordingly, it shall be an Event of Default under the Loan Agreement if any representation or warranty made by Borrowers under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made.

            6. Costs and Expenses. Borrowers shall pay all reasonable out-of-pocket costs and expenses of the Lender (including, without limitation, the reasonable fees and charges of counsel to the Lender) in connection with this Amendment.

            7. Miscellaneous. (a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

                  (b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  (c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

            8. THE BORROWERS AND THE LENDER EACH HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF THE LENDER GROUP IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

                [Remainder of this page intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                              METALICO, INC.,
                                              a Delaware corporation

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              METALICO-COLLEGE GROVE, INC.,
                                              a Tennessee corporation

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              HHP CORPORATION,
                                              a Tennessee corporation

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              METALICO-EVANS, INC.,
                                              a Georgia corporation

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              METALICO-GRANITE CITY, INC.,
                                              an Illinois corporation

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              WEST COAST SHOT, INC.,
                                              a Nevada corporation

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              METALICO LYELL ACQUISITIONS, INC.,
                                              a New York corporation

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              LAKE ERIE RECYCLING CORP.,
                                              a New York corporation

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              METALICO HARTFORD, INC.,
                                              a Connecticut corporation

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              SANTA ROSA LEAD PRODUCTS, INC.,
                                              a California corporation

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              METALICO-FLORIDA, INC.,
                                              a Florida corporation

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              GULF COAST RECYCLING, INC.,
                                              a Florida corporation

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              METALICO ALUMINUM RECOVERY, INC.,
                                              a New York corporation

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              WELLS FARGO FOOTHILL, INC.,
                                              a California corporation

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                                                  EXHIBIT 10.9-F

                                JOINDER AGREEMENT

            THIS JOINDER AGREEMENT, dated as of the 9th day of February, 2004 (the "Agreement"), to the Loan Agreement referred to below is entered into by Buffalo Hauling Corp., a New York corporation (the "Additional Borrower"), in favor of Wells Fargo Foothill, Inc. (f/k/a Foothill Capital Corporation), a California corporation, as lender (the "Lender");

            WHEREAS, Metalico, Inc., a Delaware corporation ("Parent"), and each of the Subsidiaries of Parent party thereto (such Subsidiaries, together with Parent, each individually as a "Borrower", and individually and collectively, jointly and severally, as "Borrowers") and the Lender are party to a certain Loan and Security Agreement dated as of May 31, 2001 (as amended or supplemented from time to time, the "Loan Agreement"; all capitalized terms that are defined in the Loan Agreement and not otherwise defined herein are used herein as defined therein);

            WHEREAS, the Parent has requested the Additional Borrower (i) to be joined (A) to the Loan Agreement as a "Borrower", (B) to the Contribution Agreement as an "Obligor" as defined therein, (C) to the Pledge Agreement as a "Pledgor" as defined therein, and (D) to the Fee Letter, in each case pursuant to this Agreement and (ii) to become jointly and severally liable with the Borrowers for the Obligations;

            WHEREAS, the Lender has agreed to such request subject to the terms and conditions hereinafter set forth.

            NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

            1. Joinder of Additional Borrower to the Loan Agreement. (a) By its execution of this Agreement, the Additional Borrower hereby (i) confirms that, after giving effect to the supplement to the schedules to the Loan Agreement provided for in Section 1(b) below, each representation and warranty contained in Section 5 of the Loan Agreement is true and correct as they relate to the Additional Borrower as of the effective date of this Agreement, (ii) grants to the Lender, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by the Additional Borrower of its covenants and duties under the Loan Documents, which Lien in and to the Collateral shall attach to all Collateral without further action on the part of the Lender or the Additional Borrower, (iii) agrees that from and after the effective date of this Agreement it shall be a Borrower under the Loan Agreement as if it were a signatory thereto and shall be bound by all of the provisions thereof, and (iv) agrees that it shall comply with and be subject to all the terms, conditions, covenants, agreements and obligations set forth therein. The Additional Borrower hereby agrees that each reference to a "Borrower" or the "Borrowers" in the Loan Agreement and the other Loan Documents shall include the Additional Borrower. The Additional Borrower acknowledges that it has received a copy of the Loan Agreement and the other Loan Documents and that it has read and understands the terms thereof.

                  (b) Schedules. Attached as Exhibit A hereto are updated copies of each Schedule referenced in the Loan Agreement revised to include all information required to be provided therein with respect to, and only with respect to, the Additional Borrower. Each such Schedule shall be attached to the applicable schedule of the Loan Agreement, the applicable Loan Agreement shall be so supplemented thereby and on and after the date hereof all references in any Loan Document to any Schedule of the Loan Agreement shall mean such Schedule as so supplemented, provided, that any use of the term "as of the date hereof" or any term of similar import, in any provision of the Loan Agreement relating to the Additional Borrower or any of the information supplemented to such Schedule hereby, such term shall be deemed to refer to the effective date of this Joinder Agreement.

            2. Joinder of Additional Borrower to the Pledge Agreement. (a) By its execution of this Agreement, the Additional Borrower hereby (i) confirms that, after giving effect to the supplement to the schedules to the Pledge Agreement provided for in Section 2(b) below, each representation and warranty contained in Section 5 of the Pledge Agreement are true and correct as to the Additional Borrower as of the effective date of this Agreement, (ii) agrees that from and after the effective date of this Agreement it shall be an Pledgor under the Pledge Agreement as if it were a signatory thereto and shall be bound by all of the provisions thereof, and (iii) agrees that it shall comply with and be subject to all the terms, conditions, covenants, agreements and obligations set forth therein. The Additional Borrower hereby agrees that each reference to a "Pledgor" or the "Pledgors" in the Pledge Agreement shall include the Additional Borrower. The Additional Borrower acknowledges that it has received a copy of the Pledge Agreement and that it has read and understands the terms thereof.

                  (b) Schedules. Attached as Exhibit B hereto are updated copies of each Schedule referenced in the Pledge Agreement revised to include all information required to be provided therein with respect to, and only with respect to, the Additional Borrower. Each such Schedule shall be attached to the applicable schedule of the Pledge Agreement, the applicable Pledge Agreement shall be so supplemented thereby and on and after the date hereof all references in any Loan Document to any Schedule of the Pledge Agreement shall mean such Schedule as so supplemented, provided, that any use of the term "as of the date hereof" or any term of similar import, in any provision of the Pledge Agreement relating to the Additional Borrower or any of the information supplemented to such Schedule hereby, such term shall be deemed to refer to the effective date of this Joinder Agreement.

            3. Joinder of Additional Borrower to the Contribution Agreement. By its execution of this Agreement, the Additional Borrower hereby (i) confirms that the representations and warranties contained in Section 4 of the Contribution Agreement are true and correct as to the Additional Borrower as of the effective date of this Agreement, (ii) agrees that from and after the effective date of this Agreement it shall be an Obligor under the Contribution Agreement as if it were a signatory thereto and shall be bound by all of the provisions thereof, and (iii) agrees that it shall comply with and be subject to all the terms, conditions, covenants, agreements and obligations set forth therein. The Additional Borrower hereby agrees that each reference to an "Obligor" or the "Obligors" in the Contribution Agreement shall include the Additional Borrower. The Additional Borrower acknowledges that it has received a copy of the Contribution Agreement and that it has read and understands the terms thereof.

            4. Joinder of Additional Borrower to the Fee Letter. By its execution of this Agreement, the Additional Borrower hereby agrees that (a) from and after the effective date of this Agreement it shall be a Borrower under the Fee Letter as if it were a signatory thereto and shall be bound by all of the provisions thereof, and (b) it shall comply with and be subject to all the terms, conditions, covenants, agreements and obligations set forth therein. The Additional Borrower hereby agrees that each reference to a "Borrower" or "Borrowers" in the Fee Letter shall include the Additional Borrower. The Additional Borrower acknowledges that it has received a copy of the Fee Letter and that it has read and understands the terms thereof.

            5.    Effectiveness. This Agreement shall become effective upon:

                  (a) receipt by the Lender of an originally executed counterpart hereof;

                  (b) the filing by the Lender of one or more UCC-1 financing statements in such office or offices as may be necessary or, in the opinion of the Lender, desirable to perfect the security interests purported to be granted by the Additional Borrower to the Lender by this Agreement and the Loan Agreement;

                  (c) receipt by the Lender of a certificate dated as of a recent date of the appropriate official(s) of the states of incorporation and each state of foreign qualification of the Additional Borrower, certifying as to the good standing of, and the payment of taxes by, the Additional Borrower in such states and listing all charter documents of the Additional Borrower on file with such official(s);

                  (d) receipt by the Lender of a certificate dated as of the effective date of this Agreement from an Authorized Person of the Additional Borrower certifying (i) the names and true signatures of the officers of the Additional Borrower authorized to sign this Agreement and the other documents contemplated hereby, (ii) copies of the Governing Documents of the Additional Borrower, as amended, modified, or supplemented to the effective date of this Agreement and (iii) a copy of the resolutions adopted by the Board of Directors of the Additional Borrower, certified as of the effective date of this Agreement by authorized officers thereof, authorizing, among other things, the execution of this Agreement;

                  (e) receipt by the Lender of such other agreements, instruments, approvals or other documents reasonably requested by the Lender in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by the Loan Agreement or otherwise to effect the intent that the Additional Borrower shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that, to the extent set forth in the Loan Agreement, all property and assets of such Person shall become Collateral for the Obligations.

            6. General Provisions. (a) Except as contemplated to be supplemented hereby, the Loan Agreement, the Pledge Agreement, the Contribution Agreement, the Fee Letter and each other Loan Document shall continue to be, and shall remain, in full force and effect. Except as expressly contemplated hereby, this Agreement shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Loan Agreement, the Pledge Agreement, the Contribution Agreement or the Fee Letter or (ii) to prejudice any right or rights which the Lender may now have or may have in the future under or in connection with the Loan Agreement, the Pledge Agreement, the Contribution Agreement, the Fee Letter or any of the instruments or agreements referred to therein, as the same may be amended or modified from time to time. It is understood and agreed that this Agreement shall constitute a "Loan Document" under the Loan Agreement and the other Loan Documents.

                  (b) Representations and Warranties. Each Borrower hereby confirms that as of the date hereof each representation and warranty made by it under the Loan Documents is true and correct in all material respects (except to the extent that such representation and warranty relates solely to an earlier date) and that no Default or Event of Default has occurred or is continuing under any Loan Document.

                  (c) Costs and Expenses. The Borrowers hereby jointly and severally agree to pay or reimburse the Lender for all of its reasonable and customary out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement including, without limitation, the reasonable fees and disbursements of counsel.

                  (d) Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  (e) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by an officer thereunto duly authorized, as of the date first above written.

                                               BUFFALO HAULING CORP.

                                               By: _____________________________
                                                   Name:
                                                   Title:

Acknowledged and Agreed to
this ____ day of February, 2004:

BORROWERS:

METALICO, INC.
METALICO-COLLEGE GROVE, INC.
HHP CORPORATION
METALICO-EVANS, INC.
METALICO-GRANITE CITY, INC.
WEST COAST SHOT, INC.
METALICO LYELL ACQUISITIONS, INC.
LAKE ERIE RECYCLING CORP.
METALICO HARTFORD, INC.
SANTA ROSA LEAD PRODUCTS, INC.
METALICO-FLORIDA, INC.
GULF COAST RECYCLING, INC.
METALICO ALUMINUM RECOVERY, INC.

By: _____________________________
    Name:
    Title:

CONSENTED TO THIS 9TH DAY OF
FEBRUARY, 2004:

WELLS FARGO FOOTHILL, INC., as Lender

By: ______________________________
    Name:
    Title:

                               FIFTH AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

            FIFTH AMENDMENT dated as of June 29, 2004 (this "Amendment") to the LOAN AND SECURITY AGREEMENT dated as of May 31, 2001, as amended by the First Amendment dated as of March 18, 2002, by the Second Amendment dated as of May 15, 2002, by the Third Amendment dated as of May 16, 2003 and by the Fourth Amendment dated as of December 31, 2003 (the "Loan Agreement"), between and among, on the one hand, WELLS FARGO FOOTHILL, INC., a California corporation, as the lender ("Lender"), and, on the other hand, METALICO, INC., a Delaware corporation ("Parent"), and each of the Parent's Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as "Borrowers").

            WHEREAS, Parent has requested that the Lender amend the Loan Agreement to, among other things (i) provide an additional term loan in an aggregate principal amount equal to $1,000,000, (ii) readvance funds to the Borrowers under the Term Loan A in an aggregate principal amount of $3,500,000,
(iii) permit Parent to acquire the remaining outstanding Stock of Mayco Industries, LLC ("Mayco") and (iv) extend the Maturity Date of the Loan Agreement to May 31, 2009, and the Lender has agreed to such amendments subject to the terms and conditions of this Amendment.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1. Capitalized Terms. All capitalized terms used in this Amendment (including, without limitation, in the recitals hereto) and not otherwise defined shall have their respective meanings set forth in the Loan Agreement.

            2. Existing Defined Terms in the Loan Agreement. Section 1.1 of the Loan Agreement is hereby amended as follows:

            (a) The definition of the term "Applicable Prepayment Premium" is hereby amended in its entirety to read as follows:

            "'Applicable Prepayment Premium' means, as of any date of determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of the Fifth Amendment to the Loan Agreement up to the date that is that second anniversary of the Fifth Amendment Effective Date, 4% times the Premium Amount, (b) during the period from and including the date that is the second anniversary of the Fifth Amendment Effective Date up to the date that is the third anniversary of the Fifth Amendment Effective Date, 3% times the Premium Amount, (c) during the period of time from and including the date that is the third anniversary of the Fifth Amendment Effective Date up to the date that is the fourth anniversary of the Fifth Amendment Effective Date, 2% times the Premium Amount, and (d) during the period of time from and including the date that is the fourth anniversary of the Fifth Amendment Effective Date up to the Maturity Date, 1% times the Premium Amount."

            (b) The definition of the term "Base Rate Term Loan A Margin" is hereby amended in its entirety to read as follows:

            "'Base Rate Term Loan A Margin' means 1.00 percentage point."

            (c) The definition of the term "Base Rate Term Loan B Margin" is hereby amended in its entirety to read as follows:

            "'Base Rate Term Loan B Margin' means 1.00 percentage point."

            (d) The definition of the term "Dilution" is hereby amended in its entirety to read as follows:

            "'Dilution' means, as of any date of determination, a percentage, based upon the experience of the immediately prior 90 days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts during such period, by (b) Borrowers' billings with respect to Accounts during such period (excluding extraordinary items) plus the Dollar amount of clause (a)."

            (e) The definition of the term "Maximum Revolver Amount" is hereby amended in its entirety to read as follows:

            "'Maximum Revolver Amount' means $28,500,000 minus the then-applicable Line Block."

            (f) The definition of the term "Permitted Investments" is hereby amended in its entirety to read as follows:

            "'Permitted Investments' means (a) investments in Cash Equivalents,
(b) investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) investments by any Borrower in any other Borrower provided that if any such investment is in the form of Indebtedness (other than Contingent Obligations in favor of third parties), such Indebtedness shall be subject to the terms and conditions of the Intercompany Subordination Agreement and (e) the purchase by Parent of the remaining outstanding membership interests of Mayco not otherwise owned by Parent prior to the Fifth Amendment Effective Date for a purchase price not to exceed $8,000,000."

            (g) The definition of the term "Premium Amount" is hereby amended by
(i) deleting the reference to "$21,000,000" set forth therein and (ii) inserting in lieu thereof the following clause: "$35,000,000 minus the then-applicable Line Block".

            (h) The definition of the term "Term Loan" is hereby amended by deleting the reference to "Section 2.2(b)" therein and substituting a reference to "Section 2.2(c)" therefor.

            (i) The definition of the term "Term Loan A Amount" is hereby amended in its entirety to read as follows:

            "'Term Loan A Amount' means $3,500,000."

            3. New Defined Terms. The following defined terms are hereby added, in appropriate alphabetical order, to Section 1.1 of the Loan Agreement:

            (a) The definition of the term "Base Rate Term Loan C Margin" is hereby inserted to read as follows:

            "'Base Rate Term Loan C Margin' means 1.00 percentage point."

            (b) The definition of the term "Fifth Amendment Effective Date" is hereby inserted to read as follows:

            "'Fifth Amendment Effective Date' means the date on which all of the conditions precedent to the effectiveness of the Fifth Amendment to the Loan Agreement dated as of June 29, 2004, by and among the Borrowers and the Lender, have been fulfilled or waived."

            (c) The definition of the term "Holdback Funding Date" is hereby inserted to read as follows:

            "'Holdback Funding Date' has the meaning set forth in Section 2.2(a)(ii)."

            (d) The definition of the term "Holdback Loan" is hereby inserted to read as follows:

            "'Holdback Loan' has the meaning set forth in Section 2.2(a)(ii)."

            (e) The definition of the term "Line Block" is hereby inserted to read as follows:

            "'Line Block' means an amount equal to $7,500,000, which amount may be decreased or eliminated upon the mutual written agreement of the Lender and the Parent and with the prior written consent of Wells Fargo Bank, National Association."

            (f) The definition of the term "Mayco" is hereby inserted to read as follows:

            "'Mayco' means Mayco Industries, L.L.C., a Delaware limited liability company."

            (g) The definition of the term "Term Loan A Holdback" is hereby inserted to read as follows:

            "'Term Loan A Holdback' means $742,000."

            (h) The definition of the term "Term Loan C" is hereby inserted to read as follows:

            "'Term Loan C' has the meaning set forth in Section 2.2(c)."

            (i) The definition of the term "Term Loan C Amount" is hereby inserted to read as follows:

            "'Term Loan C Amount' means $1,000,000."

            4. Revolver Advances.

            (a) Section 2.1(a)(y)(i) of the Loan Agreement is hereby amended by deleting the reference to "$2,750,000" and substituting a reference to "$7,500,000" therefor.

            (b) Section 2.1(a)(y)(ii)(A) of the Loan Agreement is hereby amended by deleting the reference to "35%" and substituting a reference to "45%" therefor.

            5. Term Loans.

            (a) Section 2.2(a) of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "(a) (i) On the Closing Date, the Lender made a term loan (the "Original Term Loan A") to Borrowers in an amount equal to $4,200,000, of which $879,750.12 remains outstanding on the Fifth Amendment Effective Date. Subject to the terms and conditions of this Agreement, on the Fifth Amendment Effective Date Lender agrees to make a term loan (the "Second Term Loan A" and collectively, together with the Original Term Loan A, the "Term Loan A") to Borrowers in an amount, equal to the Term Loan A Amount less the sum of (x) the outstanding balance of the Original Term Loan A and (y) the Term Loan A Holdback. As of and after the Fifth Amendment Effective Date, each of the Original Term Loan A and the Second Term Loan A shall be considered part of the Term Loan A for all purposes of this Agreement and the other Loan Documents and any reference to the "Term Loan A" in the Loan Agreement or in any other Loan Document shall be deemed to include both the Original Term Loan A and the Second Term Loan A made by Lender to Borrowers. The Term Loan A shall be repaid in consecutive monthly installments each in a principal amount equal to 1/60th of the Term Loan A Amount (subject to Section 2.2(a)(ii) hereinbelow), plus accrued interest on the amount of principal so repaid, on the first day of each month, commencing on August 1, 2004. Borrowers may, at any time, prepay all or a portion of the Term Loan A without penalty or premium. Each prepayment shall be applied against the remaining installments of principal due on the Term Loan A in the inverse order of maturity. The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan A shall be due and payable on the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. All amounts outstanding under the Term Loan A shall constitute Obligations. Any principal amount of the Term Loan A which is repaid or prepaid by Borrowers may not be reborrowed.

                        (ii) The amount of the Term Loan A Holdback shall not be available to the Borrowers until the Lender is satisfied, in its Permitted Discretion, that the conditions set forth in Section 3.7 hereinbelow have been satisfied. If Lender determines in its Permitted Discretion that such conditions have been satisfied, Lender shall, at the request of

Borrowers, make an additional term loan in the amount of the Term Loan A Holdback (the "Holdback Loan"), which shall constitute a part of the Term Loan A for all purposes of this Agreement and the other Loan Documents as of the date of funding of the Holdback Loan (the "Holdback Funding Date"). As of the Holdback Funding Date, any reference to the "Term Loan A" in this Agreement or in any other Loan Document shall be deemed to include both the Term Loan A described in Section 2.2(a)(i) hereinabove and the Holdback Loan. Upon the funding of the Holdback Loan, the principal amount of each monthly payment of the Term Loan A determined at the initial funding of the Term Loan A pursuant to
Section 2.2(a)(i) hereinabove shall be increased by an amount equal to (x) the amount of the Holdback Loan divided by (y) the number of installments of the Term Loan A remaining to be paid after the Holdback Funding Date, such increase to be effective on the next date after the Holdback Funding Date that a principal installment of the Term Loan A is due."

            (b) The first sentence of Section 2.2(b) of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "(b) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, Lender may, in its sole discretion, make term loans (collectively, the "Term Loan B") to Borrowers, after the Third Amendment Effective Date, in an aggregate principal amount at any one time outstanding not to exceed the Term Loan B Amount."

            (c) Section 2.2 of the Loan Agreement is hereby amended to insert a new paragraph (c) thereunder to read as follows:

                  "(c) Subject to the terms and conditions of this Agreement and Lender's satisfaction with the results of the phase I and phase II environmental reports conducted on the Atlanta Facility, Lender agrees to make a term loan (the "Term Loan C" and, together with the Term Loan A and Term Loan B, each a "Term Loan" and collectively, the "Term Loans") to Borrowers in an amount equal to the Term Loan C Amount. The Term Loan C shall be payable in consecutive monthly installments each in a principal amount equal to 1/18th of the Term Loan C Amount, plus accrued interest on the amount of principal so repaid, on the first day of each month, commencing on August 1, 2004. Borrowers may, at any time, prepay all or a portion of the Term Loan C without penalty or premium. Each prepayment shall be applied against the remaining installments of principal due on the Term Loan C in the inverse order of maturity. The outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loan C shall be due and payable on the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. All amounts outstanding under the Term Loan C shall constitute Obligations. Any principal amount of the Term Loan C which is repaid or prepaid by Borrowers may not be reborrowed."

            6. Interest Rates. Section 2.6(a) of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "(a) Interest Rates. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the relevant LIBOR Rate plus the LIBOR Rate Margin, (ii) if the relevant Obligation is a portion of the Term Loan A, at a per annum rate equal to the Base Rate plus the Base Rate Term Loan A Margin, (iii) if the relevant Obligation is a portion of the Term Loan B, at a per annum rate equal to the Base Rate plus the Base Rate Term Loan B Margin, (iv) if the relevant Obligation is a portion of the Term Loan C, at a rate per annum equal to the Base Rate plus the Base Rate Term Loan C Margin, and (v) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin."

            7. Letter of Credit Fee. Section 2.6(b) of the Loan Agreement is hereby amended by deleting the reference to "2%" and substituting the reference to "1%" therefor.

            8. Fees. Section 2.11 of the Loan Agreement is hereby amended to reflect the following:

            (a) Unused Line Fee. Section 2.11(a) of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "(a) Unused Line Fee. On the first day of each month during the term of this Agreement, an unused line fee in the amount equal to 0.25% per annum times the result of (a) the Maximum Revolver Amount, less (b) the sum of
(i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month,"

            (b) Audit, Appraisal, and Valuation Charges. Section 2.11(c)(i) of the Loan Agreement is hereby amended by deleting the reference to "$750" set forth therein and substituting a reference to "$850" therefor.

            9. Letters of Credit. Section 2.12 (a)(ii) is hereby amended in its entirety to read as follows:

                  "(ii) the Letter of Credit Usage would exceed $4,000,000, or,"

            10. Conditions Precedent to all Extensions of Credit. Section 3.3(d) of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "(d) [INTENTIONALLY OMITTED]."

            11. Term. Section 3.4 of the Loan Agreement is hereby amended by deleting the reference to "May 31, 2006" set forth therein and substituting a reference to "May 31, 2009" therefor.

            12. Early Termination by Borrowers. Clause (b) of the proviso in
Section 3.6 of the Loan Agreement is hereby amended in its entirety to read as follow:

                  "(b) the termination of this Agreement and the prepayment of the then outstanding Obligations occurs (i) as a result of a cash flow refinancing of all of such Obligations (other than a refinancing in connection with an Insolvency Proceeding commenced by or against any Borrower) with funds provided by the Lender or any Affiliate of the Lender or (ii) in connection with the consummation of a transaction described in clauses (i) through (iv) of the proviso to the definition of Premium Amount."

            13. Conditions to Holdback Loan. The following is appended to
Section 3 as Section 3.7:

            "3.7 Conditions Precedent to Holdback Loan. The obligation of Lender to make the Holdback Loan shall be subject to the following conditions precedent:

            (a) Parent shall have acquired all of the outstanding membership interests of Mayco not otherwise owned by Parent prior to the Fifth Amendment Effective Date;

            (b) Lender shall have received satisfactory evidence that it has a perfected, first priority Lien (subject only to existing Liens acceptable to Lender in its Permitted Discretion) on all assets of Mayco;

            (c) Lender has received an amendment to the Pledge Agreement, duly executed by Parent, providing for the granting of a security interest in the membership interests of Mayco, together with all certificates (if any) representing the membership interests of Mayco pledged thereunder and powers with respect thereto endorsed in blank;

            (d) Lender has received satisfactory evidence of payment in full of all Indebtedness of Mayco owing to AmSouth Bank, together with all such additional instruments and other writings necessary to effect or evidence the release of any liens, security interests or other charges or encumbrances in favor of AmSouth Bank;

            (e) Lender has received a certificate of an authorized officer of Mayco certifying the names and true signatures of the representatives of Mayco authorized to sign any documents to be executed and delivered by Mayco in connection with the funding of the Holdback Loan, together with evidence of the incumbency of such authorized officers; and

            (f) no Default or Event of Default shall have occurred and be continuing on the Holdback Funding Date or after giving effect to the funding of the Holdback Loan."

            14. Distributions. Clause (b) of Section 7.11 of the Loan Agreement is hereby amended to read as follows:

                  "(b) the aggregate amount paid to repurchase such shares of Stock plus the aggregate amount of payments made to Carlos Aguero in respect of the Indebtedness subject to the Subordination Agreement plus the aggregate amount of payments made to the holders of Junior Debt in accordance with Section 7.1(g) shall not exceed (i) $1,400,000 during calendar year 2004 or (ii) $700,000 during any calendar year thereafter,"

            15. Minimum EBITDA. Clause (i) of Section 7.20(a) of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "(i) Minimum EBITDA. EBITDA, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount                                  Applicable Period
-----------------                                  -----------------
   $1,174,651                                For the 3 month period ending
                                                    March 31, 2004

   $3,730,367                                For the 6 month period ending
                                                     June 30, 2004

   $6,875,282                                For the 9 month period ending
                                                  September 30, 2004

   $9,003,512                                For the 12 month period ending
                                                   December 31, 2004

            Lender shall establish required minimum amounts for each 12-month period ending on the last day of each fiscal quarter after December 31, 2004 on such basis as Lender may determine in its Permitted Discretion, consistent with methods employed to establish minimum amounts for prior periods."

            16. Fee Letter. Paragraph 3 of the Fee Letter is hereby amended in its entirety to read as follows:

                  "3. Servicing Fee. On the first day of each month through the Termination Date, commencing with the first day of the month immediately following the Closing Date, Borrowers shall pay to Lender a servicing fee in an amount equal to $5,000 (the 'Servicing Fee')."

            17. Conditions. This Amendment shall become effective only upon satisfaction in full of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the "Amendment Effective Date"):

            (a) Representations and Warranties; No Event of Default. The representations and warranties contained herein, in Section 5 of the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Lender pursuant hereto on or prior to the Amendment Effective Date shall be correct in all material respects on and as of the Amendment Effective Date as though made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date in which case such representations and warranties shall be true and correct on and as of such date), and no Default or

Event of Default shall have occurred and be continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms, unless any such Event of Default has previously been waived in accordance with Section 15 of the Loan Agreement.

            (b) Amendment Fee; Line Block Elimination Fee. Borrowers shall have paid to Lender, in immediately available funds, a fully earned and nonrefundable amendment fee equal to $100,000, the payment of which shall be effected by Lender charging such fee to Borrowers' Loan Account in such amounts and on such dates as follows: (i) $20,000, payable on the Amendment Effective Date and (ii) $20,000, payable on each of September 15, 2004, October 15, 2004, November 15, 2004 and December 15, 2004. When and if the Line Block is eliminated pursuant to the definition of the term "Line Block", Borrowers shall pay to Lender on the date of such elimination, in immediately available funds, a fully earned and nonrefundable fee equal to $75,000, the payment of which shall be effected by Lender charging such fee to Borrower's Loan Account.

            (c) Delivery of Documents. The Lender shall have received on or before the Amendment Effective Date the following, each in form and substance reasonably satisfactory to the Lender and, unless indicated otherwise, dated the Amendment Effective Date:

                        (i) counterparts of this Amendment, duly executed by
            Borrowers and the Lender;

                        (ii) evidence of payment in full of the promissory note,
            dated as of February 9, 2004, made by Buffalo Hauling Corp., a New York corporation, in favor of Buffalo Fuel Corp., a New York corporation, in the original principal amount of $1,060,000, together with all such additional instruments and other writings necessary to effect or evidence the release of any liens, security interests or other charges or encumbrances in favor of Buffalo Fuel Corp.;

                        (iii) a copy of the resolutions of each Borrower,
            certified as of the Amendment Effective Date by an authorized officer thereof, authorizing (A) the transactions contemplated by the Loan Documents to which such Borrower is or will be a party and
            (B) the execution, delivery and performance by such Borrower of this Amendment and the other Loan Documents to be executed and delivered pursuant hereto to which such Borrower is a party, and the performance of the Loan Agreement, as amended;

                        (iv) a certificate of an authorized officer of each
            Borrower certifying the names and true signatures of the representatives of such Borrower authorized to sign this Amendment and the other documents to be executed and delivered by such Borrower in connection herewith, together with evidence of the incumbency of such authorized officers;

                        (v) a certificate of the appropriate official(s) of the
            state of organization and each state of foreign qualification of each Borrower certifying as to the subsistence and good standing of, and the payment of taxes by, such Borrower in such states;

                        (vi) certificates of an authorized officer of each
            Borrower certifying either that (A) attached thereto is a complete and correct copy of the Governing Documents of such Borrower or (B) the Governing Documents of such Borrower previously delivered to Lender in connection with the closing of the Loan Agreement remain true and correct and in full force and effect without amendment as of the Amendment Effective Date;

                        (vii) an opinion of Arnold S. Graber, Esq. General
            Counsel to the Borrowers, as to such matters as Lender may reasonably request; and

                        (viii) such other agreements, instruments, approvals,
            opinions and other documents as the Lender may reasonably request.

            (d) Proceedings. All proceedings in connection with the transactions contemplated by this Amendment, and all documents incidental thereto, shall be reasonably satisfactory to the Lender and its special counsel, and the Lender and such special counsel shall have received all such information and such counterpart originals or certified copies of documents, and such other agreements, instruments, approvals, opinions and other documents, as the Lender or such special counsel may reasonably request.

            18. Representations and Warranties. Each of the Borrowers represent and warrant as follows:

            (a) Except as previously disclosed in writing to the Lender: (i) the representations and warranties made by such Borrower herein, in the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Lender on or prior to the Amendment Effective Date shall be correct and accurate on and as of the Amendment Effective Date as though made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date in which case such representations and warranties shall be true and correct on and as of such date); and (ii) no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

            (b) Each of the Borrowers (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of organization, (ii) has all requisite power and authority to execute, deliver and perform this Amendment, and to perform the Loan Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified and in good standing reasonably could be expected to cause a Material Adverse Change.

            (c) The execution, delivery and performance by each Borrower of this Amendment, and the performance by each such Borrower of the Loan Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene such Borrower's charter or by-laws, any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any lien or other encumbrance (other than pursuant to any Loan Documents) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

            (d) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or agency or other regulatory body is required in connection with the due execution, delivery and performance by such Borrower of this Amendment, or for the performance of the Loan Agreement, as amended hereby.

            (e) This Amendment, the Loan Agreement, as amended hereby, and each other Loan Document to which such Borrower is a party is a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by equitable principles or by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

            19. Continued Effectiveness of the Loan Agreement. (a) Except as otherwise expressly provided herein, the Loan Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date (i) all references in the Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment and (ii) all references in the other Loan Documents to the "Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment.

            (b) Borrowers hereby acknowledge and agree that this Amendment constitutes a "Loan Document" under the Loan Agreement. Accordingly, it shall be an Event of Default under the Loan Agreement if any representation or warranty made by Borrowers under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made.

            20. Costs and Expenses. Borrowers shall pay all reasonable out-of-pocket costs and expenses of the Lender (including, without limitation, the reasonable fees and charges of counsel to the Lender) in connection with this Amendment.

            21. Miscellaneous. (a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

            (b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

            (c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

            22. THE BORROWERS AND THE LENDER EACH HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE ACTIONS OF THE LENDER GROUP IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

                [Remainder of this page intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                               METALICO, INC.,
                               a Delaware corporation
                               METALICO-COLLEGE GROVE, INC.,
                               a Tennessee corporation
                               HHP CORPORATION,
                               a Tennessee corporation
                               METALICO-EVANS, INC.,
                               a Georgia corporation
                               METALICO-GRANITE CITY, INC.,
                               an Illinois corporation
                               WEST COAST SHOT, INC.,
                               a Nevada corporation
                               METALLICO LYELL ACQUISITIONS, INC.,
                               a New York corporation
                               LAKE ERIE RECYCLING CORP.,
                               a New York corporation
                               METALICO HARTFORD, INC.,
                               a Connecticut corporation
                               SANTA ROSA LEAD PRODUCTS, INC.,
                               a California corporation
                               GULF COAST RECYCLING, INC.,
                               a Florida corporation
                               METALICO ALUMINUM RECOVERY, INC.,
                               a New York corporation
                               BUFFALO HAULING CORP.,
                               a New York corporation

                               By: _____________________________
                                   Name:
                                   Title: Authorized Representative

Accepted and agreed to
as of the date first above written:

WELLS FARGO FOOTHILL, INC.

By: _____________________________
    Name:
    Title:

                                                                  EXHIBIT 10.9-H

                                JOINDER AGREEMENT

            THIS JOINDER AGREEMENT, dated as of the 30th day of September, 2004 (the "Agreement"), to the Loan Agreement referred to below is entered into by Mayco Industries, Inc. an Alabama corporation (the "Additional Borrower"), in favor of Wells Fargo Foothill, Inc., a California corporation, as lender (the "Lender");

            WHEREAS, Metalico, Inc., a Delaware corporation (the "Parent"), and each of the Subsidiaries of Parent party thereto (such Subsidiaries, together with Parent, each individually as a "Borrower", and individually and collectively, jointly and severally, as "Borrowers") and the Lender are party to a certain Loan and Security Agreement dated as of May 31, 2001 (as amended by the First Amendment dated as of March 18, 2002, by the Second Amendment dated as of May 15, 2002, by the Third Amendment dated as of May 16, 2003, by the Fourth Amendment dated as of December 31, 2003 and by the Fifth Amendment dated as of June 29, 2004, and as further amended and supplemented from time to time, the "Loan Agreement"; all capitalized terms that are defined in the Loan Agreement and not otherwise defined herein are used herein as defined therein);

            WHEREAS, the Parent has requested the Additional Borrower (i) to be joined (A) to the Loan Agreement as a "Borrower", (B) to the Contribution Agreement as an "Obligor" as defined therein, (C) to the Pledge Agreement as a "Pledgor" as defined therein, and (D) to the Fee Letter, in each case pursuant to this Agreement and (ii) to become jointly and severally liable with the Borrowers for the Obligations;

            WHEREAS, the Lender has agreed to such request subject to the terms and conditions hereinafter set forth.

            NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

            1. Joinder of Additional Borrower to the Loan Agreement. (a) By its execution of this Agreement, the Additional Borrower hereby (i) confirms that, after giving effect to the supplement to the schedules to the Loan Agreement provided for in Section 1(b) below, each representation and warranty contained in Section 5 of the Loan Agreement is true and correct as they relate to the Additional Borrower as of the effective date of this Agreement, (ii) grants to the Lender, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by the Additional Borrower of its covenants and duties under the Loan Documents, which Lien in and to the Collateral shall attach to all Collateral without further action on the part of the Lender or the Additional Borrower, (iii) agrees that from and after the effective date of this Agreement it shall be a Borrower under the Loan Agreement as if it were a signatory thereto and shall be bound by all of the provisions thereof, and (iv) agrees that it shall comply with and be subject to all the terms, conditions, covenants, agreements and obligations set forth therein. The Additional Borrower hereby agrees that each reference to a "Borrower" or the "Borrowers" in the Loan Agreement and the other

Loan Documents shall include the Additional Borrower. The Additional Borrower acknowledges that it has received a copy of the Loan Agreement and the other Loan Documents and that it has read and understands the terms thereof.

                  (b) Schedules. Attached as Exhibit A hereto are updated copies of each Schedule referenced in the Loan Agreement revised to include all information required to be provided therein with respect to, and only with respect to, the Additional Borrower. Each such Schedule shall be attached to the applicable schedule of the Loan Agreement, the applicable Loan Agreement shall be so supplemented thereby and on and after the date hereof all references in any Loan Document to any Schedule of the Loan Agreement shall mean such Schedule as so supplemented, provided, that any use of the term "as of the date hereof" or any term of similar import, in any provision of the Loan Agreement relating to the Additional Borrower or any of the information supplemented to such Schedule hereby, such term shall be deemed to refer to the effective date of this Joinder Agreement.

            2. Joinder of Additional Borrower to the Pledge Agreement. (a) By its execution of this Agreement, the Additional Borrower hereby (i) confirms that, after giving effect to the supplement to the schedules to the Pledge Agreement provided for in Section 2(b) below, each representation and warranty contained in Section 5 of the Pledge Agreement is true and correct as to the Additional Borrower as of the effective date of this Agreement, (ii) agrees that from and after the effective date of this Agreement it shall be an Pledgor under the Pledge Agreement as if it were a signatory thereto and shall be bound by all of the provisions thereof, and (iii) agrees that it shall comply with and be subject to all the terms, conditions, covenants, agreements and obligations set forth therein. The Additional Borrower hereby agrees that each reference to a "Pledgor" or the "Pledgors" in the Pledge Agreement shall include the Additional Borrower. The Additional Borrower acknowledges that it has received a copy of the Pledge Agreement and that it has read and understands the terms thereof.

                  (b) Schedules. Attached as Exhibit B hereto are updated copies of each Schedule referenced in the Pledge Agreement revised to include all information required to be provided therein with respect to, and only with respect to, the Additional Borrower. Each such Schedule shall be attached to the applicable schedule of the Pledge Agreement, the applicable Pledge Agreement shall be so supplemented thereby and on and after the date hereof all references in any Loan Document to any Schedule of the Pledge Agreement shall mean such Schedule as so supplemented, provided, that any use of the term "as of the date hereof" or any term of similar import, in any provision of the Pledge Agreement relating to the Additional Borrower or any of the information supplemented to such Schedule hereby, such term shall be deemed to refer to the effective date of this Joinder Agreement.

            3. Joinder of Additional Borrower to the Contribution Agreement. By its execution of this Agreement, the Additional Borrower hereby (i) confirms that the representations and warranties contained in Section 4 of the Contribution Agreement are true and correct as to the Additional Borrower as of the effective date of this Agreement, (ii) agrees that from and after the effective date of this Agreement it shall be an Obligor under the Contribution Agreement as if it were a signatory thereto and shall be bound by all of the provisions thereof, and (iii) agrees that it shall comply with and be subject to all the terms, conditions, covenants, agreements and obligations set forth therein. The Additional Borrower hereby agrees that each reference to an "Obligor" or the "Obligors" in the Contribution Agreement shall include the Additional Borrower. The Additional Borrower acknowledges that it has received a copy of the Contribution Agreement and that it has read and understands the terms thereof.

            4. Joinder of Additional Borrower to the Fee Letter. By its execution of this Agreement, the Additional Borrower hereby agrees that (a) from and after the effective date of this Agreement it shall be a Borrower under the Fee Letter as if it were a signatory thereto and shall be bound by all of the provisions thereof, and (b) it shall comply with and be subject to all the terms, conditions, covenants, agreements and obligations set forth therein. The Additional Borrower hereby agrees that each reference to a "Borrower" or "Borrowers" in the Fee Letter shall include the Additional Borrower. The Additional Borrower acknowledges that it has received a copy of the Fee Letter and that it has read and understands the terms thereof.

            5.    Effectiveness. This Agreement shall become effective upon:

                  (a) receipt by the Lender of an originally executed counterpart hereof;

                  (b) the filing by the Lender of one or more UCC-1 financing statements in such office or offices as may be necessary or, in the opinion of the Lender, desirable to perfect the security interests purported to be granted by the Additional Borrower to the Lender by this Agreement and the Loan Agreement;

                  (c) receipt by the Lender of a certificate dated as of a recent date of the appropriate official(s) of the states of incorporation and each state of foreign qualification of the Additional Borrower, certifying as to the good standing of, and the payment of taxes by, the Additional Borrower in such states and listing all charter documents of the Additional Borrower on file with such official(s);

                  (d) receipt by the Lender of a certificate dated as of the effective date of this Agreement from an Authorized Person of the Additional Borrower certifying (i) the names and true signatures of the officers of the Additional Borrower authorized to sign this Agreement and the other documents contemplated hereby, (ii) copies of the Governing Documents of the Additional Borrower, as amended, modified, or supplemented to the effective date of this Agreement and (iii) a copy of the resolutions adopted by the Board of Directors of the Additional Borrower, certified as of the effective date of this Agreement by authorized officers thereof, authorizing, among other things, the execution of this Agreement; and

                  (e) receipt by the Lender of such other agreements, instruments, approvals or other documents reasonably requested by the Lender in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by the Loan Agreement or otherwise to effect the intent that the Additional Borrower shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that, to the extent set forth in the Loan Agreement, all property and assets of such Person shall become Collateral for the Obligations.

            6. General Provisions. (a) Except as contemplated to be supplemented hereby, the Loan Agreement, the Pledge Agreement, the Contribution Agreement, the Fee Letter and each other Loan Document shall continue to be, and shall remain, in full force and effect. Except as expressly contemplated hereby, this Agreement shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Loan Agreement, the Pledge Agreement, the Contribution Agreement or the Fee Letter or (ii) to prejudice any right or rights which the Lender may now have or may have in the future under or in connection with the Loan Agreement, the Pledge Agreement, the Contribution Agreement, the Fee Letter or any of the instruments or agreements referred to therein, as the same may be amended or modified from time to time. It is understood and agreed that this Agreement shall constitute a "Loan Document" under the Loan Agreement and the other Loan Documents.

                  (b) Representations and Warranties. Each Borrower hereby confirms that as of the date hereof each representation and warranty made by it under the Loan Documents is true and correct in all material respects (except to the extent that such representation and warranty relates solely to an earlier date) and that no Default or Event of Default has occurred or is continuing under any Loan Document.

                  (c) Costs and Expenses. The Borrowers hereby jointly and severally agree to pay or reimburse the Lender for all of its reasonable and customary out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement including, without limitation, the reasonable fees and disbursements of counsel.

                  (d) Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  (e) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

                  IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by an officer thereunto duly authorized, as of the date first above written.

                                               MAYCO INDUSTRIES, INC.

                                               By: ___________________________
                                                   Name:
                                                   Title:

Acknowledged and Agreed to
this 30th day of September, 2004:

BORROWERS:

METALICO, INC.
METALICO-COLLEGE GROVE, INC.
HHP CORPORATION
METALICO-EVANS, INC.
METALICO-GRANITE CITY, INC.
WEST COAST SHOT, INC.
METALLICO LYELL ACQUISITIONS, INC.
LAKE ERIE RECYCLING CORP.
METALICO HARTFORD, INC.
SANTA ROSA LEAD PRODUCTS, INC.
BUFFALO HAULING CORP.
GULF COAST RECYCLING, INC.
METALICO ALUMINUM RECOVERY, INC.

By: _______________________________
    Name:
    Title:

CONSENTED TO THIS ___ DAY OF
SEPTEMBER, 2004:

WELLS FARGO FOOTHILL, INC., as Lender

By: _______________________________
    Name:
    Title: